As Filed Pursuant to Rule 424(b)(3)

Registration No. 333-253969

PROSPECTUS SUPPLEMENT NO. 11

To Prospectus Dated July 6, 2021

This prospectus supplement amends and supplements the prospectus dated July 6, 2021, as supplemented or amended from time to time (Prospectus), which forms a part of our Registration Statement on Form S-1 (No. 333-253969). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in CC Neuberger Principal Holdings I’s (now known as E2open Parent Holdings, Inc.) Annual Report on Form 10-K/A, filed with the U.S. Securities and Exchange Commission on April 18, 2022 (Annual Report). Accordingly, we have attached the Annual Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of (1) 13,799,972 shares of our Class A common stock, par value $0.0001 per share (Class A Common Stock) that may be issued upon exercise of warrants to purchase Class A common stock at an exercise price of $11.50 per share (Public Warrants) issued by CC Neuberger Principal Holdings I (CCNB1) in its initial public offering; (2) 10,280,000 shares of our Class A common stock that may be issued upon exercise of private placement warrants at an exercise price of $11.50 per share that were originally sold to CC Neuberger Principal Holdings Sponsor, LLC (Sponsor) in a private placement consummated simultaneously with CCNB1’s IPO (Private Placement Warrants); and (iii) up to an aggregate of 5,000,000 shares of our Class A Common Stock that may be issued upon the exercise of the forward purchase warrants at an exercise price of $11.50 per share that were issued to the Neuberger Berman Opportunistic Capital Solutions Master Fund LP (NBOKS) in connection with the closing of the Business Combination (as defined below), (Forward Purchase Warrants) and, together with the Public Warrants and Private Placement Warrants, the Warrants.

The Prospectus and this prospectus supplement also relate to the offer and sale, from time to time, by the selling securityholders named in the Prospectus (Selling Holders), or any of their permitted transferees, of (1) up to an aggregate of 10,280,000 shares of our Class A Common Stock underlying the Private Placement Warrants; (2) 5,000,000 shares of Class A Common Stock underlying the Forward Purchase Warrants; (3) 43,289,370 shares of Class A Common Stock issued in the combination of CCNB1 and E2open Holdings, LLC and its operating subsidiaries (E2open Holdings) on February 4, 2021 (Business Combination); (4) 8,120,367 shares of Class A Common Stock issuable upon conversion of an equal number of shares of our Series B-1 common stock, par value $0.0001 per share; (5) 3,372,184 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 common stock, par value $0.0001 per share; (6) 35,636,680 shares of Class A Common Stock issuable upon the exchange of common units representing limited liability company interests of E2open Holdings, which are non-voting, economic interests in E2open Holdings (Common Units) and the surrender and cancellation of a corresponding number of shares of Class V common stock, par value $0.0001 per share; (7) 7,007,281 shares of Class A Common Stock issuable upon (a) the conversion of restricted common units into Common Units and (b) the exchange of such Common Units and the surrender and cancellation of a corresponding number of shares of Class V common stock, par value $0.0001 per share; (8) 12,766,286 shares of Class A Common Stock held by the Sponsor and 83,714 shares held by CCNB1’s independent directors; (9) 69,500,000 shares of Class A Common Stock issued in a private placement to certain investors in exchange for $695.0 million (PIPE Investment) in connection with the Business Combination; (10) 6,830 shares of Class A Common Stock granted to one of our directors; and (11) 20,000,000 shares of Class A Common Stock issued to NBOKS for $200.0 million (Forward Purchase Shares) under the Forward Purchase Agreement in connection with the Business Combination. The aggregate number of shares of Class A Common Stock shall be adjusted to include any additional shares of Class A Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

Our Class A Common Stock and warrants trade on the New York Stock Exchange under the symbols “ETWO” and “ETWO-WT,” respectively. On April 18, 2022, the closing price of our common stock was $7.93 per share and the closing price of our warrants was $1.7292 per share.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves risks that are described in the Risk Factors section beginning on page 31 of the Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 19, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K/A

(Mark One)

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2020

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from      to

Commission File Number 001-39272

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

(Exact name of registrant as specified in its charter)

Delaware		86-1874570
(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)

9600 Great Hills Trail, Suite 300E Austin, TX		78759
(address of principal executive offices)		(zip code)
866-432-6736
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ETWO	The New York Stock Exchange
Warrants exercisable for one share of Class A common stock at an exercise price of 11.50	ETWO-WT	The New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act.  Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of

Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of June 30, 2020, the last business day of the registrant’s most recently completed second fiscal quarter, the aggregate market value of the Class A ordinary shares outstanding, other than shares held by persons who may be deemed affiliates of the registrant, computed by reference to the closing sales price for the Class A ordinary shares on June 30, 2020, as reported on the New York Stock Exchange, was approximately $416,898,000 (based on the closing sales price of the Class A ordinary shares on June 30, 2020 of $10.07). The Class A ordinary shares automatically converted into Class A common stock in connection with the Domestication, as defined herein.

As of April 12, 2022, 301,362,547 shares of Class A common stock, par value $0.0001, and 33,560,839 shares of Class V common stock, par value $0.0001, were issued and outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the Registrant’s Registration Statement on Form S-1 (No. 333-253969) are incorporated by reference in Part I of this Annual Report on Form 10K/A to the extent stated herein and filed as Exhibits 99.1, 99.2 and 99.3 of this Annual Report on Form 10-K/A.

i

CERTAIN TERMS

Unless otherwise stated in this Annual Report on Form 10-K (this “Report”), or the context otherwise requires, references to:

founder shares

are to the Class B ordinary shares initially issued to CC Neuberger Principal Holdings Sponsor, LLC in private placements prior to the initial public offering of CC Neuberger Principal Holdings I and the Class A ordinary shares that were issued upon the automatic conversion of the Class B ordinary shares at the time of the business combination with E2open Parent Holdings, Inc.

CCNB1	is to CC Neuberger Principal Holdings I
IPO	is to CCNB1's initial public offering of its units (consisting of one Class A ordinary share and one-third of one redeemable warrant) completed on April 28, 2020
private placement warrants	are to the warrants issued to CC Neuberger Principal Holdings Sponsor, LLC in a private placement simultaneously with the closing of the IPO of CCNB1
sponsor	is to CC Neuberger Principal Holdings Sponsor, LLC, a Delaware exempted limited liability company; and
we, us, Company, our Company, E2open	are to E2open Parent Holdings, Inc., a Delaware corporation

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Report, including, without limitation, statements under the headings “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial and business performance, implementation, market acceptance and success of our business model, our ability to expand the scope of our offerings, and our ability to comply with the extensive, complex and evolving regulatory requirements applicable to the healthcare industry. These statements are based on management’s current expectations, but actual results may differ materially due to various factors.

The forward-looking statements contained in this Report are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the Item 1A: “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under Item 1A: “Risk Factors” may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this Report. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this Report, those results or developments may not be indicative of results or developments in subsequent periods.

EXPLANATORY NOTES

BUSINESS COMBINATION

Prior to February 4, 2021, we were a blank check company formed for the purpose of effecting a merger, stock purchase, reorganization or similar acquisition or business combination with one or more businesses. As previously announced, on February 4, 2021, CCNB1 domesticated into a Delaware corporation (the “Domestication”) and consummated the acquisition of certain equity interests of E2open Holdings, LLC (“E2open Holdings”) as a result of a series of mergers pursuant to a Business Combination Agreement, dated as of October 14, 2020 (as amended or supplemented from time to time, the “Business Combination Agreement”) among CCNB1, Sonar Merger Sub I, LLC, a Delaware limited liability company (“Blocker Merger Sub 1”), Sonar Merger Sub II, LLC, a Delaware limited liability company (“Blocker Merger Sub 2”), Sonar Merger Sub III, LLC, a Delaware limited liability company (“Blocker Merger Sub 3”), Sonar Merger Sub IV, LLC, a Delaware limited liability company (“Blocker Merger Sub 4”), Sonar Merger Sub V, LLC, a Delaware limited liability company (“Blocker Merger Sub 5”), Sonar Merger Sub VI, LLC, a Delaware limited liability company (“Blocker Merger Sub 6,” and together with Blocker Merger Sub 1, Blocker Merger Sub 2, Blocker Merger Sub 3, Blocker Merger Sub 4 and Blocker Merger Sub 5, the “Blocker Merger Subs”), Insight (Cayman) IX Eagle Blocker, LLC, a Delaware limited liability company (“Insight Cayman Blocker”), Insight (Delaware) IX Eagle Blocker, LLC, a Delaware limited liability company (“Insight Delaware Blocker”), Insight GBCF (Cayman) Eagle Blocker, LLC, a Delaware limited liability company (“Insight GBCF Cayman Blocker”), Insight GBCF (Delaware) Eagle Blocker, LLC, a Delaware limited liability company

(“Insight GBCF Delaware Blocker”), Elliott Eagle JV LLC, a Delaware limited liability company (“Elliott Eagle Blocker”), PDI III E2open Blocker Corp., a Delaware corporation (“PDI Blocker,” and together with Insight Cayman Blocker, Insight Delaware Blocker, Insight GBCF Cayman Blocker, Insight GBCF Delaware Blocker, and Elliott Eagle Blocker, the “Blockers”), Elliott Associates, L.P., a Delaware limited partnership, Elliott International, L.P., a Cayman Islands limited partnership, Sonar Company Merger Sub, LLC a Delaware limited liability company (“Company Merger Sub,” and together with the Buyer and the Blocker Merger Subs, the “Buyer Parties”), E2open Holdings, and Insight Venture Partners, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker Owners and the Company Equityholders (the “Equityholder Representative”) (the Domestication and the transactions contemplated by the Business Combination Agreement, collectively, the “Business Combination”), following the approval of the shareholders of CCNB1 at an extraordinary general meeting held on February 2, 2021. Upon the completion of the Business Combination, we changed our name to “E2open Parent Holdings, Inc.” and the business of E2open became our business. Unless otherwise defined herein, capitalized terms used in this Report have the same meaning as set forth in the final prospectus (the “Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2021 by the registrant.

The Consideration

Pursuant to the terms of the Business Combination Agreement, the aggregate consideration for the Business

Combination (the “Business Combination”) payable or issuable by CCNB1 in exchange for the equity interests of E2open Holdings was: (i) with respect to the Blockers and holders of vested E2open Holdings options (which constituted all of the outstanding E2open Holdings options), a combination of cash consideration and shares of newly issued Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), shares of newly issued Series B-1 common stock, par value $0.0001 per share, of the Company (“Class B-1

Common Stock”), and shares of newly issued Series B-2 common stock, par value $0.0001 per share, of the Company (“Class B-2 Common Stock”), which shares of Class B-1 Common Stock and Class B-2 Common Stock are subject to performance-based vesting conditions equivalent to the RCUs (defined below) and restricted from transfer (subject to limited customary exceptions), (ii) with respect to unitholders (other than the Blockers), a combination of cash consideration and Common Units in E2open Holdings (each, an “E2open Unit” and the holders of such E2open Holdings Units, the “E2open Unitholders”) and a corresponding number of shares of Class V common stock, par value $0.0001 per share, of the Company (“E2open Class V Common Stock”), which has no economic value, but entitles the holder thereof to one vote per share and will be issued on a one-for-one basis for each E2open Holdings Unit, and Series 1 Restricted Common Units (“Series 1 RCUs”) and Series 2 Restricted Common Units (“Series 2 RCUs,” and together with Series 1 RCUs, the “RCUs”), which are subject to performance based vesting conditions as described herein and as set forth in the Third Amended and Restated Limited Liability Company Agreement of E2open Holdings (the “A&R Company LLCA”) entered into upon the Closing, and restricted from transfer (subject to limited customary exceptions).

In connection with the signing of the Business Combination Agreement, CCNB1 entered into subscription agreements (the “Subscription Agreements”) with certain investors, including equityholders of CCNB1 and E2open Holdings (the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and CCNB1 agreed to issue and sell to such investors, on the Closing Date, an aggregate of 69,500,000 shares of Class A common stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $695,000,000.

Immediately after giving effect to the Business Combination and the PIPE Investment, there were approximately 187,044,312 shares of Class A Common Stock outstanding, and in addition, there were approximately 35,636,680 shares of Class V Common Stock outstanding. These share numbers (i) exclude (a) 24,080,000 shares of Class A Common Stock subject to outstanding warrants of the Company, (b) 5,620,367 shares of Series B-1 Common Stock, (c) 4,397,557 shares of Series B-2 Common Stock and (d) 15,000,000 shares of Class A Common Stock reserved for issuance under the EIP.

The audited financial statements included herein are those of CCNB1 prior to the consummation of the Business Combination and the name change. Prior to the Business Combination, CCNB1 neither engaged in any operations nor generated any revenue. Until the Business Combination, based on CCNB1’s business activities, it was a “shell company” as defined under the Exchange Act.

RESTATEMENT

Included in this Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020 (the or this “Amendment”), the Company is restating (i) the unaudited financial statements for the three months ended June 30, 2020 and period from January 14, 2020 (inception) through June 30, 2020 and three months ended September 30, 2020 and period from January 14, 2020 (inception) through September 30, 2020, as well as (ii) the audited financial statements for the period from January 14, 2020 (inception) through December 31, 2020.

Background of Restatement

The Company has re-evaluated CCNB1's application of ASC 480-10-S99-3A to CCNB1's accounting classification of the redeemable outstanding Class A ordinary shares, par value $0.0001 per share (the “Public Shares”), issued as part of the units sold in CCNB1's IPO. Historically, a portion of the Class A ordinary shares were classified as permanent equity to maintain shareholders’ equity greater than $5 million on the basis that CCNB1 would not redeem its Class A ordinary shares in an amount that would cause its net tangible assets to be less than $5,000,001, as described in the CCNB1's amended and restated certificate of incorporation (the “Charter”). Pursuant to such re-evaluation, the Company’s management has determined that the Class A ordinary shares include certain provisions that require classification of all of the Class A ordinary shares as temporary equity regardless of the net tangible assets redemption limitation contained in the Charter. Effective with these financial statements, the Company also clarifies that the definition of net tangible assets includes both permanent equity and redeemable equity. In addition, in connection with the change in presentation for the Class A ordinary shares, the Company determined it should restate its earnings per share calculation to allocate income and losses pro rata between the two classes of shares. This presentation contemplates the Business Combination in which both classes of shares share pro rata in the income and losses of CCNB1.

Therefore, the Company’s management and the Audit Committee of the Company’s board of directors concluded that CCNB1's previously issued audited financial statements included in the Form 10-K for the fiscal year ended December 31, 2020 (“2020 Form 10-K”) and restated unaudited interim financial statements included in the 2020 Form 10-K as of June 30, 2020 and September 30, 2020 and for the (1) three months ended June 30, 2020, (2) period from January 14, 2020 (inception) through June 30, 2020, (3) three months ended September 30, 2020 and (4) period from January 14, 2020 (inception) through September 30, 2020 (collectively, the “Affected Periods”), should be restated to report all Class A ordinary shares as temporary equity and should no longer be relied upon. As such, the Company will restate CCNB1's financial statements for the Affected Periods in this Form 10-K/A and for CCNB1's audited financial statements included in the 2020 Form 10-K.

The restatement does not have an impact on CCNB1's cash position and cash held in the trust account established in connection with the IPO.

The Company’s management has concluded that a material weakness existed in CCNB1's internal control over financial reporting prior to the Business Combination and disclosure controls and procedures were not effective.

Items Amended

The Company is filing this Amendment to amend and restate the 2020 Form 10-K with modification as necessary to reflect the restatements. The following items have been amended to reflect the restatements:

Part I, Item 1.A, Risk Factors

Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations

Part II, Item 8. Financial Statements and Supplementary Data

Part II, Item 9.A. Controls and Procedures

In addition, the Company’s Chief Executive Officer and Chief Financial Officer have provided new certifications dated as of the date of this filing in connection with this Form 10-K/A (Exhibits 31.1, 31.2, 32.1 and 32.2).

Except as described above, no other information included in the Annual Report on Form 10-K of CCNB1 as of and for the period ended December 31, 2020, as filed with the SEC on May 5, 2021 (the “Original Filing”) is being

v

amended or updated by this Amendment, other than as described herein, this Amendment does not purport to reflect any information or events subsequent to the Original Filing. CCNB1 has not amended its previously filed Quarterly Report on Form 10-Q for the periods affected by the restatement. This Amendment continues to describe the conditions as of the date of the Original Filing and, except as expressly contained herein, CCNB1 has not updated, modified or supplemented the disclosures contained in the Original Filing. Accordingly, this Amendment should be read in conjunction with the Original Filing and the subsequent filings made with the SEC.

PART I

ITEM 1. BUSINESS

CCNB1 was a blank check company incorporated on January 14, 2020 (inception) as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company’s sponsor was CC Neuberger Principal Holdings I Sponsor LLC, a Delaware limited liability company.

On April 28, 2020, CCNB1 consummated the IPO of 41,400,000 units, including the issuance of 5,400,000 units as a result of the full exercise of the underwriters’ over-allotment option, at $10.00 per unit, generating gross proceeds of $414.0 million. Simultaneously with the closing of the IPO, CCNB1 consummated a private placement of 10,280,000 private placement warrants at a price of $1.00 per private placement warrant to the sponsor, generating gross proceeds of $10.280 million. Each private placement warrant is exercisable for one Class A ordinary share at a price of $11.50 per share. Upon the closing of the IPO and the private placement, $414.0 million ($10.00 per unit) of the net proceeds of the sale of the units in the IPO and certain of the proceeds from the sale of the private placement warrants was placed in a trust account established for the benefit of CCNB1’s public shareholders ("Trust Account"), until the earlier of: (i) the completion of a business combination and (ii) the distribution of the trust account. As of December 31, 2020, there was approximately $414.0 million held in the trust account.

Prior to the Business Combination, CCNB1 neither engaged in any operations nor generated any revenue. As described above in more detail under “Explanatory Note”, on February 4, 2021, E2open Holdings and CCNB1 completed the Business Combination contemplated by the Business Combination Agreement. Pursuant to the Business Combination Agreement, CCNB1 acquired a majority interest in E2open Holdings through a series of mergers, with E2open Holdings becoming a direct subsidiary of CCNB1. In connection with the completion of the Business Combination, CCNB1 changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware and changed its name to “E2open Parent Holdings, Inc.”

As of December 31, 2020 and prior to the Business Combination, CCNB1 had two executive officers and its executive offices were at 200 Park Avenue, 58th Floor, New York, New York 10166.

Following the completion of the Business Combination, the business of E2open became the Company’s business. The information regarding the Company’s business following the completion of the Business Combination set forth under the heading “Business” of the registrant’s Registration Statement on Form S-1 (No. 333-253969) is incorporated herein by reference and filed as Exhibit 99.1 to this Report.

Available Information

Following the Business Combination, the Company maintains a website at www.e2open.com. The information on the Company’s website is not incorporated by reference in this Form 10-K. The Company makes available, free of charge through its website, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 3(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company electronically files such material with, or furnishes such material to, the Commission. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the Commission. The address of the Commission’s website is www.sec.gov.

Recent Developments

Business Combination Completed

On February 4, 2021, CCNB1 consummated the Business Combination pursuant to the terms of the Business Combination Agreement, which, among other things, provided for (i) the Domestication of CCNB1 to a Delaware corporation under the name “E2open Parent Holdings, Inc.”, (ii) the merger of each Blocker Merger Sub with and into its respective Blocker, with each Blocker being the surviving company of such merger, (iii) then, the mergers of each surviving Blocker with and into the Company, with the Company surviving such mergers, and (iv) following

1

such Blocker mergers and as part of the same transaction, Company Merger Sub merged with and into E2open Holdings, with E2open Holdings surviving such merger as a subsidiary of the Company. In connection with the Business Combination, CCNB1 changed its name to E2open Parent Holdings, Inc. and the New York Stock Exchange ticker symbols for its Class A Common Stock and warrants to “ETWO” and “ETWO WS,” respectively.

Refinancing

On February 4, 2021, E2open, LLC, a subsidiary of the Company, entered into a credit agreement (the “Credit Agreement”), as borrower, with the lenders party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent. The Credit Agreement is guaranteed by E2open Intermediate, LLC and certain wholly owned subsidiaries of E2open, LLC, as guarantors (together with E2open, LLC, the “Loan Parties”), and is supported by a security interest in substantially all of the Loan Parties’ personal property and assets.

The Credit Agreement provides for $75 million in commitments for revolving credit loans with a $15 million letter of credit sublimit. The Credit Agreement also provides for $525 million in term loans payable in quarterly installments of $1,312,500 beginning in August 2021 and payable in full on February 4, 2028. In addition, the Credit Agreement provides E2open, LLC the ability to request increases in the revolving commitments and additional term loan facilities, in a minimum amount of $2 million for each facility. Borrowings under the initial term loans were used to directly or indirectly finance (a) the Business Combination, (b) the incurrence of the credit facilities and the funding of the initial term loans under the Credit Agreement on the Closing Date, (c) the repayment of all existing indebtedness of E2open, LLC under its existing credit facilities in connection with the consummation of the Business Combination, (d) the consummation of the other transactions contemplated by the Credit Agreement on the Closing Date, (e) the consummation of any other transactions in connection with the foregoing and (f) the payment of all fees, premiums, costs and expenses related thereto (and to fund any original issue discount or upfront fees payable in connection therewith). Though permitted, no borrowings of revolving loans were made on the Closing Date.

ITEM 1A. RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this Annual Report on Form 10-K and the prospectus associated with our initial public offering, before making a decision to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Summary of Principal Risk Factors

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If we are unable to sell products to new customers or to sell additional products or upgrades to our existing customers, it could adversely affect our revenue growth and operating results.
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We face intense competition, and our failure to compete successfully would make it difficult for us to add and retain customers and would impede the growth of our business.
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Because our long-term success depends on our ability to operate our business internationally and increase sales of our products to customers located outside of the United States, our business is susceptible to risks associated with international operations.
•
The ongoing COVID-19 pandemic, including the resulting global economic uncertainty, measures taken in response to the pandemic and changes to the way our customers are operating their businesses, could materially impact our business and future results of operations and financial condition.
•
We are subject to various global data privacy and security regulations, which could result in additional costs and liabilities to us.

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Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our platform and could harm our business.
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Evolving government regulations and enforcement activities may require increased costs or adversely affect our results of operations.
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Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or customers, or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.
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We may be subject to litigation for any of a variety of claims, which could adversely affect our business, results of operations, and financial condition.
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We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

Risks Related to Our Business and Operations

Prior to February 4, 2021, we were a blank check company formed for the purpose of effecting a merger, stock purchase, reorganization or similar acquisition or business combination with one or more businesses. On February 4, 2021, we completed the Business Combination pursuant to the Business Combination Agreement that we entered into with E2open Holdings and certain other parties thereto. Upon the completion of the Business Combination, we changed our name to “E2open Parent Holdings, Inc.” and the business of E2open became our business.

The risks regarding our business and operations, indebtedness and ownership of our securities following the completion of the Business Combination set forth under the heading “Risk Factors” of the registrant’s Registration Statement on Form S-1 (No. 333-253969) is incorporated herein by reference and filed as Exhibit 99.2 to this Report.

In this Amendment, we reached a determination to restate certain previously issued financial statements of CCNB1 to correct the accounting treatment for the Company’s warrants and redeemable securities.

In this Amendment, we reached a determination to restate certain previously issued financial statements of CCNB1 and related disclosures for the periods disclosed in order to correct CCNB1's accounting classification of the redeemable outstanding Class A ordinary shares, par value $0.0001 per share, issued as part of the units sold in CCNB1's IPO. See “Restatement” above for further information. In addition, management has concluded that the Company’s disclosure controls and procedures were not effective as of December 31, 2020 and that the Company’s internal control over financial reporting was not effective as of December 31, 2020 solely as a result of a material weakness in controls related to the accounting for the Company’s warrants and the forward purchase agreement.

As described elsewhere in this Amendment, we have identified a material weakness in our internal control over financial reporting related to CCNB1's application of ASC 480-10-S99-3A to its accounting classification of the Public Shares. As a result of this material weakness, our management has concluded that CCNB1's internal control over financial reporting was not effective as of December 31, 2020. Historically, a portion of the Public Shares was classified as permanent equity to maintain shareholders’ equity greater than $5 million on the basis that CCNB1 would not redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001, as described in the Charter. Pursuant to the Company’s re-evaluation of CCNB1's application of ASC 480-10-S99-3A to its accounting classification of the Public Shares, the Company’s management determined that the Public Shares include certain provisions that require classification of all the Public Shares as temporary equity regardless of the net tangible assets redemption limitation contained in the Charter. Effective with these financial statements, the Company also clarified that the definition of net tangible assets includes both permanent equity and temporary equity. For a discussion of management’s consideration of the material weakness identified related to CCNB1's application of ASC 480-10-S99-3A to its accounting classification of the Public Share, see “Note 3” and “Note 11” to the accompanying financial statements, as well as Part II, Item 9A: Controls and Procedures included in this Report.

As a result, we have incurred unanticipated costs for accounting and legal fees in connection with or related to the restatement, and may become subject to additional risks and uncertainties related to the restatement, such as a

3

negative impact on investor confidence in the accuracy of our financial disclosures (or in SPACs or former SPAC companies in general), and may raise reputational risks for our business.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None.

ITEM 2. PROPERTIES

Our corporate headquarters is located at 9600 Great Hills Trail, Suite 300E, Austin, TX 78759. In response to the COVID-19 pandemic, we have temporarily closed all of our offices, enabled our employees to work remotely and implemented travel restrictions for all non-essential business in a manner consistent with local standards and risks.

ITEM 3. LEGAL PROCEEDINGS

We are subject to various legal proceedings, claims, and governmental audits that arise in the ordinary course of our business. Although the outcomes of these claims cannot be predicted with certainty, in the opinion of management, the ultimate resolution of these matters would not be expected to have a material effect on our financial position, results of operations, or cash flows.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

(a)
Market Information

The CCNB1 Class A ordinary shares, units, and warrants were historically traded on the NYSE under the symbols “PCPL,” and “PCPL WS,” respectively. In connection with the Domestication, the PCPL Class A ordinary shares converted into shares of Class A common stock on a one-for-one basis. On February 4, 2021, our Class A common stock and Warrants were listed on the NYSE under the new trading symbols of “ETWO” and “ETWO-WS,” respectively.

(b)
Holders

On December 31, 2020, there was 1 holder of record for our units, 1 holder of record for our shares of Class A common stock, 3 holders of our shares of Class B common stock and 2 holders of our warrants.

(c)
Dividends

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of an initial business combination.

(d)
Securities Authorized for Issuance Under Equity Compensation Plans

None.

(e)
Performance Graph

Not applicable.

(f)
Recent Sales of Unregistered Securities; Use of Proceeds from Registered Offerings

The disclosure set forth in “Explanatory Note” above is incorporated herein by reference. The securities issued in connection with the Business Combination, Forward Purchase Agreement and PIPE Investment were not

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registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

(g)
Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

ITEM 6. SELECTED FINANCIAL DATA

Not applicable.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF CCNB1’S FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References to the “Company,” “our,” “us” or “we” in this section refer to CCNB1 prior to the Business Combination. The following discussion and analysis of the Company’s financial condition and results of operations for the year ended December 31, 2020 should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this Report. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” has been amended and restated to give effect to the restatement of our financial statements, as more fully described in Note 3 to our financial statements entitled “Restatement of Financial Statements”. For further detail regarding the restatement, see “Explanatory Note” and “Item 9A. Controls and Procedures.”

In this Amendment to the Annual Report on Form 10-K of CC Neuberger Principal Holdings I (the “Company”) for the period ended December 31, 2020, we are restating the audited financial statements as of December 31, 2020, and restated unaudited interim financial statements included in the 2020 Form 10-K as of June 30, 2020 and September 30, 2020 and for the (i) three months ended June 30, 2020, (ii) period from January 14, 2020 (inception) through June 30, 2020, (iii) three months ended September 30, 2020 and (iv) period from January 14, 2020 (inception) through September 30, 2020 and (collectively, the “Affected Periods”).

We have re-evaluated CCNB1's application of ASC 480-10-S99-3A to CCNB1's accounting classification of the outstanding Class A ordinary shares, par value $0.0001 per share, issued as part of the units sold in CCNB1's initial public offering on April 28, 2020. Historically, a portion of the Class A ordinary shares were classified as permanent equity to maintain shareholders’ equity greater than $5 million on the basis that CCNB1 would not redeem its Class A ordinary shares in an amount that would cause its net tangible assets to be less than $5,000,001, as described in its amended and restated certificate of incorporation (the “Charter”). Pursuant to such reevaluation, our management determined that the Class A ordinary shares include certain provisions that require classification of all of the Class A ordinary shares as temporary equity regardless of the net tangible assets redemption limitation contained in the Charter. Effective with these financial statements, we also clarified that the definition of net tangible assets includes both permanent equity and redeemable equity. In addition, in connection with the change in presentation of the Class A ordinary shares, we determined to restate the earnings per share calculation to allocate income and losses shares pro rata between the two classes of shares. This presentation contemplates the Business Combination in which both classes of shares share pro rate in the income and losses of CCNB1.

Therefore, our management and the Audit Committee concluded that our previously issued (i) audited financial statements as previously revised in the 2020 Form 10-K, (ii) unaudited interim financial statements as previously revised in the 2020 Form 10-K; (iii) unaudited interim financial statements included in CCNB1's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 and (iv) unaudited interim financial statements included in CCNB1's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 should be restated to report all Class A ordinary shares as temporary equity and should no longer be relied upon. As such, the Company will restate all financial statements for the Affected Periods in this Form 10-K/A and for the audited financial statements included in the 2020 Form 10-K/A.

The restatement does not have an impact on CCNB1's cash position and cash held in the Trust Account.

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Our management has concluded that in light of the classification error described above, a material weakness exists in CCNB1's internal control over financial reporting and that the disclosure controls and procedures were not effective.

In connection with the restatement, our management reassessed the effectiveness of CCNB1's disclosure controls and procedures for the periods affected by the restatement. As a result of that reassessment, we determined that CCNB1's disclosure controls and procedures for such periods were not effective with respect to the internal controls around the proper accounting and classification of complex financial instruments. For more information, see Part II, Item 9A, Controls and Procedures included in this Annual Report on Form 10-K/A.

We have not amended CCNB1's previously filed Quarterly Reports on Form 10-Q for the period affected by the restatement as the financial information that has been previously filed or otherwise reported for these periods is superseded by the information in the 2020 Form 10-K, and the financial statements and related financial information contained in such previously filed reports should no longer be relied upon.

The restatement is more fully described in Note 3 and Note 11 of the notes to the financial statements included herein.

Overview

We were incorporated as a blank check company incorporated on January 14, 2020 (inception) as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that we have not yet identified (“Business Combination”). Although we are not limited to a particular industry or geographic region for purposes of consummating a Business Combination, we intend to focus in the financial, technology and business services sectors. Our sponsor is CC Neuberger Principal Holdings I Sponsor LLC, a Delaware limited liability company (“Sponsor”).

The registration statement for our Initial Public Offering was declared effective on April 23, 2020. On April 28, 2020, we consummated its IPO of 41,400,000 Units, including 5,400,000 additional Units to cover over-allotments, at $10.00 per Unit, generating gross proceeds of $414.0 million, and incurring offering costs of approximately $24.5 million, inclusive of approximately $14.5 million in deferred underwriting commissions and approximately $0.9 million in deferred legal fees. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment.

Simultaneously with the closing of the IPO, we consummated the Private Placement of 10,280,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of approximately $10.3 million.

Upon the closing of the IPO and the Private Placement, $414.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in the Trust Account and invested in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by us, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below. Our management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the Private Placement, although substantially all of the net proceeds are intended to be applied toward identifying and consummating an initial Business Combination.

If we had been unable to complete a Business Combination within 24 months from the closing of the IPO, or April 28, 2022 (the “Combination Period”), we would (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes paid or payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Cayman

6

Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason prior to the consummation of the initial Business Combination, we will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than 10 business days thereafter, subject to applicable Cayman Islands law.

Consummated Business Combination

On February 4, 2021, the Company domesticated into a Delaware corporation and consummated the Business Combination. See “Explanatory Note”.

Results of Operations

Our entire activity since inception through December 31, 2020 related to our formation, the preparation for the IPO, and since the closing of the IPO, the search for a prospective initial Business Combination. We have neither engaged in any operations nor generated any revenues to date. We will not generate any operating revenues until after completion of our initial Business Combination. We will generate nonoperating income in the form of interest income on cash and cash equivalents. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the period from January 14, 2020 (inception) through December 31, 2020, we had net loss of approximately $71.3 million, which consisted of a $37.9 million loss from the change in the fair value of the derivative liabilities, a $28.1 million loss from the change in fair value of the Forward Purchase Agreement, initial offering costs of $1.4 million and $3.9 million in general and administrative costs, offset by approximately $50,000 in net gain earned on investments held in the Trust Account.

Liquidity and Capital Resources

As of December 31, 2020, we had approximately $455,000 in our operating bank account and a working capital deficit of approximately $2.7 million.

Our liquidity needs through December 31, 2020 were satisfied through receipt of a $25,000 capital contribution from our Sponsor in exchange for the issuance of the Founder Shares to our Sponsor, loans from our Sponsor of approximately $125,000 under a promissory note (the “Note”) to cover for offering costs in connection with the Initial Public Offering, and the proceeds from the consummation of the Private Placement not held in the Trust Account. We repaid the Note on May 29, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, our Sponsor or an affiliate of our Sponsor, or certain of our officers and directors may, but are not obligated to, provide us Working Capital Loans. As of December 31, 2020, there were no amounts outstanding under any Working Capital Loan.

Upon the closing of the IPO and the Private Placement, $414.0 million of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in the Trust Account and invested in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by us, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below. The investments in money market funds held in Trust Account are generally convertible to cash within the Trust Account on a same-day basis.

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or its results of its operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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Related Party Transactions

Founder Shares

On January 16, 2020, we issued 2,875,000 Class B ordinary shares to our Sponsor (the “Founder Shares”) in exchange for a payment of $25,000 for offering costs made by our Sponsor on behalf of our company. On March 6, 2020, we effected a share capitalization resulting in our Sponsor holding an aggregate of 13,625,000 founder shares. On March 6, 2020, our Sponsor transferred 50,000 Founder Shares to each of Keith W. Abell and Eva F. Huston, our independent director nominees. On April 23, 2020, we effected a share capitalization resulting in an aggregate of 15,350,000 Founder Shares issued and outstanding. As of December 31, 2020, our Sponsor owned an aggregate of 15,250,000 Class B ordinary shares and the independent directors, collectively, owned an aggregate of 100,000 Class B ordinary shares. All shares and the associated amounts have been retroactively restated to reflect the aforementioned share capitalization. On April 24, 2020, the underwriters exercised their 15% over-allotment option in full; thus, the Founder Shares were no longer subject to forfeiture.

The initial shareholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination or (ii) the date on which we complete a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the initial shareholders with respect to any Founder Shares. Notwithstanding the foregoing, if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lock-up.

Related Party Loans

On January 16, 2020, our Sponsor agreed to loan us up to $300,000 to be used for the payment of costs related to the Initial Public Offering pursuant to the Note. The Note is non-interest bearing, unsecured and due upon the closing of the Initial Public Offering. We borrowed approximately $125,000 under the Note. On May 29, 2020, we repaid the Note to the Sponsor in full.

In addition, in order to finance transaction costs in connection with a Business Combination, our Sponsor or an affiliate of our Sponsor, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required (“Working Capital Loans”). If we complete a Business Combination, we would repay the Working Capital Loans out of the proceeds of the Trust Account released to us. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, we may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. We did not have any borrowings under the Working Capital Loans as of December 31, 2020.

Forward Purchase Agreement

In connection with the consummation of the Initial Public Offering, we entered into the Forward Purchase Agreement with Neuberger Berman Opportunistic Capital Solutions Master Fund LP (“NBOKS”), a member of our Sponsor, which provides for the purchase of up to $200,000,000 of units, with each unit consisting of one Class A ordinary share (the “Forward Purchase Shares”) and one-fourth of one warrant to purchase one Class A ordinary share at $11.50 per share (the “Forward Purchase Warrants”), for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of the initial Business Combination. The Forward Purchase Agreement allows NBOKS to be excused from its purchase obligation in connection with a specific business

8

combination if NBOKS does not have sufficient committed capital allocated to the Forward Purchase Agreement to fulfill its funding obligations under such Forward Purchase Agreement in respect of such business combination. Prior to an initial Business Combination, NBOKS intends to raise additional committed capital such that the condition described in the preceding sentence is met, but there can be no assurance that additional capital will be available. The obligations under the Forward Purchase Agreement do not depend on whether any Class A ordinary shares are redeemed by the public shareholders. The Forward Purchase Shares and Forward Purchase Warrants will be issued only in connection with the closing of the initial Business Combination. The proceeds from the sale of Forward Purchase Shares may be used as part of the consideration to the sellers in the initial Business Combination, expenses in connection with the initial Business Combination or for working capital in the post-transaction company.

Contractual Obligations

Registration and Shareholder Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. However, the registration and shareholder rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. We will bear the expenses incurred in connection with the filing of any such registration statements.

Pursuant to the Forward Purchase Agreement, we have agreed to use our reasonable best efforts (i) to file within 30 days after the closing of a Business Combination a registration statement with the SEC for a secondary offering of the Forward Purchase Shares and the Forward Purchase Warrants (and underlying Class A ordinary shares), (ii) to cause such registration statement to be declared effective promptly thereafter but in no event later than sixty (60) days after the initial filing, (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which NBOKS or its assignees cease to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and (iv) after such registration statement is declared effective, cause us to conduct firm commitment underwritten offerings, subject to certain limitations. In addition, the Forward Purchase Agreement provides that these holders will have certain “piggy-back” registration rights to include their securities in other registration statements filed by the Company.

Underwriting Agreement

We granted the underwriters a 45-day option from the date of the final prospectus to purchase up to 5,400,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. On April 24, 2020, the underwriters fully exercised their over-allotment option.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or approximately $8.3 million, paid upon the closing of the Initial Public Offering. In addition, the underwriters will be entitled to a deferred underwriting commission of $0.35 per unit, or approximately $14.5 million. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete a Business Combination, subject to the terms of the underwriting agreement.

Deferred Legal Fees

We obtained legal advisory services from two legal counsel firms in connection with the Initial Public Offering and agreed to pay their fees upon the consummation of the initial Business Combination. As of December 31, 2020, we recorded approximately $0.9 million in deferred legal fees in connection with such agreements in the accompanying balance sheet.

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Critical Accounting Policies

This management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in our financial statements. On an ongoing basis, we evaluate our estimates and judgments, including those related to fair value of financial instruments and accrued expenses. We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The company has identified the following as its critical accounting policies:

Investments Held in Trust Account

The Company’s portfolio of investments is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net gain on investments held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information, other than for investments in open-ended money market funds with published daily net asset values (“NAV”), in which case the Company uses NAV as a practical expedient to fair value. The NAV on these investments is typically held constant at $1.00 per unit.

Derivative Liabilities

We have public and private placement warrants as well as warrants available under the Forward Purchase Agreement. We classify as equity any equity-linked contracts that (i) require physical settlement or net-share settlement or (ii) give us a choice of net-cash settlement or settlement in our own shares (physical settlement or net-share settlement). We classify as assets or liabilities any equity-linked contracts that (i) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside our control) or (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

For equity-linked contracts that are classified as liabilities, we record the fair value of the equity-linked contracts at each balance sheet date and record the change in the statements of operations as a (gain) loss on change in fair value of derivative liabilities. Our public warrant liability is valued using a binomial lattice pricing model. Our Private Placement Warrants are valued using a binomial lattice pricing model when the warrants are subject to the make-whole table, or otherwise are valued using a Black-Scholes pricing model. Our Forward Purchase Agreement is valued utilizing observable market prices for public shares and warrants, relative to the present value of contractual cash proceeds, each adjusted for the probability of executing a successful business combination. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend rate, expiration dates and risk-free rates.

The estimates used to calculate the fair value of our derivative liabilities changes at each balance sheet date based on our stock price and other assumptions described above. If our assumptions change or we experience significant volatility in our stock price or interest rates, the fair value calculated from one balance sheet period to the next could be materially different.

Class A Ordinary Shares Subject to Possible Redemption

Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all

10

other times, Class A ordinary shares are classified as shareholders’ deficit. Our Class A ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2020, 41,400,000 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheet.

Effective with the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount, which, resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Net Income (Loss) Per Ordinary Share

We have two classes of shares: Class A ordinary shares and Class B ordinary shares. Income and loss are shares pro rata between the two classes of shares. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted-average number of ordinary shares outstanding during the period. We have not considered the effect of the warrants sold in the Initial Public Offering and the Private Placement to purchase an aggregate of 24,080,000 of our Class A ordinary shares in the calculation of diluted net income (loss) per share, because their exercise is contingent upon future events and their inclusion would be antidilutive under the treasury stock method. As a result, diluted net income (loss) per share is the same as basic net income (loss) per share from January 14, 2020 (inception) through December 31, 2020. Accretion associated with Class A ordinary shares subject to redemption is excluded from earnings per share as the redemption value approximates fair value.

Recent Accounting Pronouncements

Our management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Off-Balance Sheet Arrangements

As of December 31, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” under the JOBS Act and are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We elected to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

As an “emerging growth company”, we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

Financial Statements and Supplementary Data

Reference is made to Pages F-1 through F-32 comprising a portion of this Annual Report in Form 10-K.

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ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to Pages F-1 through F-32 comprising a portion of this Report.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

We have disclosure controls and procedures in place to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. These controls and procedures are accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer evaluated the effectiveness of the disclosure controls and procedures as of December 31, 2020. Based upon this evaluation, the Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective as of December 31, 2020, due solely to the material weakness in our internal control over financial reporting related to accounting for complex equity and equity-linked instruments described below in “Management’s Report on Internal Control over Financial Reporting.” In light of this material weakness, we performed additional analysis as deemed necessary to ensure that our financial statements were prepared in accordance with U.S. generally accepted accounting principles. Accordingly, management believes that the financial statements included in this Annual Report on Form 10-K/A present fairly in all material respects our financial position, results of operations and cash flows for the period presented.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f). Under the supervision of the Chief Executive Officer and Chief Financial Officer, management conducted an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2020 based on the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in “Internal Control — Integrated Framework”. Based on that evaluation, management has concluded that our internal control over financial reporting was not effective as of December 31, 2020 solely as a result of a material weakness in controls related to the accounting for the redeemable Class A ordinary shares and warrants issued in connection with our initial public offering as more fully described in Note 3 and Note 11 of the notes to the financial statements included herein.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting, as such term is defined in Rules 13A-15(f) under the Exchange Act, during the fiscal year ended December 31, 2020 covered by this Annual Report on Form 10-K/A that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting except as noted below. Subsequent to the period covered by this Annual Report on Form 10-K, we completed a Business Combination, and in connection therewith a new board of directors was elected, which appointed new members of the board’s Audit Committee and new members of management.

During the initial Annual Report on Form 10-K, the Company responded to a new public statement on warrants issued by the SEC, changing its accounting policy to classify the Company’s warrant obligations as liabilities.

12

The Company, in consultation with the Audit Committee, concluded that the Company's previously issued financial statements should be restated to report all Public Shares as temporary equity and modify its earnings per share calculations to allocate net income and loss pro rata between the two classes of shares. Historically, a portion of the Public Shares were classified as permanent equity to maintain shareholders' equity greater than $5 million on the basis that the Company would not redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001, as described in the Company's Charter. Pursuant to such re-evaluation, the Company's management determined that the Public Shares included certain provisions that require classification of all the Public Shares as temporary equity regardless of the net tangible assets redemption limitation contained in the Charter. Effective with these financial statements, the Company also clarified that the definition of net tangible assets includes both permanent and temporary equity. In addition, in connection with the change in presentation for the Public Shares, the Company determined it should restate its earnings per share calculation to allocate net income and loss pro rata between the two classes of shares. This presentation contemplates the Business Combination in which both classes of shares share pro rata in the income and losses of the Company.

The Company has expanded and improved its review process for complex securities and related accounting standards to remediate this material weakness. The Company has improved this process by enhancing access to accounting literature, identification of third party professionals with whom to consult regarding complex accounting applications, and consideration of additional staff with the requisite experience and training to supplement existing accounting professionals.

Attestation Report of the Registered Public Accounting Firm

This Annual Report on Form 10-K does not include an attestation report of our registered public accounting firm due to a transition period established by SEC rules for newly public companies.

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The information required by this Item is set forth under heading “Management” of the registrant’s Registration Statement on Form S-1 (333-253969) and is incorporated herein by reference and filed as Exhibit 99.3 of this Report.

Delinquent Section 16(a) Reports

Based solely upon its review of Forms 3 and 4 received by it, and written representations from certain reporting persons about whether any Form 5 filings were required, the Company believes that during 2020, all filing requirements applicable to its officers, directors and ten percent stockholders were complied with.

Code of Ethics

The Company has adopted a Code of Ethics within the meaning of Item 406 of Regulation S-K of the Exchange Act that applies to all of its directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions. The Code of Ethics is available free of charge on our website www.e2open.com. The Company will also provide a printed version of the Code of Ethics to any shareholder who requests it. The Company intends to disclose any amendments to its Code of Ethics by posting such information on its website. Any waivers of the Company’s Code of Ethics applicable to the Company’s directors, principal executive officer, principal financial officer, principal accounting officer or controller and other persons who perform similar functions will be disclosed on the Company’s website or by filing a Form 8-K, as required.

Stockholder Nominations

The Company’s Bylaws require that, for nominations of directors or other business to be properly brought before an Annual Meeting, written notice of such nomination or proposal for other business must be furnished to the Company. Such notice must contain certain information concerning the nominating or proposing stockholder and

13

information concerning the nominee and must be furnished by the stockholder (who must be entitled to vote at the meeting) to the Secretary of the Company. The applicable provisions of the By-Laws are set forth in Exhibit 3.3 to this Annual Report on Form 10-K. The Company held a special meeting in lieu of its Annual Meeting in February 2021. The Company has not yet announced the date of its Annual Meeting for 2022.

ITEM 11. EXECUTIVE COMPENSATION

Officer and Director Compensation

The information required by this Item is set forth under heading “Executive Compensation” of the registrant’s Registration Statement on Form S-1 (333-253969) and is incorporated herein by reference and filed as Exhibit 99.3 of this Report.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The information required by this Item is set forth under heading “Beneficial Ownership of Securities” of the registrant’s Registration Statement on Form S-1 (333-253969) and is incorporated herein by reference and filed as Exhibit 99.3 of this Report.

Equity Compensation Plan Information

Not applicable as of December 31, 2020.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The information required by this Item is set forth under heading “Certain Relationships and Related Party Transactions” of the registrant’s Registration Statement on Form S-1 (333-253969) and is incorporated herein by reference and filed as Exhibit 99.3 of this Report.

PART IV

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

Principal Accounting Fees and Services

The following is a summary of fees paid to WithumSmith+Brown, PC, for services rendered.

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements, reviews of our quarterly financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings. The aggregate fees billed by WithumSmith+Brown, PC for audit fees, inclusive of required filings with the SEC for the period from January 14, 2020 (inception) through December 31, 2020, and of services rendered in connection with our initial public offering, totaled approximately $85,000.

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. We did not pay WithumSmith+Brown, PC any audit-related fees during the period from January 14, 2020 (inception) through December 31, 2020.

Tax Fees. Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice. We did not pay WithumSmith+Brown, PC any tax fees during the period from January 14, 2020 (inception) through December 31, 2020.

All Other Fees. All other fees consist of fees billed for all other services. We did not pay WithumSmith+Brown, PC any other fees during the period from January 14, 2020 (inception) through December 31, 2020.

14

The Audit Committee’s policy is to pre-approve all audit and permitted non-audit and tax services provided by the independent auditors. Pre-approval is generally provided for up to one year, and any such pre-approval is detailed as to the particular service or category of services. The independent auditors and management are required periodically to report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. As described above, no services were provided by the independent auditors during fiscal year 2020 under the categories Audit-Related Fees, Tax Fees and All Other Fees.

ITEM 15. EXHIBITS, FINANCIAL STATEMENTS SCHEDULES

(a) The following documents are filed as part of this Form 10-K:

(1) Financial Statements:

(a) The following documents are filed as part of this Annual Report:

(1)
Financial Statements
(2)
Exhibits
(1)
Financial Statement Schedules:

None.

(2)
Exhibits

We hereby file as part of this Report the exhibits listed in the attached Exhibit Index. Exhibits which are incorporated herein by reference can be obtained from the SEC’s website at www.sec.gov.

Exhibit No.	Description
2.1	Business Combination Agreement by and among the Registrant and the parties named therein.(1)†
3.1	Certificate of Corporate Domestication of CC Neuberger Principal Holdings 1.(2)
3.2	Certificate of E2open Parent Holdings, Inc.(2)
3.3	By-Laws of E2open Parent Holdings, Inc.(2)
4.1	Specimen Warrant Certificate of CCNB1 (incorporated by reference to Exhibit 4.3 of CCBN1’s Form S-1/A (File No. 333-236974), filed with the Commission on April 21, 2020).(2)
4.2

Warrant Agreement, dated April 28, 2020, between Continental Stock Transfer & Trust Company and CCNB1 (incorporated by reference to Exhibit 4.1 of CCNB1’s Form 8-K (File No. 001-39272), filed with the Commission on April 28, 2020).(2)

4.3	Description of Registered Securities. (3)
10.1

Third Amended and Restated Limited Liability Company Agreement of E2open Holdings, LLC, dated as of February 4, 2021, by and among E2open Parent Holdings, Inc. and each other person who is or at any time becomes a member of E2open Holdings, LLC.(2)

10.2

Tax Receivable Agreement, dated of February 4, 2021, by and among E2open Parent Holdings, Inc., and Insight E2open Aggregator, LLC as the TRA Party Representative and each other person who is or at any time becomes a party thereto.(2)†

10.3

Investor Rights Agreement, dated as of February 4, 2021, by and among E2open Parent Holdings, Inc., the Equityholders, CC Neuberger Principal Holdings I Sponsor LLC, CC NB Sponsor 1 Holdings LLC, Neuberger Berman Opportunistic Capital Solutions Master Fund LP, Eva F. Huston and Keith W. Abell.(2)

10.4	Form of Indemnification Agreement, dated as of February 4, 2021, by and among E2open Parent Holdings, Inc. and the director or officer named therein.(2)
10.5	Form of Lock Up Agreement, dated as of February 4, 2021, by and among E2open Parent Holdings, Inc. and the individual named therein.(2)
10.6	Credit Agreement, dated as of February 4, 2021, by and among E2open, LLC, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent.(2)
10.7

Form of Forward Purchase Agreement between the Company and the investor named therein (incorporated by reference to Exhibit 10.9 of CCNB1’s Form S-1 (File No. 333-236974), filed with the SEC on April 21, 2020).

15

10.8	E2open Parent Holdings, Inc. 2021 Omnibus Incentive Plan and forms of award agreements thereunder.(2)+
10.9	Stock Award Grant Notice (2021 Omnibus Incentive Plan), dated as of February 4, 2021, by and among E2open Parent Holdings, Inc. and Tim Maudlin.(2)
23.1	Power of Attorney (included on signature page of this Annual Report).*
31.1	Certification of the Chief Executive Officer required by Rule 13a-14(a) or Rule 15d-14(a).*
31.2	Certification of the Chief Financial Officer required by Rule 13a-14(a) or Rule 15d-14(a).*
32.1	Certification of the Chief Executive Officer required by Rule 13a-14(b) or Rule 15d-14(b) and 18 U.S.C. 1350**
32.2	Certification of the Chief Financial Officer required by Rule 13a-14(b) or Rule 15d-14(b) and 18 U.S.C. 1350**
99.1	‘‘Business’’ section of the registrant’s Registration Statement on Form S-1 (No. 333-253969).*
99.2	‘‘Risk Factors’’ section of the registrant’s Registration Statement on Form S-1 (No. 333-253969).*
99.3

“Management,” ‘‘Executive Compensation,” “Beneficial Ownership of Securities” and “Certain Relationships and Related Party Transactions” sections of the registrant’s Registration Statement on Form S-1 (No. 333-253969).*

101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File

(1)
Incorporated by reference to the registrant’s Current Report on Form 8-K, filed with the SEC on October 15, 2020.
(2)
Incorporated by reference to the registrant’s Current Report on Form 8-K, filed with the SEC on February 10, 2021.
(3)
Incorporated by reference to the registrant's Annual report on Form 10-K, filed with the SEC on May 5, 2021.

* Filed herewith

** Furnished herewith

† Schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

†† Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

+ Denotes management compensatory plan, contract or arrangement.

ITEM 16. FORM 10-K SUMMARY

Not applicable.

16

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the registrant has duly caused this Annual Report on Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized.

April 18, 2022	E2open Parent Holdings, Inc.
/s/ Michael A. Farlekas
Name: Michael A. Farlekas
Title: Chief Executive Officer
(Principal Executive Officer)

17

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

Report of Independent Registered Public Accounting Firm

To the Shareholders' and the Board of Directors of

CC Neuberger Principal Holdings I

Opinion on the Financial Statements

We have audited the accompanying balance sheet of CC Neuberger Principal Holdings I (the “Company”) as of December 31, 2020, the related statements of operations, changes in shareholders’ deficit and cash flows for the period from January 14, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from January 14, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 3 to the financial statements, the financial statements have been restated to correct certain misstatements.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

May 4, 2021, except for the effects of the restatement disclosed in Notes 2, 3, and 12, as to which the date is April 18, 2022

PCAOB ID Number 100

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

BALANCE SHEET

DECEMBER 31, 2020

AS RESTATED

Assets
Current assets:
Cash and cash equivalents	$455,318
Prepaid expenses	302,315
Total current assets	757,633
Investments held in Trust Account	414,049,527
Total Assets	$414,807,160
Liabilities and Shareholders' Deficit
Current liabilities:
Accrued expenses	$2,147,682
Accounts payable	1,260,831
Due to related party	24,399
Total current liabilities	3,432,912
Deferred legal fees	947,087
Deferred underwriting commissions	14,490,000
Derivative liabilities	99,115,200
Total Liabilities	117,985,199
Commitments and Contingencies (Note 8)
Class A ordinary shares, $0.0001 par value; 41,400,000 shares subject to possible redemption at $10.00 per share	414,000,000
Shareholders' Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares; $0.0001 par value; 500,000,000 shares authorized	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 15,350,000 shares issued and outstanding	1,535
Additional paid-in capital	—
Accumulated deficit	(117,179,574)
Total shareholders' deficit	(117,178,039)
Total Liabilities and Shareholders' Deficit	$414,807,160

The accompanying notes are an integral part of these financial statements.

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 14, 2020 (INCPETION) THROUGH DECEMBER 31, 2020

AS RESTATED

Operating Expenses
General and administrative expenses	$3,889,134
Loss from operations	(3,889,134)
Net gain from investments held in Trust Account	49,527
Loss from change in fair value of derivative liabilities	(66,002,200)
Financing cost - derivative liabilities	(1,430,085)
Net loss	$(71,271,892)
Weighted average shares outstanding of Class A ordinary shares (subject to possible redemption)	29,334,857
Basic and diluted net loss per share, Class A ordinary shares	$(1.67)
Weighted average shares outstanding of Class B ordinary shares (non-redeemable)	13,366,929
Basic and diluted net loss per share, Class B ordinary shares	$(1.67)

The accompanying notes are an integral part of these financial statements.

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE PERIOD FROM JANUARY 14, 2020 (INCPETION) THROUGH DECEMBER 31, 2020

AS RESTATED

	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-in	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - January 14, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	15,350,000	1,535	23,465	—	25,000
Accretion on Class A ordinary shares subject to possible redemption	—	—	—	—	(23,465)	(45,907,682)	(45,931,147)
Net loss	—	—	—	—	—	(71,271,892)	(71,271,892)
Balance - December 31, 2020	—	$—	15,350,000	$1,535	$—	$(117,179,574)	$(117,178,039)

The accompanying notes are an integral part of these financial statements.

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 14, 2020 (INCPETION) THROUGH DECEMBER 31, 2020

AS RESTATED

Cash Flows from Operating Activities:
Net loss	$(71,271,892)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by Sponsor pursuant to note payable	8,868
Net gain from investments held in Trust Account	(49,527)
Loss from change in fair value of derivative liabilities	37,927,200
Loss from change in fair value of forward purchase agreement	28,075,000
Financing cost - derivative liabilities	1,430,085
Changes in operating assets and liabilities:
Prepaid expenses	137,685
Accrued expenses	2,066,537
Accounts payable	445,831
Net cash used in operating activities	(1,230,213)
Cash Flows from Investing Activities:
Cash deposited in Trust Account	(414,000,000)
Net cash used in investing activities	(414,000,000)
Cash Flows from Financing Activities:
Repayment of note payable to related party	(125,206)
Proceeds received from related party	24,399
Proceeds received from initial public offering, gross	414,000,000
Proceeds received from private placement	10,280,000
Payment of offering costs	(8,493,662)
Net cash provided by financing activities	415,685,531
Net increase in cash and cash equivalents	455,318
Cash and cash equivalents cash - beginning of period	-
Cash and cash equivalents - end of period	$455,318
Supplemental disclosure of noncash investing and financing activities:
Offering costs issued in exchange of Class B ordinary shares to Sponsor	$25,000
Offering costs included in accrued expenses	$81,145
Offering costs included in accounts payable	$375,000
Offering costs funded with note payable	$116,338
Prepaid expenses included in accounts payable	$440,000
Deferred underwiring commissions in connection with the initial public offering	$14,490,000
Deferred legal fees	$947,087

The accompanying notes are an integral part of these financial statements.

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION

CC Neuberger Principal Holdings I (the “Company”) was incorporated as a Cayman Islands exempted company on January 14, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus in the financial, technology and business services sectors.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from January 14, 2020 (inception) through December 31, 2020 relates to the Company’s formation, the initial public offering described below and since the closing of the initial public offering, the search for a prospective initial business combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the initial public offering (the “Initial Public Offering”). The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is CC Neuberger Principal Holdings I Sponsor LLC, a Delaware limited liability company (the “Sponsor”).

The registration statement for the Company’s Initial Public Offering was declared effective on April 23, 2020. On April 28, 2020, the Company consummated its Initial Public Offering of 41,400,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), including 5,400,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $414.0 million, and incurring offering costs of approximately $24.5 million, inclusive of approximately $14.5 million in deferred underwriting commissions and approximately $0.9 million in deferred legal fees (Note 8).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 10,280,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of approximately $10.3 million (Note 5).

Upon the closing of the Initial Public Offering and the Private Placement, $414.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (the “Trust Account”) and invested in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the amount of any deferred underwriting discount held in trust and taxes payable on the income earned on the Trust Account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act.

The Company will provide its holders of the Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to public shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 8). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated memorandum and articles of association which will be adopted by the Company upon the consummation of the Initial Public Offering (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the holders of our Founder Shares prior to this Initial Public Offering (the “Initial Shareholders”) have agreed to vote their Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination. In addition, the Company has agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of the Sponsor.

Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, executive officers, directors and director nominees will have agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or April 28, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes paid or payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in the case of clauses (ii) and

(iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. The Company’s Amended and Restated Memorandum and Articles of Association will provide that, if the Company winds up for any other reason prior to the consummation of the initial Business Combination, the Company will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than 10 business days thereafter, subject to applicable Cayman Islands law.

In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes payable (less taxes payable and up to $100,000 of interest to pay dissolution expenses).

The Initial Shareholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 8) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that our Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Consummated Business Combination

On February 4, 2021, the Company domesticated into a Delaware corporation and consummated the acquisition of certain equity interests of E2open Holdings, LLC (“E2open”) as a result of a series of mergers pursuant to a Business Combination Agreement, dated as of October 14, 2020. See the Form 8-K, filed with the SEC on February 10, 2021 for additional information.

Liquidity

As of December 31, 2020, the Company had approximately $455,000 in its operating bank account and a working capital deficit of approximately $2.7 million.

The Company’s liquidity needs to date have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares to the Sponsor, the loans from the Sponsor of approximately $125,000 to the Company under the Note (see Note 6) to cover for offering costs in connection with the Initial Public Offering, and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Company repaid the Note on May 29, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 6). As of December 31, 2020, there were no amounts outstanding under any Working Capital Loan.

Upon the closing of the Initial Public Offering and the Private Placement, $414.0 million of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in the Trust Account and invested in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below. The investments in money market funds held in Trust Account are generally convertible to cash within the Trust Account on a same-day basis.

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or its results of its operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of these financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000, and investments held in Trust Account. At December 31, 2020, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account. At December 31, 2020, the Company’s investments held in Trust Account consists entirely of money market funds which invest only in direct U.S. government treasury obligations.

Cash and cash equivalents

The Company considers all short-term investments held within its operating account, with an original maturity of three months or less when purchased, to be cash equivalents. The Company had approximately $414.0 million in cash equivalents held in the Trust Account as of December 31, 2020.

Investments in money market funds held in trust account

Upon the closing of the Initial Public Offering and the Private Placement, the Company was required to place net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement in a Trust Account, which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by management of the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account. Investments held in Trust Account are classified as trading securities, which are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of trading securities is included in investment income on Trust Account in the accompanying statement of operations. The estimated fair values of investments held in Trust Account are determined using available market information, Other than for investments in open-ended money market funds with published daily net asset values (“NAV”), in which case the Company uses NAV as a practical expedient to fair value. The NAV on these investments is typically held constant at $1.00 per unit.

Fair Value of Financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements,” approximates the carrying amounts represented in the accompanying balance sheet.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The Company’s public warrant liability is valued using a binomial lattice pricing model. The Company’s Private Placement Warrants are valued using a binomial lattice pricing model when the warrants are subject to the make-whole table, or otherwise are valued using a Black-Scholes pricing model. The company’s Forward Purchase Agreement is valued utilizing observable market prices for public shares and warrants, relative to the present value of contractual cash proceeds, each adjusted for the probability of executing a successful business combination.

Offering costs associated with the initial public offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative liabilities are expensed as incurred, presented as nonoperating expenses in the statement of operations. Offering costs associated with the issuance of Public Shares were charged against the carrying value of the Public Shares subject to possible redemption upon the completion of the Initial Public Offering. Of the total offering costs of the Initial Public Offering, approximately $1.4 million is included in financing cost-derivative liabilities in the statement of operations and $23.1 million is included in stockholders’ deficit.

Derivative Liabilities

The Company has public and private placement warrants as well as warrants available under the Forward Purchase Agreement. We classify as equity any equity-linked contracts that (i) require physical settlement or net-share settlement or (ii) give us a choice of net-cash settlement or settlement in our own shares (physical settlement or net-share settlement). We classify as assets or liabilities any equity-linked contracts that (i) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside our control) or (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

For equity-linked contracts that are classified as liabilities, we record the fair value of the equity-linked contract at each balance sheet date and record change in the statements of operations as a (gain) loss on change in fair value of derivative liabilities. The Company’s public warrant liability is valued using a binomial lattice pricing model. The Company’s Private Placement Warrants are valued using a binomial lattice pricing model when the warrants are subject to the make-whole table, or otherwise are valued using a Black-Scholes pricing model. The company’s Forward Purchase Agreement is valued utilizing observable market prices for public shares and warrants, relative to the present value of contractual cash proceeds, each adjusted for the probability of executing a successful business combination.

The valuation methodologies for the warrants and forward purchase agreement included in Derivative Liabilities include certain significant unobservable inputs, resulting in such valuations to be classified as Level 3 in the fair value measurement hierarchy. The methodologies include a probability of a successful business combination, which was determined to be 95% as of December 31, 2020. The methodologies also include an expected merger date, which was set as February 4, 2021, which was also the actual date of the business combination closing transaction. The warrant valuation models also include expected volatility, which differ between public and private placement warrants and can vary further depending on where the Company stands in identifying a business combination target. For public warrants and when such warrants have observed pricing in the public markets, we backsolved for the volatility input to our pricing model such that the resulting value equals the observed price. For public warrants and when such warrants are not yet trading and we do not have observed pricing in public markets, we assume a volatility based on the median volatility of the Russell 3000 Index constituents. The volatility of the private placement warrants vary depending on the specific characteristics of the public and private placement warrants. In cases when the public warrants are not yet trading and we do not have observed pricing in public markets, we assume a volatility based on median volatility of the Russell 3000 Index constituents. Prior to the announcement of a merger and in cases where the public warrants have observed pricing in the public markets, we backsolved for the volatility input to our pricing model such that the resulting value equals the observed price. Prior to the announcement of a merger and in cases where the public warrants are subject to the make-whole table, we then assume a volatility based on the median volatility of the Russell 3000 constituents since the make whole table caps the volatility of the public warrants and cannot be used for the private placement warrants. Prior to the announcement of a merger and in cases where the public warrants only have the redemption feature, then we assume a volatility based on the implied volatility of the public warrants and the median volatility of the Russell 3000 constituents. After the announcement of a proposed business combination and in cases where the public warrants are subject to the make-whole table, then we assume a volatility based on the volatility of the target company's peer group. After the announcement of a proposed business combination and in cases where the public warrants only have the redemption feature, then we assume a volatility based on the implied volatility of the public warrants and the volatility of the target company's peer group, which includes American Software, Inc. (NasdaqGS: AMSW.A), Generix SA (ENXTPA: GENX), Manhattan Associates, Inc. (NasdaqGS: MANH), SPS Commerce, Inc. (NasdaqGS: SPSC), Park City Group, Inc. (NasdaqCM: PCYG), GTY Technology Holdings Inc. (NasdaqCM: GTYH), TrackX Holdings Inc. (TSXV: TKX), Tecsys Inc. (TSX: TCS), and The Descartes Systems Group Inc (TSX: DSG).

Class A ordinary shares subject to possible redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2020, 41,400,000 Class A ordinary shares outstanding, all of which were subject to possible redemption, are presented as temporary equity outside of the shareholders’ deficit section of the Company’s balance sheet.

Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount. The change in the carrying value of Class A ordinary shares subject to possible redemption resulted in charges against additional paid-in capital and accumulated deficit.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid-in capital and accumulated deficit.

The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share.

The Class A ordinary shares issued in the Initial Public Offering were recognized in Class A ordinary shares subject to possible redemption and recorded outside of permanent equity as follows:

Gross proceeds	$414,000,000
Less:
Offering costs allocated Class A ordinary shares subject to possible redemption	(23,098,147)
Proceeds allocated to warrants at issuance	(22,833,000)
Plus:
Accretion on Class A ordinary shares subject to possible redemption amount	45,931,147
Class A ordinary shares subject to possible redemption	$414,000,000

Net loss per ordinary share

The Company has two classes of shares, Class A ordinary shares and Class B ordinary shares. Income and losses are shares pro rata between the two classes of shares. Net income (loss) per ordinary share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the periods. The Company has not considered the effect of the warrants underlying the Units sold in the Initial Public Offering (including the consummation of the Over-allotment) and private placement warrants underlying the Private Placement Units to purchase an aggregate of 24,080,000 Class A ordinary shares in the calculation of diluted income per share, because their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net income (loss) per share is the same as basic net income (loss) per share for the periods presented. Accretion associated with the Class A ordinary shares subject to possible redemption is excluded from earnings per share as the redemption value approximates fair value.

	For the Period From January 14, 2020
	(Inception) Through December 31, 2020
	Class A	Class B
Basic and diluted net loss per ordinary share:
Numerator:
Allocation of net loss	$(48,961,671)	$(22,310,221)
Denominator:
Basis and diluted weighted average ordinary shares outstanding	29,334,857	13,366,929

Basic and diluted net loss per ordinary share	$(1.67)	$(1.67)

Income taxes

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.

There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — RESTATEMENT

The Company concluded it should restate its previously issued financial statements by amending its Annual Report on Form 10-K, filed with the SEC on May 5, 2021, to classify all outstanding Class A ordinary shares subject to possible redemption in temporary equity. In accordance with ASC 480 10-S99, redemption provisions not solely within the control of the Company require shares subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A ordinary shares in permanent equity, or total shareholders’ equity. Although the Company did not specify a maximum redemption threshold, its charter provided that the Company would not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. Effective with these financial statements, the Company clarified that the definition of net tangible assets includes both permanent equity and redeemable equity. Also, in connection with the change in presentation for the Class A ordinary shares subject to possible redemption, the Company revised its earnings per share calculation to allocate income and losses pro rata between the two classes of shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of shares share pro rata in the income and losses of the Company. As a result, the Company restated its previously filed financial statements to present all redeemable Class A ordinary shares as temporary equity and to recognize a remeasurement adjustment from the initial book value to redemption value at the time of its initial public offering ("IPO").

The Company’s previously filed financial statements that contained the error were initially reported in the Company’s Form 10-Q for the quarterly period ended June 30, 2020, the Company’s Form 10-Q for the quarterly period ended September 30, 2020 and the Company's Annual Report on 10-K for the annual period ended December 31, 2020 (collectively, the “Affected Periods”). These financial statements restate the Company’s previously issued audited and unaudited financial statements covering the periods through December 31, 2020.

The restated financial statements are indicated as “Restated” in the financial statements and accompanying notes, as applicable.

The Company is presenting below a reconciliation from the prior periods, as previously reported, to the restated values. The values as previously reported were derived from CCNB1's 2020 Form 10-K which presented the audited financial statements for the period from January 14, 2020 (inception) through December 31, 2020.

BALANCE SHEET

December 31, 2020

	As Previously Reported	Restatement Impacts	As Restated
Assets
Current assets:
Cash and cash equivalents	$455,318	$—	$455,318
Prepaid expenses	302,315	—	302,315
Total current assets	757,633	—	757,633
Investments held in Trust Account	414,049,527	—	414,049,527
Total Assets	$414,807,160	$—	$414,807,160
Liabilities and Shareholders' Equity
Current liabilities:
Accrued expenses	$2,147,682	$—	$2,147,682
Accounts payable	1,260,831	—	1,260,831
Due to related party	24,399	—	24,399
Total current liabilities	3,432,912	—	3,432,912
Deferred legal fees	947,087	—	947,087
Deferred underwriting commissions	14,490,000	—	14,490,000
Derivative liabilities	99,115,200	—	99,115,200

Total liabilities	$117,985,199	$—	$117,985,199
Class A ordinary shares, subject to possible redemption	291,821,955	122,178,045	414,000,000
Shareholders' Deficit
Class A ordinary shares, not subject to possible redemption	1,222	(1,222)	—
Class B ordinary shares	1,535		1,535
Additional paid-in capital	76,269,141	(76,269,141)	—
Accumulated deficit	(71,271,892)	(45,907,682)	(117,179,574)
Total shareholders' deficit	5,000,006	(122,178,045)	(117,178,039)
Total Liabilities and Shareholders' Deficit	$414,807,160	$—	$414,807,160

STATEMENTS OF OPERATIONS

For the period from January 14, 2020 through December 31, 2020

There were no restatement corrections that impacted the statement of operations except for the basic and diluted weighted average shares outstanding and basic and diluted net loss per share for the Class A ordinary shares and Class B ordinary shares. Those restatements are presented below.

	As Previously Reported	Restatement Impacts	As Restated
Net loss	$(71,271,892)	$—	$(71,271,892)
Weighted average shares outstanding of Class A ordinary shares	41,000,000	(11,665,143)	29,334,857
Basic and diluted net income per share, Class A	$0.00	$(1.67)	$(1.67)
Weighted average shares outstanding of Class B ordinary shares	15,350,000	(1,983,071)	13,366,929
Basic and diluted net loss per share, Class B	$(4.65)	$2.98	$(1.67)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the period from January 14, 2020 through December 31, 2020

As Previously Reported

	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-in	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance - January 14, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	15,350,000	1,535	23,465	—	25,000
Sale of units in initial public offering, gross	41,400,000	4,140	—	—	413,995,860	—	414,000,000
Offering costs	—	—	—	—	(23,098,147)	—	(23,098,147)
Initial recognition of forward purchase agreement	—	—	—	—	351,000	—	351,000
Initial recognition of derivative liabilities	—	—	—	—	(23,184,000)	—	(23,184,000)
Shares subject to possible redemption	(29,182,196)	(2,918)	—	—	(291,819,037)	—	(291,821,955)
Net loss	—	—	—	—	—	(71,271,892)	(71,271,892)
Balance - December 31, 2020	12,217,804	$1,222	15,350,000	$1,535	$76,269,141	$(71,271,892)	$5,000,006

Restatement Impacts

	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-in	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - January 14, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	—	—	—	—	—
Sale of units in initial public offering, gross	(41,400,000)	(4,140)	—	—	(413,995,860)	—	(414,000,000)
Offering costs	—	—	—	—	23,098,147	—	23,098,147
Initial recognition of forward purchase agreement	—	—	—	—	(351,000)	—	(351,000)
Initial recognition of derivative liabilities	—	—	—	—	23,184,000	—	23,184,000
Shares subject to possible redemption	29,182,196	2,918	—	—	291,819,037	—	291,821,955
Accretion on Class A ordinary shares subject to possible redemption	—	—	—	—	(23,465)	(45,907,682)	(45,931,147)
Net loss	—	—	—	—	—	—	—
Balance - December 31, 2020	(12,217,804)	$(1,222)	—	$—	$(76,269,141)	$(45,907,682)	$(122,178,045)

As Restated

	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-in	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - January 14, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	15,350,000	1,535	23,465	—	25,000
Sale of units in initial public offering, gross	—	—	—	—	—	—	—
Offering costs	—	—	—	—	—	—	—
Initial recognition of forward purchase agreement	—	—	—	—	—	—	—
Initial recognition of derivative liabilities	—	—	—	—	—	—	—
Shares subject to possible redemption	—	—	—	—	—	—	—
Accretion on Class A ordinary shares subject to possible redemption	—	—	—	—	(23,465)	(45,907,682)	(45,931,147)
Net loss	—	—	—	—	—	(71,271,892)	(71,271,892)
Balance - December 31, 2020	—	$—	15,350,000	$1,535	$—	$(117,179,574)	$(117,178,039)

STATEMENT OF CASH FLOWS

The restatement corrections did not impact operating activities, investing activities, financing activities and cash and cash equivalents on the Statements of Cash Flows. However, the supplemental disclosure of noncash investing and financing activities was impacted. The initial value of ordinary shares subject to possible redemption and change in value of ordinary shares subject to possible redemption were removed from the Statements of Cash Flows. The table below indicates the amounts that were removed.

Supplemental disclosure of noncash investing and financing activities:	December 31, 2021
Initial value of ordinary shares subject to possible redemption	$352,141,880
Change in value of ordinary shares subject to possible redemption	(60,319,925)

See Note 11 for further discussion.

NOTE 4 — INITIAL PUBLIC OFFERING

On April 28, 2020, the Company sold 41,400,000 Units, including 5,400,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $414.0 million, and incurring offering costs of approximately $24.5 million, inclusive of approximately $14.5 million in deferred underwriting commissions and approximately $0.9 million in deferred legal fees.

Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 10).

NOTE 5 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 10,280,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of approximately $10.3 million.

Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. Certain proceeds of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

NOTE 6 — RELATED PARTY TRANSACTIONS

Founder shares

On January 16, 2020, the Company issued 2,875,000 Class B ordinary shares to the Sponsor (the “Founder Shares”) in exchange for a payment of $25,000 for offering costs made by the Sponsor on behalf of the Company. On March 6, 2020, the Company effected a share capitalization resulting in the Sponsor holding an aggregate of 13,625,000 founder shares. On March 6, 2020, the Sponsor transferred 50,000 Founder Shares to each of Keith W. Abell and Eva F. Huston, the Company’s independent director nominees. On April 23, 2020, the Company effected a share capitalization resulting in an aggregate of 15,350,000 Founder Shares issued and outstanding. The Sponsor currently owns an aggregate of 15,250,000 Class B ordinary shares and the independent directors, collectively, currently own an aggregate of 100,000 Class B ordinary shares. All shares and the associated amounts have been retroactively restated to reflect the aforementioned share capitalization. On April 24, 2020, the underwriters exercised their 15% over-allotment option in full; thus, the Founder Shares were no longer subject to forfeiture.

The Initial Shareholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Initial Shareholders with respect to any Founder Shares. Notwithstanding the foregoing, if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lock-up.

Due to related party

During the period from January 14, 2020 (inception) through December 31, 2020, the Sponsor paid approximately $24,000 of expenses on behalf of the Company. The amount is classified as a payable in current liabilities as of December 31, 2020 within the accompanying balance sheet.

Related party loans

On January 16, 2020, the Sponsor agreed to loan the Company up to $300,000 to be used for the payment of costs related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note is non-interest bearing, unsecured and due upon the closing of the Initial Public Offering. The Company borrowed approximately $125,000 under the Note. On May 29, 2020, the Company repaid the Note to the Sponsor in full.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. The Company had no borrowings under the Working Capital Loans as of December 31, 2020.

Forward purchase agreement

In connection with the consummation of the Initial Public Offering, the Company entered into a forward purchase agreement (the “Forward Purchase Agreement”) with Neuberger Berman Opportunistic Capital Solutions Master Fund LP (“NBOKS”), a member of the Sponsor, which provides for the purchase of up to $200,000,000 of units, with each unit consisting of one Class A ordinary share (the “Forward Purchase Shares”) and one-fourth of one warrant to purchase one Class A ordinary share at $11.50 per share (the “Forward Purchase Warrants”), for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of the initial Business Combination. The Forward Purchase Agreement allows NBOKS to be excused from its purchase obligation in connection with a specific business combination if NBOKS does not have sufficient committed capital allocated to the Forward Purchase Agreement to fulfill its funding obligations under such Forward Purchase Agreement in respect of such business combination. Prior to an initial Business Combination, NBOKS intends to raise additional committed capital such that the condition described in the preceding sentence is met, but there can be no assurance that additional capital will be available. The obligations under the Forward Purchase Agreement do not depend on whether any Class A ordinary shares are redeemed by the public shareholders. The Forward Purchase Shares and Forward Purchase Warrants will be issued only in connection with the closing of the initial Business Combination. The proceeds from the sale of Forward Purchase Shares may be used as part of the consideration to the sellers in the initial Business Combination, expenses in connection with the initial Business Combination or for working capital in the post-transaction company.

NOTE 7 — FAIR VALUE MEASUREMENT

As of December 31, 2020, the carrying values of cash, accounts payable, warrants, accrued expenses and amounts due to a related party approximate their fair values due to the short-term nature of the instruments. The Company’s investments in money market funds held in Trust Account are valued using NAV as a practical expedient for fair value under ASU 2015-07, Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent), and are therefore excluded from the levels of the fair value hierarchy.

The Company’s derivative assets and liabilities are measured at fair value on a recurring basis using significant unobservable inputs (Level 3). A reconciliation of the beginning and ending balances of the derivative assets and liabilities is summarized below:

	Asset	Liabilities
Beginning of period	$—	$—
Acquisition date fair value of warrants:
Public warrants issued in the initial public offering	—	23,184,000
Private placement warrants issued in connection with the initial public offering	—	10,280,000
Forward Purchase Agreement asset/liability	351,000	—
Total acquisition date fair value of derivate liabilities	351,000	33,464,000
Change in fair value of warrant liabilities	—	37,927,200
Change in fair value of forward purchase agreement	(351,000)	27,724,000
End of period	$—	$99,115,200

The Company’s public warrant liability is valued using a binomial lattice pricing model. The Company’s Private Placement Warrants are valued using a binomial lattice pricing model when the warrants are subject to the make-whole table, or otherwise are valued using a Black-Scholes pricing model. The company’s Forward Purchase Agreement is valued utilizing observable market prices for public shares and warrants, relative to the present value of contractual cash proceeds, each adjusted for the probability of executing a successful business combination.

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Registration and shareholder rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Pursuant to the Forward Purchase Agreement, the Company has agreed to use its reasonable best efforts (i) to file within 30 days after the closing of a Business Combination a registration statement with the SEC for a secondary offering of the Forward Purchase Shares and the Forward Purchase Warrants (and underlying Class A ordinary shares), (ii) to cause such registration statement to be declared effective promptly thereafter but in no event later than sixty (60) days after the initial filing, (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which NBOKS or its assignees cease to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and (iv) after such registration statement is declared effective, cause us to conduct firm commitment underwritten offerings, subject to certain limitations. In addition, the Forward Purchase

Agreement provides that these holders will have certain “piggy-back” registration rights to include their securities in other registration statements filed by the Company.

Underwriting agreement

The Company granted the underwriters a 45-day option from the date of the final prospectus to purchase up to 5,400,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. On April 24, 2020, the underwriters fully exercised their over-allotment option.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or approximately $8.3 million, paid upon the closing of the Initial Public Offering. In addition, the underwriters will be entitled to a deferred underwriting commission of $0.35 per unit, or approximately $14.5 million. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Deferred legal fees

The Company obtained legal advisory services from two legal counsel firms in connection with the Initial Public Offering and agreed to pay their fees upon the consummation of the initial Business Combination. As of December 31, 2020, the Company recorded approximately $0.9 million in deferred legal fees in connection with such agreements in the accompanying balance sheet.

NOTE 9 — SHAREHOLDERS’ DEFICIT

Class A ordinary shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2020, there were 41,400,000 Class A ordinary shares issued or outstanding, all of which are subject to possible redemption and have been classified as temporary equity.

Class B ordinary shares — The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. On January 16, 2020, 2,875,000 Class B ordinary shares were issued and outstanding. On March 6, 2020, the Company effected a share capitalization resulting in an aggregate of 13,625,000 Class B ordinary shares issued and outstanding. On April 23, 2020, the Company effected a share capitalization resulting in an aggregate of 15,350,000 of Class B ordinary shares issued and outstanding. All shares and the associated amounts have been retroactively restated to reflect the aforementioned share capitalization in the accompanying financial statements. As of December 31, 2020, there were 15,350,000 Class B ordinary shares issued or outstanding.

Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. The Class B ordinary shares and will automatically convert into Class A ordinary shares on the first business day following the consummation of the initial Business Combination, or earlier at the option of the holder thereof, on a one-for-one basis. However, if additional Class A ordinary shares or any other equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the sum of (i) the total number of ordinary shares outstanding upon completion of the Initial Public Offering plus (ii) the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor upon conversion of Working Capital Loans, provided that such conversion of Class B ordinary shares will never occur on a less than one-for-one basis. Any conversion of Class B ordinary shares described herein will take effect as a redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law.

Preference shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share. As of December 31, 2020, there were no preference shares issued or outstanding.

NOTE 10 — DERIVATIVE LIABILITIES

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permit holders to exercise their warrants on a cashless basis under certain circumstances). The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Initial Shareholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants and the Forward Purchase Warrants for redemption:

•
in whole and not in part;
•
at a price of $0.01 per warrant;
•
upon a minimum of 30 days’ prior written notice of redemption; and
•
if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption as described above, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

Commencing 90 days after the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants and Forward Purchase Warrants:

•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the agreed table, based on the redemption date and the “fair market value” of the Class A ordinary shares;
•
upon a minimum of 30 days’ prior written notice of redemption; and
•
if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The “fair market value” of the Class A ordinary shares shall mean the average last reported sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The exercise price and number of Class A ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalization, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A ordinary shares at a price below its exercise price. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Forward purchase agreement

The Forward Purchase Agreement provides for the purchase of up to $200,000,000 of units, with each unit consisting of one Class A ordinary share (the “Forward Purchase Shares”) and one-fourth of one warrant to purchase one Class A ordinary share at $11.50 per share (the “Forward Purchase Warrants”), for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of the initial Business Combination.

All of the Company’s outstanding warrants and the Forward Purchase Agreement are recognized as derivative liabilities in accordance with ASC 815-40, which require the warrants and Forward Purchase Agreement be initially recognized and subsequently measured at fair value, with changes in fair value recognized each reporting period in the statement of operations until the instruments are exercised.

NOTE 11 — QUARTERLY FINANCIAL DATA (UNAUDITED)

In lieu of filing amended quarterly reports on Form 10-Q, the following tables represent the Company’s restated unaudited financial statements for each of the quarters during the period from January 14, 2020 (inception) through September 30, 2020. See Note 3 for additional information.

The Company is presenting a reconciliation from the prior periods, as previously reported, to the restated values. The values as previously reported were derived from CCNB1's 2020 Form 10-K which presented restated interim period financial statements of 2020.

BALANCE SHEETS

As Restated

(Unaudited)

	June 30, 2020	September 30, 2020
Assets
Current assets:
Cash and cash equivalents	$1,643,079	$1,446,391
Prepaid expenses	465,063	366,791
Total current assets	2,108,142	1,813,182
Investments held in Trust Account	414,028,653	414,039,090
Total Assets	$416,136,795	$415,852,272
Liabilities and Shareholders' Equity
Current liabilities:
Accrued expenses	$217,145	$1,141,145
Accounts payable	872,438	775,431
Due to related party	—	17,572
Total current liabilities	1,089,583	1,934,148
Deferred legal fees	947,087	947,087
Deferred underwriting commissions	14,490,000	14,490,000
Derivative liabilities	51,265,800	66,606,600
Total liabilities	67,792,470	83,977,835
Class A ordinary shares, subject to possible redemption	414,000,000	414,000,000
Shareholders' Equity
Class A ordinary shares, not subject to possible redemption	—	—
Class B ordinary shares	1,535	1,535
Additional paid-in capital	—	—
Accumulated deficit	(65,657,210)	(82,127,098)
Total shareholders' equity	(65,655,675)	(82,125,563)
Total Liabilities and Shareholders' Equity	$416,136,795	$415,852,272

STATEMENTS OF OPERATIONS

As Restated

(Unaudited)

There were no restatement corrections that impacted the statement of operations except for the basic and diluted weighted average shares outstanding and basic and diluted net loss per share for the Class A ordinary shares and Class B ordinary shares. Those restatements are presented below.

	Three Months Ended June 30, 2020	January 14, 2020 (Inception) through June 30, 2020	Three Months Ended September 30, 2020	January 14, 2020 (Inception) through September 30, 2020
Operating expenses
General and administrative expenses	$172,519	$195,296	$1,139,525	$1,334,821
Loss from operations	(172,519)	(195,296)	(1,139,525)	(1,334,821)
Net gain from investments held in Trust Accounts	28,653	28,653	10,437	39,090
Loss from change in fair value of derivative liabilities	(18,152,800)	(18,152,800)	(15,340,800)	(33,493,600)
Financing cost-derivative liabilities	(1,430,085)	(1,430,085)	—	(1,430,085)
Net loss	$(19,726,751)	$(19,749,528)	$(16,469,888)	$(36,219,416)
Weighted average shares outstanding of Class A ordinary shares	29,116,484	15,961,446	28,800,000	25,032,558
Basic and diluted net income per share, Class A	$(0.45)	$(0.73)	$(0.38)	$(0.96)
Weighted average shares outstanding of Class B ordinary shares	14,932,967	11,168,825	14,770,652	12,659,787
Basic and diluted net loss per share, Class B	$(0.45)	$(0.73)	$(0.38)	$(0.96)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

As Restated

(Unaudited)

	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-in	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - January 14, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	15,350,000	1,535	23,465	—	25,000
Net loss	—	—	—	—	—	(22,777)	(22,777)
Balance - March 31, 2020	—	—	15,350,000	1,535	23,465	(22,777)	2,223
Accretion on Class A ordinary shares subject to possible redemption	—	—	—	—	(23,465)	(45,907,682)	(45,931,147)
Net loss	—	—	—	—	—	(19,726,751)	(19,726,751)
Balance - June 30, 2020	—	—	15,350,000	1,535	—	(65,657,210)	(65,655,675)
Net loss	—	—	—	—	—	(16,469,888)	(16,469,888)
Balance - September 30, 2020	—	$—	15,350,000	$1,535	$—	$(82,127,098)	$(82,125,563)

STATEMENT OF CASH FLOWS

(Unaudited)

The restatement corrections did not impact operating activities, investing activities, financing activities and cash and cash equivalents on the Statements of Cash Flows. However, the supplemental disclosure of noncash investing and financing activities was impacted. The initial value of ordinary shares subject to possible redemption and change in value of ordinary shares subject to possible redemption were removed from the Statements of Cash Flows. The table below indicates the amounts that were removed for each time period.

	January 14, 2020 (Inception) through
Supplemental disclosure of noncash investing and financing activities:	June 30, 2021	September 30, 2021
Initial value of ordinary shares subject to possible redemption	$394,610,120	$394,712,480
Change in value of ordinary shares subject to possible redemption	—	(1,231,450)

BALANCE SHEET

September 30, 2020

(Unaudited)

	As Previously Reported	Restatement Impacts	As Restated
Assets
Current assets:
Cash and cash equivalents	$1,446,391	$—	$1,446,391
Prepaid expenses	366,791	—	366,791
Total current assets	1,813,182	—	1,813,182
Investments held in Trust Account	414,039,090	—	414,039,090
Total Assets	$415,852,272	$—	$415,852,272
Liabilities and Shareholders' Deficit
Current liabilities:
Accrued expenses	$1,141,145	$—	$1,141,145
Accounts payable	775,431	—	775,431
Due to related party	17,572	—	17,572
Total current liabilities	1,934,148	—	1,934,148
Deferred legal fees	947,087	—	947,087
Deferred underwriting commissions	14,490,000	—	14,490,000
Derivative liabilities	66,606,600	—	66,606,600

Total liabilities	83,977,835	—	83,977,835
Class A ordinary shares, subject to possible redemption	326,874,430	87,125,570	414,000,000
Shareholders' Deficit
Class A ordinary shares, not subject to possible redemption	871	(871)	—
Class B ordinary shares	1,535		1,535
Additional paid-in capital	41,217,017	(41,217,017)	—
Accumulated deficit	(36,219,416)	(45,907,682)	(82,127,098)
Total shareholders' deficit	5,000,007	(87,125,570)	(82,125,563)
Total Liabilities and Shareholders' Deficit	$415,852,272	$—	$415,852,272

BALANCE SHEET

JUNE 30, 2020

(Unaudited)

	As Previously Reported	Restatement Impacts	As Restated
Assets
Current assets:
Cash and cash equivalents	$1,643,079	$—	$1,643,079
Prepaid expenses	465,063	—	465,063
Total current assets	2,108,142	—	2,108,142
Investments held in Trust Account	414,028,653	—	414,028,653
Total Assets	$416,136,795	$—	$416,136,795
Liabilities and Shareholders' Deficit
Current liabilities:
Accrued expenses	$217,145	$—	$217,145
Accounts payable	872,438	—	872,438
Due to related party	—	—	—
Total current liabilities	1,089,583	—	1,089,583
Deferred legal fees	947,087	—	947,087
Deferred underwriting commissions	14,490,000	—	14,490,000
Derivative liabilities	51,265,800	—	51,265,800

Total liabilities	67,792,470	—	67,792,470
Class A ordinary shares, subject to possible redemption	343,344,320	70,655,680	414,000,000
Shareholders' Deficit
Class A ordinary shares, not subject to possible redemption	706	(706)	—
Class B ordinary shares	1,535		1,535
Additional paid-in capital	24,747,292	(24,747,292)	—
Accumulated deficit	(19,749,528)	(45,907,682)	(65,657,210)
Total shareholders' deficit	5,000,005	(70,655,680)	(65,655,675)
Total Liabilities and Shareholders' Deficit	$416,136,795	$—	$416,136,795

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

As Previously Reported

(Unaudited)

	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-in	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance - January 14, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	15,350,000	1,535	23,465	—	25,000
Net loss	—	—	—	—	—	(22,777)	(22,777)
Balance - March 31, 2020	—	—	15,350,000	1,535	23,465	(22,777)	2,223
Sale of units in initial public offering, gross	41,400,000	4,140	—	—	413,995,860	—	414,000,000
Offering costs	—	—	—	—	(23,098,147)	—	(23,098,147)
Initial recognition of forward purchase agreement	—	—	—	—	351,000	—	351,000
Initial recognition of derivative liabilities	—	—	—	—	(23,184,000)	—	(23,184,000)
Shares subject to possible redemption	(34,334,432)	(3,434)	—	—	(343,340,886)	—	(343,344,320)
Net loss	—	—	—	—	—	(19,726,751)	(19,726,751)
Balance - June 30, 2020	7,065,568	706	15,350,000	1,535	24,747,292	(19,749,528)	5,000,005
Shares subject to possible redemption	1,646,989	165	—	—	16,469,725	—	16,469,890
Net loss	—	—	—	—	—	(16,469,888)	(16,469,888)
Balance - September 30, 2020	8,712,557	$871	15,350,000	$1,535	$41,217,017	$(36,219,416)	$5,000,007

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Restatement Impacts

(Unaudited)

	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-in	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - January 14, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—
Balance - March 31, 2020	—	—	—	—	—	—	—
Sale of units in initial public offering, gross	(41,400,000)	(4,140)	—	—	(413,995,860)	—	(414,000,000)
Offering costs	—	—	—	—	23,098,147	—	23,098,147
Initial recognition of forward purchase agreement	—	—	—	—	(351,000)	—	(351,000)
Initial recognition of derivative liabilities	—	—	—	—	23,184,000	—	23,184,000
Shares subject to possible redemption	34,334,432	3,434	—	—	343,340,886	—	343,344,320
Accretion on Class A ordinary shares subject to possible redemption	—	—	—	—	(23,465)	(45,907,682)	(45,931,147)
Net loss	—	—	—	—	—	—	—
Balance - June 30, 2020	(7,065,568)	(706)	—	—	(24,747,292)	(45,907,682)	(70,655,680)
Shares subject to possible redemption	(1,646,989)	(165)	—	—	(16,469,725)	—	(16,469,890)
Net loss	—	—	—	—	—	—	—
Balance - September 30, 2020	(8,712,557)	$(871)	—	$—	$(41,217,017)	$(45,907,682)	$(87,125,570)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

As Restated

(Unaudited)

	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-in	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance - January 14, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	15,350,000	1,535	23,465	—	25,000
Net loss	—	—	—	—	—	(22,777)	(22,777)
Balance - March 31, 2020	—	—	15,350,000	1,535	23,465	(22,777)	2,223
Sale of units in initial public offering, gross	—	—	—	—	—	—	—
Offering costs	—	—	—	—	—	—	—
Initial recognition of forward purchase agreement	—	—	—	—	—	—	—
Initial recognition of derivative liabilities	—	—	—	—	—	—	—
Shares subject to possible redemption	—	—	—	—	—	—	—
Accretion on Class A ordinary shares subject to possible redemption	—	—	—	—	(23,465)	(45,907,682)	(45,931,147)
Net loss	—	—	—	—	—	(19,726,751)	(19,726,751)
Balance - June 30, 2020	—	—	15,350,000	1,535	—	(65,657,210)	(65,655,675)
Shares subject to possible redemption	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	(16,469,888)	(16,469,888)
Balance - September 30, 2020	—	$—	15,350,000	$1,535	$—	$(82,127,098)	$(82,125,563)

NOTE 12 — SUBSEQUENT EVENTS

On February 4, 2021, the Company domesticated into a Delaware corporation and consummated the acquisition of certain equity interests of E2open Holdings, LLC (“E2open”) as a result of a series of mergers pursuant to a Business Combination Agreement, dated as of October 14, 2020. See the Form 8-K, filed with the SEC on February 10, 2021 for additional information. None of the Class A ordinary shares were redeemed, and all the Class A ordinary shares converted into Class common stock as part of the acquisition.

EXHIBIT 31.1

CERTIFICATION

PURSUANT TO RULE 13a-14 AND 15d-14

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Michael A. Farlekas, certify that:

1.
I have reviewed this Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020 of E2open Parent Holdings, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the period presented in this report;

4.
The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
[Paragraph intentionally omitted in accordance with SEC Release Nos. 34-47986 and 34-54942];

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: April 15, 2022	By:	/s/ Michael A. Farlekas
Name: Michael A. Farlekas
Title: Chief Executive Officer
(Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION

PURSUANT TO RULE 13a-14 AND 15d-14

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Jarett J. Janik, certify that:

1.
I have reviewed this Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020 of E2open Parent Holdings, Inc;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the period presented in this report;

4.
The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
[Paragraph intentionally omitted in accordance with SEC Release Nos. 34-47986 and 34-54942];

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: April 15, 2022	By:	/s/ Jarett J. Janik
Name: Jarett J. Janik
Title: Chief Financial Officer
(Principal Financial and Accounting Officer Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Annual Report of E2open Parent Holdings, Inc (the “Company”) on Form 10-K/A for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael A. Farlekas, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)
the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2022	By:	/s/ Michael A. Farlekas
Name: Michael A. Farlekas
Title: Chief Executive Officer
(Principal Executive Officer)

EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Annual Report of E2open Parent Holdings, Inc. (the “Company”) on Form 10-K/A for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jarett J. Janik, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)
the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2022	By:	/s/ Jarett J. Janik
Name: Jarett J. Janik
Title: Chief Financial Officer
(Principal Financial and Accounting Officer Officer)

Exhibit 99.1

[Excerpt from the registrant's Registration Statement on Form S-1 (No. 333-253969).

Terms not defined herein are defined as set forth in the Registration Statement.]

BUSINESS

Our Business

Our Mission

Our mission is to build the most comprehensive and capable end-to-end global supply chain software ecosystem by combining networks, data, and applications in a single platform to deliver enduring customer value.

Overview

E2open is a leading provider of 100% cloud-based, end-to-end supply chain management software. E2open’s software combines networks, data, and applications to provide a deeply embedded, mission-critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility, and driving improved resiliency. Given the mission-critical nature of our solutions, we maintain long-term relationships with our customers, which is reflected by our 95% gross retention and average customer tenure of 14 years for our top 100 customers as of the date of filing this prospectus. In aggregate, we serve more than 1,200 customers in over 180 countries across a wide range of end-markets, including technology, consumer, industrial, and transportation, among others.

E2open operates in what we believe is an attractive industry with strong secular tailwinds and a large Total Addressable Market of more than $45 billion. This TAM is comprised of approximately 85% Whitespace, including what we estimate to be more than $1 billion of opportunity with our existing customers, and includes a combination of legacy point solutions and home-grown applications, many of which are tied together with manual processes and spreadsheets. As manufacturing has evolved from brands owning the full production lifecycle to orchestrating disparate manufacturing, distribution and selling processes, supply chains have grown more complex, increasing demand for software solutions like E2open. We believe our fully cloud-based, end-to-end software platform offers a differentiated solution for customers that gives them better value as compared to solutions offered by some of our competitors.

[Certain text intentionally omitted]

We believe our completed Business Combination and enhanced access to capital as a public company will best position us to realize our objective of building the most comprehensive and capable end-to-end global supply chain software ecosystem, delivering enduring customer value. Going forward, we plan to accelerate revenue growth and value creation through continued enhancement of our existing product portfolio, deepening of existing customer relationships and onboarding of new customers. Additionally, we anticipate expanding product offerings through data and analytics opportunities and pursuing strategic and financially accretive acquisitions.

Our Platform

Our harmonized SaaS platform brings together networks, data, and applications to facilitate end-to-end supply chain visibility across planning and execution, and delivers a strong value proposition.

1

Network

Our network combines four distinct, but connected, ecosystems: Demand, Supply, Global Trade, and Logistics, which we estimate support more than 220,000 trading partners and capture more than 8 billion transaction data points each year.

Our Supply ecosystem is comprised of companies and other participants for which we source components and materials and/or provide manufacturing capacity for the production of goods. We estimate that, at any moment in time, we oversee an average of more than 58 million shipments as well as process an average of over 61 million orders and 17 million invoices for our customers and supply and manufacturing network participants based on samples taken over a 12 month period.

Our Logistics ecosystem includes global logistics services that transport components, raw materials, and finished goods across all modes. We estimate that we facilitate over 26% of global ocean container bookings within this ecosystem in addition to tracking the movement of over 46 million containers every month.

Our Global Trade ecosystem allows participants to automate the global movement of goods and to facilitate cross-border operations for businesses, which we believe is increasingly important given the velocity with which import and export laws change on a global scale. This ecosystem provides our network with data on trade regulations across more than 180 countries that we estimate supports annual processing of over 12 million export pre-customs entry lines, 15 million free trade aggregate bill of materials qualifications, and 92 million restricted part-list screenings, annually.

Our Demand ecosystem represents the global footprint established by retailers, distributors, re-sellers, and those who sell goods primarily through online channels. We estimate that we process over $2 billion in claims every quarter, more than 40 million channel sales transactions each month, and over 94 million channel inventory transactions every month.

Our network connects participants across all of these ecosystems, enabling customers to analyze data, identify problems proactively and optimize asset efficiency. We are a leading provider with a unique network of ecosystems, and do not rely on third party providers for network information.

2

Source: Management estimates as of August 2020.

(1) Estimated number of shipments, orders, and invoices overseen at any moment in time based on samples taken over a 12 month period.

Data

Our proprietary algorithms capture the data within our network ecosystems that feed our solutions to deliver compelling value to our customers. Additionally, our customers can combine internal and external vendor data with our network to drive informed decision-making based on real-time information. We believe our ability to capture and harmonize data from our customers and their trading partners in any native format demonstrates the strong capabilities of our software architecture and integrated data model. We believe that our combination of network ecosystems, data and applications providing end-to-end supply chain visibility and connecting more than 220,000 trading partners is unique.

Applications

Our end-to-end applications provide artificial intelligence- and machine learning-based advanced analytics to help customers gain insights for enhanced decision-making across planning and execution supply chain functions. Our applications are organized into seven product families: Channel Shaping, Demand Sensing, Business Planning, Global Trade Management, Transportation & Logistics, Collaborative Manufacturing and Supply Management.

Channel Shaping allows customers to optimize activity across retail, distributor, and online channels, which includes aligning partner selection, market incentives, on-shelf availability, sell-through, inventory management and performance incentives.

Demand Sensing utilizes artificial intelligence and machine learning to forecast demand based on historical trends, current sell-through dynamics, weather, and other relevant factors.

Business Planning helps ensure optimized global performance through scenario-based planning and execution algorithms balancing supply, demand, inventory, and financial targets.

Global Trade Management automates import and export processes to enable efficient and compliant cross-border trade while optimizing customs duties and reducing broker fees.

Transportation & Logistics orchestrates the movement of goods by allowing customers to connect with key stakeholders to optimize carriers, simplify tendering, track shipments and streamline payments.

3

Collaborative Manufacturing provides comprehensive visibility into internal and external manufacturing activities by monitoring yields, quality, cycle-times/utilization, and other key indicators to track performance, identify deficiencies, and facilitate corrective actions.

Supply Management ensures the continuity of supply by orchestrating procurement, capacity, inventory management and drop-ship fulfilment across multiple-tiers of the manufacturing process.

Competitive Strengths

We believe the following competitive strengths will contribute to our ongoing success:

Attractive Industry Tailwinds and Large TAM with Significant White Space

We participate in the growing supply chain management (“SCM”) software industry. We estimate our TAM is more than $45 billion across North America and Europe, and anticipate this market will grow at a greater than 12% CAGR from 2021-2024. Several secular trends are increasing the demand for SCM software, including rising:

•
Complexity of Global Supply Chains:

•
Brand owners have transitioned from being manufacturers to orchestrators that produce little, but manage vast networks of trading partners and suppliers.

•
As supply chains become increasingly global and complex, SCM software is essential to run supply chains efficiently at scale.

•
Demand for Integrating Siloed Data to Drive Decision Making:

•
Manufacturers are increasingly focused on utilizing disparate data to drive more efficient decision making.

•
Historically, data to help manufacturers bring their products to market has existed in silos within various departments of the manufacturers, as well as across their extended partner ecosystems.

•
Access to timely and comprehensive data is valuable not just to each department within a manufacturer, but also critical for partners of the manufacturer to run efficient operations on its behalf.

•
Brand owners are increasingly focused on applying data from different parts of the supply chain to make more informed manufacturing decisions, such as using retail demand sensing to forecast required manufacturing output.

•
Brand owners are increasingly focused on a flexible, multi-modal value proposition spanning carriers, shippers, and third-party logistics providers.

•
Regulatory Environment Complexity:

•
Manufacturers increasingly need to navigate complex frameworks of regional and local taxes, tariffs, and regulatory compliance protocols.

•
SCM software solutions help automate these tasks and reduce the regulatory burden for companies, which will continue to be a strategic priority.

•
Geographic Consolidation:

•
Shippers and third-party logistics providers operate in a global environment and want to execute within a single technology platform.

•
Many SCM technology solutions have historically had stronger capabilities within the region in which they were initially developed. North America is the most developed, with Europe served by a smaller number of SCM software solutions while Latin America and APAC are comparatively underpenetrated.

•
COVID-19 Implications:

4

•
As a result of disruptions related to COVID-19, it has become increasingly important to diversify supply chains to mitigate disruption risk resulting from concentration within a supply chain. The complexity that arises from diversifying a supply chain and increasing the number of trading partners across more geographies and production facilities drives further demand for SCM software.

We believe our TAM has approximately 85% white space, as many companies currently rely on home-grown or spreadsheet-based solutions created over time, which require significant manual effort to achieve end-to-end supply chain visibility. Moreover, these home-grown SCM solutions often rely on latent and one-off point-to-point connections with partners for collecting data. These alternatives provide less value and are significantly more error prone, creating an attractive competitive dynamic within the industry for SCM software providers where there is significant opportunity to grow without the need to replace an incumbent competitor. More than $1 billion of this white space exists within our installed base of customers, which we believe provides very actionable growth opportunities through expanding our existing relationships.

Category-Defining End-to-End Provider of Mission-Critical Software

As businesses have transitioned from being owners of the production lifecycle to orchestrators of discrete manufacturing, distribution and selling processes, they have increasingly looked to software solutions to manage this growing complexity. However, most SCM software has not been designed to address these challenges comprehensively, and manufacturers often employ multiple point solutions with siloed data and processes that inhibit visibility, resulting in sub-optimal decision-making based on inaccurate or outdated information. Our approach, which is built around a cloud-based SaaS platform with end-to-end visibility and real-time, network-powered data, provides best-of-breed functionality across the supply chain and facilitates optimal supply chain performance.

As described above, we operate a software platform that integrates network ecosystems, data, and applications across a harmonized and simplified user interface, driving compelling value proposition and return on investment for our customers. This has created a mission-critical software solution and long-term relationships with customers as evidenced by our 95% gross retention rate. Additionally, we have been widely recognized as a differentiated leader by Gartner, International Data Corporation, Nucleus, and others in the realm of multi-enterprise solutions, which we believe will be the future of SCM software.

Strong Network Effects Enhanced by a Flexible and Integrated Data Model

Our core offerings are underpinned by an integrated data model that facilitates the flow and processing of data for participants across several ecosystems and applications. This model facilitates low latency, “many-to-one-to-many” data exchange across trading partner ecosystems. The combination of our integrated and flexible data model along with the four aforementioned network ecosystems powers our customers’ solutions allowing them to efficiently orchestrate their end-to-end supply chains. This architecture is designed to ensure that each participant and data source within these ecosystems enhances our applications, which in turn improves the network and the value E2open delivers to customers and participants alike.

Our software architecture and ability to harmonize disparate forms of data create a scalable software platform that can efficiently integrate acquisitions and new product applications seamlessly into a consolidated and holistic SaaS solution. Our software architecture and this ability has been a driving force behind our robust track-record of successful acquisition integrations, and we believe our scalable platform will allow us to generate substantial value through tuck-in and transformative acquisitions in the future.

5

Intelligent Applications
Channel Shaping
Demand Sensing
Business Planning
Global Trade Management
Transportation & Logistics
Collaborative Manufacturing
Supply Management
Internal Systems
CRM
ERP
Point Solutions
Software Harmonizing Data
Trading Partners
Ocean Transportation
Manufacturing Site
Consumers / Partners
Retailers
Raw Materials Supplier
External Partners
Connect to adjacent ecosystems and trading partners on other networks
Breadth: Ability to translate data from any source across a customer's supply chain
Depth: Data accepted in any format – no standards necessary
Speed: AI harmonizing and synchronizing data in real-time

Importantly, we believe there is incremental value we can create by utilizing the data flowing through our network to develop insights that can further help our customers as well as other target markets. If the Business Combination is completed, we plan to work with the team at CCNB1 and the board of directors that will be appointed upon consummation of the Business Combination to develop a comprehensive strategy to capture this market opportunity and deepen our relationships with customers, which has the potential to accelerate revenue growth meaningfully.

Long-Term Relationships with Diversified and Blue-Chip Customer Base with Proven Wallet Share Expansion

E2open delivers solutions for some of the largest brand owners and manufacturers globally, and we estimate more than 125 of our customers have annual revenues of over $10 billion. We believe we are mission-critical to our customers’ operations, as evidenced by our 95% gross retention. Our top 100 customers have an average tenure of over 14 years and generate an average of $1.5+ million of annual subscription revenue. We possess a diverse customer base consisting of more than 1,200 clients that spans a broad spectrum of industries, including the technology, industrial, consumer, and transportation sectors, among others.

Our customers utilize our solutions to orchestrate their supply chains, which we believe enables them to realize significant value and return on investment. For example, a leading consumer packaged goods company was able to cut forecast errors by 40% and reduce inventory by 35% using our product suite. They are now able to leverage our platform to forecast every product using artificial-intelligence and machine-learning technology. Moreover, a leading high-tech company has utilized our software to realize $300 million in savings over three years. An additional example includes a high-growth, large-scale consumer technology platform, which utilized our software to reduce its execution time from eight weeks to seven days, creating substantial opportunity to accelerate their revenue growth in addition to reducing costs.

6

Source: Management estimates.

We believe there is more than $1 billion of white space opportunity within our existing customer base since approximately 51% of our customers with more than $50,000 in recurring revenue currently utilize only one of our SKUs. Accessing this significant opportunity would allow us to more than triple revenue over time without new logos, products, or acquisitions. We have a proven track record of expanding share within our customer base as illustrated by our relationships with a leading CPG company, a leading industrial manufacturer, a blue-chip technology firm, and a global hardware and software technology provider, which increased recurring revenue with us by 2.7x, 2.0x, 1.9x, and 1.6x, respectively, from fiscal year 2018 to fiscal year 2020. The historical success of our “land and expand” strategy gives us confidence in our ability to penetrate the $1 billion of white space within our existing customers described above.

World-Class Management Team and Board of Directors

Our management team has a demonstrated history of delivering strong operational results, with over 25 years of relevant experience on average across our senior management team. Our Chief Executive Officer, Michael A. Farlekas, has been Chief Executive Officer of E2open since 2015 and brings over 25 years of experience leading supply chain management software companies.

Our management team is complemented by a board of directors whose members have proven track records of successfully investing in, operating, and acquiring software-based technology businesses. Stephen C. Daffron, current President of Dun & Bradstreet and former Chief Executive Officer of Interactive Data Corporation, and Eva F. Huston, current Chief Strategy Officer at Duck Creek Technologies and former Chief Financial Officer at Verisk Analytics, serve as directors and help drive our strategy to capture the significant data and analytics opportunity we believe is available. Each of these directors actively supports our management and contribute significant time and knowledge in their respective areas of expertise, including data and analytics, machine-learning/artificial-intelligence, SaaS go-to-market, acquisition execution and integration, financial reporting, and investor relations, among others.

Growth Strategies

We intend to profitably grow our business and create shareholder value through the following strategic initiatives:

7

Expand Within Existing Customers

As described above, we believe there is significant opportunity to drive growth through expansion of our existing customer relationships. We have an opportunity to more than triple our revenue over time without any new logos, new products or acquisitions given what we believe to be the more than $1 billion white space opportunity within our existing customer base. Our acquisition strategy is focused on acquiring best-of-breed point solutions to incorporate into our integrated end-to-end platform. As a result, we currently sell just one SKU to approximately 51% of our customers with more than $50,000 in recurring revenue, as most acquired companies have only one product to offer their customers. We believe this represents a significant opportunity to accelerate growth and strengthen relationships with our installed base, especially as it grows over time with new customer wins. Importantly, we have a strong track record of achieving growth within our existing customer base. From fiscal year 2018 to fiscal year 2020, we increased the recurring revenue with a leading CPG company, a leading industrial manufacturer, a blue-chip technology firm, and a global hardware and software technology provider by 2.7x, 2.0x, 1.9x and 1.6x, respectively.

Win New Customers

As part of our growth strategy, the second growth lever is winning new customers, which we anticipate accelerating by optimizing our sales force through several measures alongside our board of. First, we plan to invest in hiring an expert salesforce of new logo “hunters” funded by savings realized through our participation in a group purchasing organization coordinated by the Board. In addition to finding and onboarding this new “hunter” salesforce, we have already identified the specific areas of savings, which we are in the process of implementing across various areas of indirect spend. Additionally, we plan to pursue strategic partnerships and leverage the networks of our Board to elevate conversations with C-level executives at key targets in our pipeline. We also intend to utilize these relationships and networks as well as our own channel reseller and partner network to accelerate growth through the onboarding of new customers.

Continue Strategic Acquisitions

8

A third lever of our growth strategy is to continue strategic acquisitions. We plan to utilize a disciplined approach to acquisitions, focusing on opportunities that will create value by strategically broadening our product offering as well as financially through the realization of integration-related cost savings. Our key strategic acquisition criteria include: mission-critical solutions in core markets; complementary cloud applications with minimal product overlap; new customer relationships in vertical or geographic markets; and TAM, proprietary data, and/or network expansion. We have a large pipeline of actionable targets, including three large and transformative opportunities as well as a larger list of tuck-in opportunities identified in accordance with the criteria described above.

We have a demonstrated track record of success in expanding our product offering and accelerating growth through acquisitions. Through our acquisitions of INTTRA and Amber Road, we were able to enhance our value proposition to customers through the addition of ocean shipping logistics solutions as well as global trade management offerings, both of which contributed to our ability to provide end-to-end supply chain visibility. The acquisition of INTTRA increased the power of our network ecosystems through the integration of 26% of global ocean freight data, which further strengthened the network effects of our software platform and business model. Our acquisition of Amber Road enhanced our platform by providing customers with global trade management solutions to automate their import and export processes and help improve sourcing decisions across more than 180 countries. Importantly, we also have a track record of efficiently integrating acquired solutions operationally and financially. Across each of our acquisitions since 2015, we have met or exceeded our integration-related cost savings targets, including 20% cumulative outperformance.

Additional Organic Growth Building Blocks

We also believe there are several additional building blocks of organic growth acceleration that provide a margin of safety for achieving our steady-state subscription revenue growth target of 11-12% annually, including pricing-value maximization, data and analytics, sales force optimization and partnerships/new sales channels. We plan to work with our Board as described above to pursue these additional growth opportunities, which are not currently contemplated in our forecasted financial performance.

Industry

We operate in the supply chain management software industry, which serves brand owners, retailers, distributors, manufacturers, fulfillment and warehousing providers, and sourcing companies that deal with complex, global supply chains. As manufacturers increasingly outsource most of their production, they become large orchestrators of vast supply chains and have an increasing need for software to help manage these operations. Our SCM software, powered by our network, helps our customers manage and optimize their supply chains in an efficient, data-driven manner.

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We estimate the TAM in North America and Europe for our SCM software solutions is $45 billion, which reflects a high-single-digit historical growth rate. We expect our TAM to accelerate to more than 12% annual growth in the 2021-2024 calendar years. Importantly, we believe that approximately 85% of our TAM is white space not currently served by an SCM software provider. Many companies utilize a patchwork of customized or home-grown supply chain solutions that have been developed over decades and are outdated with respect to current technology, and often patched together with spreadsheet-based processes. As a result, these solutions are latent and require high human capital investments to maintain and operate. The recent COVID-19-related supply chain disruptions have further highlighted the limitations of existing decision-making infrastructure with home grown solutions and the imperative for end-to-end digital transformation that can drive holistic and timely supply chain decision making.

Due to the outsourced and siloed nature of supply chains, the growth in the number of trading partners and vendors has generated commensurate data growth. This has driven demand for end-to-end supply chain management solutions that can integrate disparate data from across the supply chain to drive real-time decision making. Manufacturers and retailers are increasingly focused on solutions that can integrate multiple sources of data, including retail demand, shipping capacity and production output, to help drive unified, real-time decision making to optimize the supply chain.

The SCM software industry has traditionally been viewed as having three key sub-segments: procurement, planning, and execution. However, the flow of goods and information is continuous across these sub-segments, and E2open has recognized this and been developing end-to-end solutions that span the entire SCM software landscape to support all supply chain functions.

Customers

We primarily sell our software solutions to large enterprise brand-owners, manufacturers and transportation and logistics service providers. Our customers include some of the most well-known brands in the World, and we estimate that we have over 125 customers with over $10 billion in annual revenue. Customers often start with one of our software solutions to solve a specific problem and then expand their spend over time. This is evidenced by our long customer tenure (14 years), high gross retention (approximately 95%) and sizable average annual subscription revenue ($1.5+ million) across our top 100 customers.

As of February 29, 2020, we have more than 1,200 customers in over 180 countries. No organization or customer accounted for more than 7% of our revenue for fiscal years 2019-2020. Our customers range in size from small businesses to Fortune 100 companies, and our go-to-market and solutions portfolio enable us to reach customers of all sizes across many industries.

For the fiscal year ended February 29, 2020, 36% of our recurring revenue was derived from technology companies, 21% from transportation and logistics companies, 20% from consumer goods companies, 16% from industrial manufacturing companies and 7% from other industries including agriculture, education, business and financial service, healthcare and non-profit companies.

Go-To-Market

Our go-to-market strategy is focused on both expanding the adoption of our product portfolio with existing customers and the acquisition of new customers. We primarily focus our selling efforts on large enterprise organizations and sell our software through a direct sales force and channel partners. Additionally, we have a high-velocity inside sales organization to serve small and medium-sized businesses. Our go-to-market strategy enables our sales force to develop deep, long-term relationships with existing and potential customers across the relevant functions, from buying managers to information technology to division heads to C-level executives. Importantly, we believe that our go-to-market approach focused on customers is a competitive advantage compared to competitors that go-to-market focused on products, which enables us to sustain our high customer retention, long customer tenure, and drive maximum spend within each customer.

Our sales organization is comprised of field sales, inside sales, and sales development personnel, and we align these teams based on customer size and industry. We focus initially on solving a customer’s primary need, usually a specific piece of their supply chain. Once a customer adopts our solution and witnesses the power of our platform, we focus on cross-selling additional products and up-selling additional departments and divisions with the same solution. We have found that experience with our SaaS platform is the most effective selling tool.

Recent Acquisitions

On November 26, 2018, we completed the acquisition of INTTRA, a leading ocean shipping network, software and information provider at the time. This strategic acquisition was important in the foundation of our Logistics ecosystem given the strength of INTTRA’s multi-carrier shipping network across 177 countries that we estimate managed 26% of the world’s global ocean freight. INTTRA’s network and cloud-based software solution served more than 35,000 active shippers, 60 carriers and 150 integrations with transportation management and port system software partners, and significantly enhanced our ability to provide end-to-end visibility to our customers.

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On July 2, 2019, we acquired Amber Road, a cloud-based global trade management software platform providing solutions across sourcing, global logistics and trade compliance, in a transaction valued at approximately $428.6 million. The acquisition of Amber Road provided an expansive digital repository of global trade rules and regulations across 170 countries as well as significant customer relationships across Global 1000 and mid-sized companies.

We have integrated the Amber Road business into our platform and operations. We completed the people portion of the integration in September 2019, approximately 60 days subsequent to the acquisition. As a result, we have one consolidated field organization, professional services organization, customer success and support organization, and product management and development organization each of which follow a consistent unified process irrespective of their preacquisition heritage.

From a field operations perspective, the sales teams have been merged together, customer accounts and sales leads have been assigned to the combined teams and the selling processes have been unified. All sales people sell all products to their assigned target clients. From a product perspective, the Amber Road products are an integrated part of our platform. The entire product portfolio follows the same product management and release processes with a quarterly release cadence where all products are released with the same synchronized frequency on the same pre-determined date, every 90 days. The first unified release for the Amber Road heritage release was in November 2019. User Management (via Harmony®) and data integration via (E2net) are the first steps to interoperability and with each quarterly release we further this integration (for data as well as for users). This allows us to rapidly leverage the benefits of the combined product portfolio for existing E2open customers as well as the newly acquired customers. With every release we strive to improve interoperability allowing us to support new use cases and process flows that further differentiate our solutions and provide value to our customers.

The remaining integration work related to this acquisition is primarily around lease exits and data center consolidation which we expect to complete by midyear in fiscal 2022.

Now, as an integrated part of our software platform, we have enhanced our ability to provide customers with valuable trade management information services, helping them improve sourcing decisions and automating import and export trade processes across their global operations.

Competition

Defined by changing technology and evolving customer needs, the market for SCM software is complex, competitive, and highly fragmented. There are many players offering point solutions that specialize in niche segments of SCM software, whereas E2open provides an end-to-end platform with network, planning and execution capabilities. Several participants within each product category offer solutions that compete against one or more of our current offerings, including Manhattan Associates in supply chain execution, Kinaxis in supply chain planning, and SPS Commerce in EDI-based network solutions. Additionally, we believe some of the large enterprise resource planning players offer capabilities across supply chain planning and execution, but currently lack the best-of-breed applications, network ecosystems and data that our platform provides.

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Source: Management estimates.

We believe the principal competitive factors in our market are:

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Brand awareness, reputation, and experience with customers within respective industry verticals;

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Product capabilities, including end-to-end visibility, scalability, performance, functionality, safety and security, and reliability;

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Ability to collect and synthesize data;

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Ease of deployment, use and flexibility;

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Interoperability and ease of integration with third-party vendors and internal customer systems;

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Customer, technology, and platform support; and

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Strength of sales and marketing efforts.

We expect competition to evolve as companies continue to digitally transform their supply chains and as more vendors look to provide an end-to-end supply chain platform. We believe we compete effectively to serve these needs as our products and go-to-market efforts have been designed with these criteria in mind. Additionally, we believe that our combination of network ecosystems, data and applications providing end-to-end supply chain visibility and connecting more than 220,000 trading partners is unique.

Employees

As of November 30, we employed 2,406 full-time employees, including 198 in sales and marketing, 671 in product, 387 in operations, 455 in data content, 459 in professional services and 236 in general administrative functions. Among our full-time employees as of November 30, 2020, 651 were in North America, 199 were in Europe, the Middle East and Africa, and 1,556 were in Asia Pacific.

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Over the last several years, we have developed operating principles that have provided a unifying foundation for our global workforce. This has led to one culture of transparency, commitment, and operational intensity, which has enabled our ability to drive growth, retain employees and rapidly integrate acquisitions.

Properties and Facilities

Our corporate headquarters is located at 9600 Great Hills Trail, Suite 300e, Austin, Texas 78759. In addition, we lease other corporate office spaces in San Jose, California; Edmonds, Washington; Dallas, Texas; Davenport, Iowa; Chicago, Illinois; Parsippany, New Jersey; McLean, Virginia; Raleigh, North Carolina; Rogers, Arkansas; Atlanta, Georgia; Fort Lauderdale, Florida; Reading, United Kingdom; Antwerp, Belgium; Copenhagen, Denmark; Karlsruhe, Germany; Munich, Germany; Krakow, Poland; Pune, India; Hyderabad, India; Bangalore, India; Kuala Lumpur, Malaysia; Shenzhen, China; Shanghai, China; and Kowloon, Hong Kong.

Our data centers are operated through co-location facilities, where we provide our own equipment to be used in leased space. We utilize and optimize data centers and public cloud services throughout the world to support a secure 99.99% uptime infrastructure with zero single-points of failure for our customers. The following table sets forth our material technology infrastructure, including location and function, for our properties throughout the world (all of which are leased). While the data center space is leased, we own all the equipment and gear that sits within those data centers.

#	Location	Function
1	San Jose, California	Production
2	Sunnyvale, California	Development, Configuration, Staging
3	Denver, Colorado	Disaster Recovery
4	Chicago, Illinois	Production, Disaster Recovery, Datacenter
5	Jacksonville, Florida	Production, Development
6	Carlstadt, New Jersey	Disaster Recovery
7	Beijing, China	Production
8	Shanghai, China	Production, Disaster Recovery
9	Hong Kong	Production
10	Hong Kong	Disaster Recovery

Intellectual Property

We consider the protection of our intellectual property and proprietary information to be an important facet of our business. We own a number of trademarks, patents, copyrights and domain names registered in the United States and abroad that, together, are meaningful to our business, including the E2OPEN, AMBER ROAD, INTTRA marks (among others). From time to time, we have pursued enforcement of our intellectual property rights against third parties and expect to do so in the future when cost effective. In addition, we enter into customary confidentiality and invention assignment agreements with employees and contractors involved in the development of our intellectual property.

Government Regulation and Compliance

We are subject to various laws and regulations of the United States and other jurisdictions, including the European Union, by supranational, national and local government authorities, including with respect to sanctions compliance, privacy laws, labor and employment laws, and other laws. In the United States, our global sanctions compliance is monitored by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and certain of our subsidiaries have received a license from OFAC permitting certain business, transactions or other activities involving sanctioned countries. We monitor these regulatory requirements, including the requirements for retaining our OFAC license, and our compliance on a regular basis.

Legal Proceedings

We are subject to various legal proceedings, claims, and governmental audits that arise in the ordinary course of our business. Although the outcomes of these claims cannot be predicted with certainty, in the opinion of management, the ultimate resolution of these matters would not be expected to have a material effect on our financial position, results of operations, or cash flows.

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Exhibit 99.2

[Excerpt from the registrant's Registration Statement on Form S-1 (No. 333-253969).

Terms not defined herein are defined as set forth in the Registration Statement.]

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with all of the other information included in this prospectus, before making an investment decision. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the anticipated benefits of the Transactions, and may have an adverse effect on our business, cash flows, financial condition and results of operations. You should also carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to Our Business and Operations

The ongoing COVID-19 pandemic, including the resulting global economic uncertainty, measures taken in response to the pandemic and changes to the way our customers are operating their businesses, could materially impact our business and future results of operations and financial condition.

The COVID-19 pandemic has disrupted the economy and put strains on governments, health care systems, and businesses around the world. The impact and duration of the COVID-19 pandemic, which may worsen, are difficult to assess or predict. It is even more difficult to predict the impact on the global economic market, which will depend upon the actions taken by governments, businesses, and other enterprises in response to the pandemic. The pandemic has already caused, and is likely to result in further, significant disruption of global financial markets and economic uncertainty. Adverse market conditions resulting from the spread of COVID-19 could materially adversely affect our business.

The conditions caused by the COVID-19 pandemic could affect the rate of spending on software products and could adversely affect our customers’ ability or willingness to purchase our offerings; the timing of our current or prospective customers’ purchasing decisions; pricing discounts or extended payment terms; reductions in the amount or duration of customers’ subscription contracts or term licenses; or increase customer attrition rates, all of which could adversely affect our future sales, operating results and overall financial performance.

In response to the COVID-19 pandemic, we have temporarily closed all of our offices, enabled our employees to work remotely and implemented travel restrictions for all non-essential business in a manner consistent with local standards and risks. If the COVID-19 pandemic worsens, especially in regions where we have offices, our business activities originating from affected areas could be adversely affected, and our expansion plans could be disrupted. Disruptive activities could include business closures in impacted areas, localized infrastructure interruptions, including to power, internet, or cellular service, further restrictions on our employees’ and service providers’ ability to travel, impacts to productivity if our employees or their family members experience health issues, and potential delays in hiring and onboarding of new employees. We may take further actions that alter our business operations as may be required by local, state, or federal authorities or that we determine are in the best interests of our employees. Such measures could negatively affect our sales and marketing efforts, sales cycles, employee productivity, or customer retention, any of which could harm our financial condition and business operations.

The COVID-19 pandemic could cause our third-party data center hosting facilities and cloud computing platform providers, which are critical to our infrastructure, to shut down their business, experience security incidents that impact our business, delay or disrupt performance or delivery of services, or experience interference with the supply chain of hardware required by their systems and services, any of which could materially adversely affect our business. Limitations on access or disruptions to services or goods provided by or to some of our suppliers and vendors upon which our platform and business operations relies, could interrupt our ability to provide our platform, decrease the productivity of our workforce, and significantly harm our business operations, financial condition, and results of operations.

The extent and continued impact of the COVID-19 pandemic on our business will depend on certain developments, including: the duration and spread of the outbreak; government responses to the pandemic; the impact on our customers and our sales cycles; the impact on customer, industry, or employee events; and the effect on our partners, vendors, and supply chains, all of which are uncertain and cannot be predicted. Because of our largely subscription-based business model, the effect of the COVID-19 pandemic may not be fully reflected in our results of operations and overall financial condition until future periods, if at all.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including, in particular, risks related to our ability to secure customer renewals, the addition of new customers and increased revenue from existing customers, risks relating to cyber-attacks and security vulnerabilities, and global supply chain disruptions.

If we are unable to sell products to new customers or to sell additional products or upgrades to our existing customers, it could adversely affect our revenue growth and operating results.

To increase our revenue, we must add new customers (whether through sales or acquisitions) or sell additional products or upgrades to existing customers. Even if we capture a significant volume of leads from our digital marketing activities, we must be able to convert those leads into sales of our products to new or existing customers in order to achieve revenue growth.

We primarily rely on our direct sales force to sell our products to new and existing customers and convert qualified leads into sales. Accordingly, our ability to achieve significant growth in revenue in the future will depend on our ability to recruit, train and retain sufficient numbers of sales personnel, and on the productivity of those personnel. Our recent and planned personnel additions may not become as productive as we would like or in a timely manner, and we may be unable to hire or retain sufficient numbers of qualified individuals in the future in the markets where we do or plan to do business. If we are unable to sell products to new customers and additional products or upgrades to our existing customers through our direct sales force or through our channel partners, which supplement our direct sales force by distributing our products and generating sales opportunities, we may be unable to grow our revenue and our operating results could be adversely affected.

Our business depends on customers renewing their subscription agreements. Any decline in renewal or net retention rates could harm our future operating results.

The significant majority of our revenue is recurring and consists of subscription revenue. Our subscription products generally have recurring annual subscription periods. While many of our subscriptions provide for automatic renewal, our customers may opt-out of automatic renewal and customers have no obligation to renew a subscription after the expiration of the term. Our customers may or may not renew their subscriptions as a result of a number of factors (including as a result of general economic downturns due to of COVID-19, including their satisfaction or dissatisfaction with our products and services, our pricing or pricing structure, the pricing or capabilities of the products and services offered by our competitors, the effects of economic conditions), or reductions in our paying customers’ spending levels. In addition, our customers may renew for fewer subscriptions, renew for shorter contract lengths if they were previously on multi-year contracts, or switch to lower cost offerings of our products and services.

It is difficult to accurately predict long-term customer retention. Our customers’ subscription net retention rates may decline or fluctuate as a result of a number of factors, including their level of satisfaction with our products, the prices of our products, the prices of products and services offered by our competitors or reductions in our customers’ spending levels. If our customers do not renew their subscription arrangements, maintenance or other services agreements or if they renew them on less favorable terms, our revenue may decline. A substantial portion of our quarterly subscription revenue is attributable to agreements entered into during previous quarters. As a result, if there is a decline in renewed subscription agreements in any one quarter, only a small portion of the decline will be reflected in our revenue recognized in that quarter and the rest will be reflected in our revenue recognized in the following four quarters or more.

Our large customers have substantial negotiating leverage, which may require that we agree to terms and conditions that result in increased cost of sales, decreased revenue, and lower average selling prices and gross margins, all of which could harm our results of operations.

Some of our customers have significant bargaining power when negotiating new licenses or subscriptions or renewals of existing agreements, and have the ability to buy similar products from other vendors or develop such systems internally. These customers have and may continue to seek advantageous pricing and other commercial and performance terms that may require us to develop additional features in the products we sell to them or add complexity to our customer agreements. Currently, as customers become larger, our pricing model recognizes various factors such as number of products purchased and the penetration of those products within a customer’s operations. As such, when a customer buys more product, their average cost per product can decline even though the total revenue from them increases, and, to date, we have generally seen sales to customers increase in proportion to or in excess of any reductions in the cost per product. However, there can be no guarantee that these results will continue in the future. If we are unable to negotiate renewals with our large customers on favorable terms, our results of operations could be harmed.

Adverse or weakened general economic and market conditions may reduce spending on supply chain technology and information, which could harm our revenue, results of operations, and cash flows.

Our revenue, results of operations, and cash flows depend on the overall demand for and use of technology and information for global supply chain management, which depends in part on the amount of spending allocated by our customers or potential customers on supply chain technology and information. This spending depends on worldwide economic and geopolitical conditions. The U.S. and other key international economies have experienced cyclical downturns from time to time in which economic activity was impacted by falling demand for a variety of goods and services, restricted credit, poor liquidity, reduced corporate profitability, volatility in credit, equity, and foreign exchange markets, bankruptcies, pandemics such as COVID-19, and overall economic uncertainty. These economic conditions can arise suddenly, and the full impact of such conditions often remains uncertain. In addition, geopolitical developments and potential trade wars, can increase levels of political and economic unpredictability globally and increase the volatility of global financial markets. Further actions or inactions of the U.S. or other major national governments, including the United Kingdom’s 2016 vote in favor of exiting the European Union, may also impact economic conditions, which could result in financial market disruptions or an economic downturn.

Concerns about the systemic impact of a recession (in the United States or globally), energy costs, geopolitical issues, or the availability and cost of credit could lead to increased market volatility, decreased consumer confidence, and diminished growth expectations in the U.S. economy and abroad, which in turn could affect the rate of information technology spending and could adversely affect our customers’ ability or willingness to purchase our services, delay prospective customers’ purchasing decisions, reduce the value or duration of their subscription contracts, or affect attrition rates, all of which could adversely affect our future sales and operating results. Prolonged economic slowdowns may result in requests to renegotiate existing contracts on less advantageous terms to us than those currently in place, payment defaults on existing contracts, or non-renewal at the end of a contract term.

Because our long-term success depends on our ability to operate our business internationally and increase sales of our products to customers located outside of the United States, our business is susceptible to risks associated with international operations.

We have international operations in India, the United Kingdom, Poland, Germany, Belgium, China, including Hong Kong, Malaysia and Canada and we market and sell our products worldwide. We expect to continue to expand our international operations for the foreseeable future. The continued international expansion of our operations requires significant management attention and financial resources and results in increased administrative and compliance costs. Our limited experience in operating our business in certain regions outside the United States increases the risk that our expansion efforts into those regions may not be successful. In particular, our business model may not be successful in particular countries or regions outside the United States for reasons that we currently are unable to anticipate. We are subject to risks associated with international sales and operations including, but not limited to:

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fluctuations in currency exchange rates;

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the complexity of, or changes in, foreign regulatory requirements;

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difficulties in managing the staffing of international operations, including compliance with local labor and employment laws and regulations;

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potentially adverse tax consequences, including the complexities of foreign value added tax systems, overlapping tax regimes, restrictions on the repatriation of earnings and changes in tax rates;

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dependence on resellers and distributors to increase customer acquisition or drive localization efforts, including in new or evolving markets, which resellers and distributors may fail to maintain standards consistent with our brand and reputation;

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the burdens of complying with a wide variety of foreign laws and different legal standards;

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increased financial accounting and reporting burdens and complexities, including treatment of revenue from international sources;

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longer payment cycles and difficulties in collecting accounts receivable;

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longer sales cycles;

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political, social and economic instability;

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war, terrorist attacks, civil unrest and security concerns in general;

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reduced or varied protection for intellectual property rights in some countries and the risk of potential theft or compromise of our technology, data or intellectual property in connection with our international operations, whether by state-sponsored malfeasance or other foreign entities or individuals;

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laws and policies of the U.S. and other jurisdictions affecting international trade (including import and export control laws, tariffs and trade barriers);

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the risk of U.S. regulation of foreign operations; and

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other factors beyond our control such as natural disasters and public health crises, including pandemics.

The occurrence of any one of these risks could negatively affect our international business and, consequently, our operating results. We cannot be certain that the investment and additional resources required to establish, acquire or integrate operations in other countries will produce desired levels of revenue or profitability. If we are unable to effectively manage our expansion into additional geographic markets, our financial condition and results of operations could be harmed.

Our success depends in part on our ability to develop and market new and enhanced solutions modules, and we may not be able to do so, or do so quickly enough to respond to changes in demand. Even if we anticipate changes in demand, it may be difficult for us to transition existing customers to new versions of our solutions.

Our success depends in part on our ability to develop and market new and enhanced solutions modules, and to do so on a timely basis. Successful module development and marketing depends on numerous factors, including anticipating customer requirements, changes in technology requirements, our ability to differentiate our solutions from those of our competitors, and market acceptance of our solutions. Enterprises are requiring their software application vendors to provide ever increasing levels of functionality and broader offerings. Moreover, our industry is characterized by rapid evolution, and shifts in technology and customer needs. We may not be able to develop and market new or enhanced modules in a timely or cost-effective manner or at all. Our solutions also may not achieve market acceptance or correctly anticipate technological changes or the changing needs of our customers or potential customers.

In addition, even if we correctly anticipate changes in technology or demand, it might be difficult for us to transition existing customers to new versions of our solutions. Such transitions or upgrades may require considerable professional services effort and expense and customers may choose to discontinue using our solutions rather than proceed with a lengthy and expensive upgrade. If customers fail to accept new versions of our solution, if our newest solutions contains errors, or if we expend too many resources supporting multiple versions of our solutions, we may suffer a material adverse effect on our business, financial position, results of operations and cash flows.

The market for cloud-based supply chain management solutions is still evolving. If this market develops more slowly than we expect, our revenue may decline or fail to grow, and we may incur additional operating losses.

We derive, and expect to continue to derive, substantially all of our revenue from providing cloud-based supply chain management platforms, solutions and related services. The market for cloud-based supply chain management solutions is still evolving and it is uncertain whether these platforms and solutions will sustain high levels of demand and market acceptance. Our success will depend on the willingness of companies to accept our cloud-based supply chain management platforms and solutions as an alternative to manual processes, traditional enterprise resource planning software and internally-developed supply chain management solutions. Some customers may be reluctant or unwilling to use our cloud-based supply chain management platforms or solutions for a number of reasons, including data privacy concerns, data and network security concerns and existing investments in supply chain management technology.

Traditional approaches to supply chain management have required, among other things, purchasing hardware and licensing software. Because these traditional approaches often require significant initial investments to purchase the necessary technology and to establish systems that comply with customers’ unique requirements, companies may be unwilling to abandon their current solutions for our cloud-based supply chain management platforms and solutions. Other factors that may limit market acceptance of our platforms and solutions include:

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our ability to maintain high levels of customer satisfaction;

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our ability to maintain continuity of service for all users of our solutions;

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the price, performance and availability of competing solutions; and

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our ability to address companies’ confidentiality concerns about information stored outside of their premises.

If companies do not perceive the benefits of our cloud-based supply chain management platforms or solutions, or if companies are unwilling to accept our platforms and solutions as an alternative to traditional approaches, the market for our platforms and solutions might not continue to develop or might develop more slowly than we expect, either of which could significantly adversely affect our revenues and growth prospects.

The information we source from third parties for inclusion in our knowledge databases may not be accurate and complete, our trade experts may make errors in interpreting legal and other requirements when processing this information, and our trade content may not be updated on a timely basis, which can expose our customers to fines and other substantial claims and penalties.

Our customers often use our solutions as a system of record and many of our customers are subject to regulation of their products, services and activities. Our knowledge library includes trade content sourced from government agencies and transportation carriers in numerous countries. It is often sourced from text documents and includes import and export regulations, shipping documents, preferential duties and taxes, specifications for free trade agreements, transportation rates, sailing schedules, embargoed country and restricted party lists, and harmonized tariff codes. The information in these text documents may not be timely, accurate or complete. Our team of trade experts transforms these documents into a normalized and propriety knowledgebase, interpretable by software, and in so doing has to interpret the legal and other requirements contained in the source documents. We can provide no assurances that our trade experts do not make errors in the interpretation of these requirements. Furthermore, rules and regulations and other trade content used in our solutions change constantly, and we must continuously update our knowledge library. Maintaining a complete and accurate knowledge library is time-consuming and costly and we can provide no assurances that our specialists will always make appropriate updates to the library on a timely basis. Errors or defects in updating the trade content we provide to our customers and any defects or errors in, or failure of, our software, hardware, or systems, can result in an inability to process transactions in a timely manner or lead to violations that could expose our customers to fines and other substantial claims and penalties and involve criminal liability. In addition, these errors and delays may damage our reputation with both existing and new customers and result in lost customers and decreased revenue, which could materially and adversely affect our business, revenue and results of operations.

Any of these problems may enable our customers to terminate our agreements or we may be required to issue credits or refunds, and may be subject to product liability, breach of warranty or other contractual claims. We also may be required to indemnify our customers or third parties as a result of any of these problems. Any provisions in our customer agreements intended to limit liability may not be sufficient to protect us against any such claims. Insurance may not be available on acceptable terms, or at all. In addition, any insurance we do have may not cover claims related to specific defects, errors, failures or delays, may not cover indirect or consequential damages, and otherwise may be inadequate, and defending a suit, regardless of its merit, could be costly and divert management’s attention. In general, losses from customers terminating their agreements with us and our cost of defending claims resulting from defects, errors, failures or delays might be substantial, and could have a material adverse effect on our business, financial position, results of operations and cash flows.

Because we generally recognize revenue from subscriptions for our services over the term of the subscription, downturns or upturns in new business may not be immediately reflected in our operating results.

We generally recognize revenue from customers ratably over the terms of their subscription and support agreements, which are typically 12 to 36 months. As a result, most of the revenue we report in each quarter is the result of subscription and support agreements entered into during previous quarters. Consequently, a decline in new or renewed subscriptions in any one quarter may not be reflected in our revenue results for that quarter. Any such decline, however, will negatively impact our revenue in future quarters. Accordingly, the effect of significant downturns in sales and market acceptance of our services, and potential changes in our attrition rate, may not be fully reflected in our results of operations until future periods. Our subscription model also makes it difficult for us to rapidly increase our revenue through additional sales in any period, as revenue from new customers must be recognized over the applicable subscription and support term.

We face intense competition, and our failure to compete successfully would make it difficult for us to add and retain customers and would impede the growth of our business.

The supply chain management market is fragmented, competitive and rapidly evolving. We compete with other cloud-based supply chain management vendors, traditional enterprise resource planning vendors such SAP and Oracle, and other service providers, as well as with solutions developed internally by enterprises seeking to manage their global supply chains and global trade. Some of our actual and potential competitors may enjoy competitive advantages over us, such as greater name recognition, more varied offerings and larger marketing budgets, as well as greater financial, technical and other resources. Furthermore, some competitors may have best-of-breed solutions to problems created by the unique trading requirements of particular countries, industries and/or business processes. As a result, our competitors may be able to respond more quickly than we can to new or changing opportunities, technologies, standards or customer requirements or devote greater resources to the promotion and sale of their products and services than we can.

The intensity of competition in the supply chain management market has resulted in pricing pressure as the market has developed and our competitors very frequently offer substantial price discounts for their products. We expect the intensity of competition to increase in the future as existing competitors develop their capabilities and as new companies, which could include one or more large software or trade content providers, enter our market. Increased competition could result in additional pricing pressure, reduced sales, shorter term lengths for customer contracts, lower margins or the failure of our solutions to achieve or maintain broad market acceptance. If we are unable to compete effectively, it will be difficult for us to maintain our pricing rates or add and retain customers, and our business, financial condition and results of operations will be harmed.

We may not be able to adequately protect our proprietary and intellectual property rights in our data or technology.

Our success is dependent, in part, upon protecting our proprietary information and technology. We may be unsuccessful in adequately protecting our intellectual property. No assurance can be given that confidentiality, non-disclosure, or invention assignment agreements with employees, consultants, or other parties will not be breached and will otherwise be effective in controlling access to and distribution of our platform or solutions, or certain aspects of our platform or solutions, and proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our platform or solutions. Additionally, certain unauthorized use of our intellectual property may go undetected, or we may face legal or practical barriers to enforcing our legal rights even where unauthorized use is detected.

Current law may not provide for adequate protection of our platform or data. In addition, legal standards relating to the validity, enforceability, and scope of protection of proprietary rights in internet-related businesses are uncertain and evolving, and changes in these standards may adversely impact the viability or value of our proprietary rights. Some license provisions protecting against unauthorized use, copying, transfer, and disclosure of our platform, or certain aspects of our platform, or our data may be unenforceable under the laws of certain jurisdictions. Further, the laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and mechanisms for enforcement of intellectual property rights in some foreign countries may be inadequate. To the extent we expand our international activities, our exposure to unauthorized copying and use of our data or certain aspects of our platform may increase. Competitors, foreign governments, foreign government-backed actors, criminals, or other third parties may gain unauthorized access to our proprietary information and technology. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our technology and intellectual property.

To protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights, and we may or may not be able to detect infringement by our customers or third parties. Litigation has been and may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Such litigation could be costly, time consuming, and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our platform or solutions, impair the functionality of our platform or solutions, delay introductions of new features, integrations, and capabilities, result in our substituting inferior or more costly technologies into our platform or solutions, or injure our reputation. In addition, we may be required to license additional technology from third parties to develop and market new features, integrations, and capabilities, and we cannot be certain that we could license that technology on commercially reasonable terms or at all, and our inability to license this technology could harm our ability to compete.

Acquisitions present many risks that could have a material adverse effect on our business and results of operations.

In order to expand our business, we have made numerous acquisitions and expect to continue making similar acquisitions and possibly larger acquisitions as part of our growth strategy. The success of our future growth strategy will depend on our ability to identify, negotiate, complete and integrate acquisitions and, if necessary, to obtain satisfactory debt or equity financing to fund those acquisitions. Acquisitions are inherently risky, and any acquisitions we complete may not be successful. Our past acquisitions and any mergers and acquisitions that we may undertake in the future involve numerous risks, including, but not limited to, the following:

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difficulties in integrating and managing the operations, personnel, systems, technologies and products of the companies we acquire;

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diversion of our management’s attention from normal daily operations of our business;

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our inability to maintain the key business relationships and the reputations of the businesses we acquire;

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uncertainty of entry into markets in which we have limited or no prior experience and in which competitors have stronger market positions;

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our dependence on unfamiliar affiliates, resellers, distributors and partners of the companies we acquire;

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our inability to increase revenue from an acquisition for a number of reasons, including our failure to drive demand in our existing customer base for acquired products and our failure to obtain maintenance renewals or upgrades and new product sales from customers of the acquired businesses;

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increased costs related to acquired operations and continuing support and development of acquired products;

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our responsibility for the liabilities of the businesses we acquire;

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potential goodwill and intangible asset impairment charges and amortization associated with acquired businesses;

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adverse tax consequences associated with acquisitions;

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changes in how we are required to account for our acquisitions under U.S. generally accepted accounting principles, including arrangements that we assume from an acquisition;

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potential negative perceptions of our acquisitions by customers, financial markets or investors;

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failure to obtain required approvals from governmental authorities under competition and antitrust laws on a timely basis, if at all, which could, among other things, delay or prevent us from completing a transaction, or otherwise restrict our ability to realize the expected financial or strategic goals of an acquisition;

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potential increases in our interest expense, leverage and debt service requirements if we incur additional debt to pay for an acquisition;

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our inability to apply and maintain our internal standards, controls, procedures and policies to acquired businesses;

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potential loss of key employees of the companies we acquire;

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potential security vulnerabilities in acquired products that expose us to additional security risks or delay our ability to integrate the product into our service offerings;

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difficulties in increasing or maintaining security standards for acquired technology consistent with our other services, and related costs;

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challenges converting the acquired company’s revenue recognition policies and forecasting the related revenues, including subscription-based revenues and software license revenue, as well as appropriate allocation of the customer consideration to the individual deliverables;

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ineffective or inadequate controls, procedures and policies at the acquired company;

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inadequate protection of acquired intellectual property rights; and

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potential failure to achieve the expected benefits on a timely basis or at all.

Additionally, acquisitions or asset purchases made entirely or partially for cash may reduce our cash reserves or require us to incur additional debt under our credit agreements or otherwise. We may seek to obtain additional cash to fund an acquisition by selling equity or debt securities. We may be unable to secure the equity or debt funding necessary to finance future acquisitions on terms that are acceptable to us. If we finance acquisitions by issuing equity or convertible debt securities, our existing stockholders will experience ownership dilution.

The occurrence of any of these risks could have a material adverse effect on our business, results of operations, financial condition or cash flows, particularly in the case of a larger acquisition or substantially concurrent acquisitions.

Businesses that we acquire may have greater than expected liabilities for which we become responsible.

Businesses that we acquire may have liabilities or adverse operating issues, or both, that we fail to discover through due diligence or the extent of which we underestimate prior to the acquisition. For example, to the extent that any business that we acquire or any prior owners, employees or agents of any acquired businesses or properties (i) failed to comply with or otherwise violated applicable laws, rules or regulations; (ii) failed to fulfill or disclose their obligations, contractual or otherwise, to applicable government authorities, their customers, suppliers or others; or (iii) incurred tax or other liabilities, we, as the successor owner, may be financially responsible for these violations and failures and may suffer harm to our reputation and otherwise be adversely affected. An acquired business may have problems with internal control over financial reporting, which could be difficult for us to discover during our due diligence process and could in turn lead us to have significant deficiencies or material weaknesses in our own internal control over financial reporting. These and any other costs, liabilities and disruptions associated with any of our past acquisitions and any future acquisitions could harm our operating results.

Charges to earnings resulting from acquisitions may adversely affect our operating results.

When we acquire businesses, we allocate the purchase price to tangible assets and liabilities and identifiable intangible assets acquired at their acquisition date fair values. Any residual purchase price is recorded as goodwill, which is also generally measured at fair value. We also estimate the fair value of any contingent consideration. Our estimates of fair value are based upon assumptions believed at the time to be reasonable, but which are uncertain and involve significant judgments by management. After we complete an acquisition, the following factors could result in material charges and adversely affect our operating results and may adversely affect our cash flows:

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costs incurred to combine the operations of companies we acquire, such as transitional employee expenses, stock compensation and employee retention expenses;

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impairment of goodwill or intangible assets;

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a reduction in the useful lives of intangible assets acquired;

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impairment of long-lived assets;

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identification of, or changes to, assumed contingent liabilities;

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changes in the fair value of any contingent consideration;

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charges to our operating results due to duplicative pre-merger activities; and

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charges to our operating results from expenses incurred to effect the acquisition.

Substantially all of these costs will be accounted for as expenses that will decrease our net income and earnings per share for the periods in which those costs are incurred. Charges to our operating results in any given period could differ substantially from other periods based on the timing and size of our acquisitions and the extent of integration activities.

If we fail to maintain adequate operational and financial resources, particularly if we continue to grow rapidly, we may be unable to execute our business plan or maintain high levels of service and customer satisfaction.

We have experienced, and expect to continue to experience, rapid growth, particularly through a number of acquisitions, which has placed, and may continue to place, significant demands on our management and our operational and financial resources. Our organizational structure is becoming more complex as we scale our operational, financial, and management controls, as well as our reporting systems and procedures, and expand internationally. As we continue to grow, we face challenges of integrating, developing, training, and motivating a rapidly growing employee base in our various offices around the world and navigating a complex multi-national regulatory landscape. If we fail to manage our anticipated growth and change in a manner that preserves the functionality of our platforms and solutions, the quality of our products and services may suffer, which could negatively affect our brand and reputation and harm our ability to attract customers.

To manage growth in our operations and personnel, we will need to continue to grow and improve our operational, financial, and management controls and our reporting systems and procedures. We will require significant capital expenditures and the allocation of valuable management resources to grow and change in these areas. Our expansion has placed, and our expected future growth will continue to place, a significant strain on our management, customer experience, research and development, sales and marketing, administrative, financial, and other resources.

We anticipate that significant additional investments will be required to scale our operations and increase productivity, to address the needs of our customers, to further develop and enhance our products and services, to expand into new geographic areas and to scale with our overall growth. If additional investments are required due to significant growth, this will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term.

Given many of our key customers are enterprise customers, our sales cycle is longer and more expensive, and we may encounter pricing pressure and implementation and configuration challenges.

Many of our largest customers are enterprise customers, which means we face longer sales cycles, greater competition, more complex customer due diligence, less favorable contractual terms, and less predictability in completing some of our sales.

Consequently, a target customer’s decision to use our services may be an enterprise-wide decision and, if so, these types of sales require us to provide greater levels of education regarding the use and benefits of our products and services, as well as education regarding privacy and data protection laws and regulations to prospective customers. In addition, larger enterprise customers may demand more configuration, integration services, and features. As a result of these factors, these sales opportunities may require us to devote greater sales support and professional services resources to individual customers, driving up costs and time required to complete sales, while potentially requiring us to delay revenue recognition on some of these transactions until the technical or implementation requirements have been met.

We have experienced rapid growth in recent periods, and our recent growth rates may not be indicative of our future growth.

We have experienced organic and acquisition-driven growth in recent periods, and revenue growth in future periods may not be consistent with recent history. We believe our revenue growth depends on a number of factors, including, but not limited to, our ability to:

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attract new customers;

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renew and grow current customer subscriptions;

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introduce and grow adoption of our products and services in new markets;

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adequately expand our sales force and otherwise scale our operations as a business;

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expand the features and capabilities of our platform, including through the creation and use of additional integrations;

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maintain the security and reliability of our platform;

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comply with existing and new applicable laws and regulations;

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price and package our products and services effectively;

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successfully compete against established companies and new market entrants;

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increase awareness of our brand on a global basis; and

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execute on our acquisition strategy.

We may not be able to successfully implement our strategic initiatives in accordance with our expectations, or in the timeframe we desire, which may result in an adverse impact on our business and financial results. We also expect our operating expenses to increase in future periods, and if our revenue growth does not increase to offset these anticipated increases in our operating expenses, our business, results of operations, and financial condition will be harmed and we may not be able to achieve or maintain profitability.

We may experience quarterly fluctuations in our operating results due to a number of factors which makes our future results difficult to predict and could cause our operating results to fall below expectations or our guidance.

Our quarterly operating results have fluctuated in the past and are expected to fluctuate in the future due to a variety of factors, many of which are outside of our control, including seasonality in our business as a result of customer budget cycles and customary European vacation schedules, with higher sales in the third and fourth fiscal quarters. As a result, our past results may not be indicative of our future performance, and comparing our operating results on a period-to-period basis may not be meaningful. In addition to the other risks described in this prospectus, factors that may affect our quarterly operating results include the following:

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our ability to attract and retain customers and grow subscriptions of existing customers;

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our ability to price and package our products and services effectively;

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pricing pressure as a result of competition or otherwise;

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unforeseen costs and expenses, including those related to the expansion of our business and operations;

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changes in customers’ budgets and in the timing of their budget cycles and purchasing decisions;

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changes in the competitive dynamics of our market, including consolidation among competitors or customers and the introduction of new products or product enhancements;

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the amount and timing of payment for operating expenses, particularly research and development, sales, and marketing expenses and employee benefit expenses;

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the timing of revenue and expenses related to the development or acquisition of technologies, products, or businesses;

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potential goodwill and intangible asset impairment charges and amortization associated with acquired businesses;

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changes in unearned revenue and the remaining performance obligation, due to seasonality, the timing of and compounding effects of renewals, invoice duration, size and timing, new business linearity between quarters and within a quarter, average contract term or the collectability of invoices, all of which may impact implied growth rates;

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potential restructuring and transaction-related expenses;

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the amount and timing of costs associated with recruiting, training, and integrating new employees while maintaining our company culture;

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our ability to manage our existing business and future growth, including increases in the number of customers on our platform and the introduction and adoption of our platform in new markets outside of the United States;

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foreign currency exchange rate fluctuations;

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general economic and political conditions in our domestic and international markets; and

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litigation or related settlement payments.

We may not be able to accurately forecast the amount and mix of future subscriptions, revenue, and expenses and, as a result, our operating results may fall below our estimates or the expectations of public market analysts and investors.

Our failure to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies in the future could reduce our ability to compete successfully and harm our results of operations.

We may require additional financing, and we may not be able to obtain debt or equity financing on favorable terms, if at all. If we raise equity financing to fund operations or on an opportunistic basis, our stockholders may experience significant dilution of their ownership interests. We have a secured credit facility that restricts our ability to incur additional indebtedness, requires us to maintain specified minimum liquidity and restricts our ability to pay dividends. The terms of any additional debt financing may be similar or more restrictive. If we need additional capital and cannot raise it on acceptable terms, or at all, we may not be able to, among other things:

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develop new features, integrations, capabilities, and enhancements;

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continue to expand our product development, sales, and marketing organizations;

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hire, train, and retain employees;

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respond to competitive pressures or unanticipated working capital requirements; or

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pursue acquisition opportunities.

We are subject to various global data privacy and security regulations, which could result in additional costs and liabilities to us.

Our business is subject to a wide variety of local, state, national and international laws, directives and regulations that apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data. These data protection and privacy-related laws and regulations continue to evolve and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions and increased costs of compliance. In the United States, these include rules and regulations promulgated under the authority of the Federal Trade Commission, and state breach notification laws. If we experience a security incident with personal data issue, we may be required to inform the representative state attorney general or federal or country regulator, media and credit reporting agencies, and any customers whose information was stolen, which could harm our reputation and business. Other states and countries have enacted different requirements for protecting personal information collected and maintained electronically. We expect that there will continue to be new proposed laws, regulations and industry standards concerning privacy, data protection and information security in the United States, the European Union and other jurisdictions, and we cannot yet determine the impact such future laws, regulations and standards will have on our business or the businesses of our customers.

Failure to comply with laws concerning privacy, data protection and information security could result in enforcement action against us, including fines, imprisonment of company officials and public censure, claims for damages by end customers and other affected individuals, damage to our reputation and loss of goodwill (both in relation to existing end customers and prospective end customers), any of which could have a material adverse effect on our operations, financial performance and business. In addition, we could suffer adverse publicity and loss of customer confidence were it known that we did not take adequate measures to assure the confidentiality of the personally identifiable information that our customers had given to us. This could result in a loss of customers and revenue that could jeopardize our success. We may not be successful in avoiding potential liability or disruption of business resulting from the failure to comply with these laws and, even if we comply with laws, may be subject to liability because of a security incident. If we were required to pay any significant amount of money in satisfaction of claims under these laws, or any similar laws enacted by other jurisdictions, or if we were forced to cease our business operations for any length of time as a result of our inability to comply fully with any of these laws, our business, operating results and financial condition could be adversely affected. Further, complying with the applicable notice requirements in the event of a security breach could result in significant costs.

Additionally, our business efficiencies and economies of scale depend on generally uniform product offerings and uniform treatment of customers across all jurisdictions in which we operate. Compliance requirements that vary significantly from jurisdiction to jurisdiction impose added costs on our business and can increase liability for compliance deficiencies. Further, new or recently implemented regulations, including the European Union’s General Data Protection Regulation, may require significant investment, including the establishment of new data centers.

Cyber-attacks and security vulnerabilities could result in serious harm to our reputation, business, and financial condition.

Threats to network and data security are constantly evolving and becoming increasingly diverse and sophisticated. Our products and services, as well as our servers and computer systems and those of third parties that we rely on in our operations could be vulnerable to cybersecurity risks. As such, we may be subject to risks inherent to companies that process personal data. An increasing number of organizations have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks.

We are the target of attempts to identify and exploit system vulnerabilities and/or penetrate or bypass our security measures in order to gain unauthorized access to our systems, including an incident that has resulted in exfiltration of the contact records from our database. We employ multiple methods at different layers of our systems to defend against intrusion and attack, to protect our systems and to resolve and mitigate the impact of any incidents. Despite our efforts to keep our systems secure and to remedy identified vulnerabilities, future attacks could be successful and could result in substantial liability or business risk. Third parties will continue to attempt to gain unauthorized access to our systems or facilities through various means, including hacking into our systems or facilities, or those of our customers or vendors, or attempting to fraudulently induce our employees, customers, vendors or other users of our systems into disclosing sensitive information, which may in turn be used to access our IT systems. Our cybersecurity programs and efforts to protect our systems and data, and to prevent, detect and respond to data security incidents, may not prevent these threats or provide adequate security. Further, we may be subject to additional liability risks associated with data security breaches or other incidents by virtue of the private right of action granted to individuals under certain data privacy laws for actions arising from certain data security incidents.

We may experience breaches of our security measures due to human error, malfeasance, system errors or vulnerabilities, or other irregularities. In particular, our platform and the other systems or networks used in our business may experience an increase in attempted cyber-attacks, targeted intrusion, ransomware, and phishing campaigns seeking to take advantage of shifts to employees working remotely using their household or personal internet networks and to leverage fears promulgated by the COVID-19 pandemic. Actual or perceived breaches of our security could subject us to regulatory investigations and orders, litigation, indemnity obligations, damages, penalties, fines and other costs in connection with actual and alleged contractual breaches, violations of applicable laws and regulations and other liabilities. Any such incident could also materially damage our reputation and harm our business, results of operations and financial condition. We maintain errors, omissions, and cyber liability insurance policies covering certain security and privacy damages. However, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all.

Interruptions or performance problems associated with our internal infrastructure, and its reliance on technologies from third parties, may adversely affect our ability to manage our business and meet reporting obligations.

Currently, we use NetSuite to manage our financial processes and other third-party vendors to manage sales, online marketing and web services. We believe the availability of these services is essential to the management of our high-volume, transaction-oriented business model. As we expand our operations, we expect to utilize additional systems and service providers that may also be essential to managing our business. Although the systems and services that we require are typically available from a number of providers, it is time-consuming and costly to qualify and implement these relationships. Therefore, if one or more of our providers suffer an interruption in their business, or experience delays, disruptions or quality-control problems in their operations, or we have to change or add additional systems and services, our ability to manage our business and produce timely and accurate financial statements would suffer.

Interruptions or performance problems associated with our products, including disruptions at any third-party data centers upon which we rely, may impair our ability to support our customers.

Our continued growth depends in part on the ability of our existing and potential customers to access our websites, software or cloud-based products within an acceptable amount of time. We have experienced, and may in the future experience, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of users accessing our website simultaneously and denial of service or fraud or security attacks. In some instances, we may not be able to identify the cause or causes of these website performance problems within an acceptable period of time. It may become increasingly difficult to maintain and improve our website performance, especially during peak usage times and as our user traffic increases. If our websites are unavailable or if our customers are unable to access our software or cloud-based products within a reasonable amount of time or at all, our business would be negatively affected. Additionally, our data centers and networks and third-party data centers and networks may experience technical failures and downtime, may fail to distribute appropriate updates, or may fail to meet the increased requirements of a growing customer base.

We provide certain of our solutions through third-party data center hosting facilities located in the United States and other countries. While we control and have access to our servers and all of the components of our network that are located in such third-party data centers, we do not control the operation of these facilities. Additionally, some of these data centers could be temporarily or permanently impacted by natural disasters, including wildfires and earthquakes.

Following expiration of the current agreement terms, the owners of the data center facilities have no obligation to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew these agreements on commercially reasonable terms, or if one of our data center operators is acquired, we may be required to transfer our servers and other infrastructure to new data center facilities, and we may incur significant costs and possible service interruptions in connection with doing so.

We leverage third-party software for use with our solution. Performance issues, errors and defects, or failure to successfully integrate or license necessary third-party software could cause delays, errors, or failures of our solution, increases in our expenses and reductions in our sales, which could materially and adversely affect our business and results of operations.

We use software licensed from a variety of third parties in connection with the operation of our products. Any performance issues, errors, bugs, or defects in third-party software could result in errors or a failure of our products, which could adversely affect our business and results of operations. In the future, we might need to license other software to enhance our solution and meet evolving customer demands and requirements. Any limitations in our ability to use third-party software could significantly increase our expenses and otherwise result in delays, a reduction in functionality, or errors or failures of our solution until equivalent technology or content is either developed by us or, if available, identified, obtained through purchase or license, and integrated into our solution. In addition, third-party licenses may expose us to increased risks, including risks associated with the integration of new technology, the diversion of resources from the development of our own proprietary technology, and our inability to generate revenues from new technology sufficient to offset associated acquisition and maintenance costs, all of which may increase our expenses and materially and adversely affect our business and results of operations.

If we fail to integrate our products with a variety of operating systems, software applications, platforms and hardware that are developed by others or ourselves, our products may become less competitive or obsolete and our results of operations would be harmed.

Our products must integrate with a variety of network, hardware and software platforms, and we need to continuously modify and enhance our products to adapt to changes in hardware, software, networking, browser and database technologies. We believe a significant component of our value proposition to customers is the ability to optimize and configure our products to integrate with our systems and those of third parties. If we are not able to integrate our products in a meaningful and efficient manner, demand for our products could decrease and our business and results of operations would be harmed.

In addition, we have a large number of solutions, and maintaining and integrating them effectively requires extensive resources. Our continuing efforts to make our products more interoperative may not be successful. Failure of our products to operate effectively with future infrastructure platforms and technologies could reduce the demand for our products, resulting in customer dissatisfaction and harm to our business. If we are unable to respond to changes in a cost-effective manner, our products may become less marketable, less competitive or obsolete and our business and results of operations may be harmed.

Material defects or errors in our products could harm our reputation, result in significant costs to us and impair our ability to sell our products.

Software products are inherently complex and often contain defects and errors when first introduced or when new versions are released. Any defects or errors in our products could result in:

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lost or delayed market acceptance and sales of our products;

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a reduction in subscription or maintenance renewals;

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diversion of development resources;

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legal claims; and

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injury to our reputation and our brand.

The costs incurred in correcting or remediating the impact of defects or errors in our products may be substantial and could adversely affect our operating results.

Our management team has limited experience managing a public company.

Some members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, results of operations, and financial condition.

We may be subject to litigation for any of a variety of claims, which could adversely affect our business, results of operations, and financial condition.

In the ordinary course of business, we may be involved in and subject to litigation for a variety of claims or disputes and receive regulatory inquiries. These claims, lawsuits, and proceedings could include labor and employment, wage and hour, commercial, data privacy, antitrust, alleged securities law violations or other investor claims, and other matters. The number and significance of these potential claims and disputes may increase as our business expands. Any claim against us, regardless of its merit, could be costly, divert management’s attention and operational resources, and harm our reputation. As litigation is inherently unpredictable, we cannot assure you that any potential claims or disputes will not have a material adverse effect on our business, results of operations, and financial condition. Any claims or litigation, even if fully indemnified or insured, could make it more difficult to compete effectively or to obtain adequate insurance in the future.

In addition, we may be required to spend significant resources to monitor and protect our contractual, property, and other rights, including collection of payments and fees. Litigation has been and may be necessary in the future to enforce such rights. Such litigation could be costly, time consuming, and distracting to management and could result in the impairment or loss of our rights. Furthermore, our efforts to enforce our rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of such rights. Our inability to protect our rights as well as any costly litigation or diversion of our management’s attention and resources, could have an adverse effect on our business, results of operations, and financial condition or injure our reputation.

Our use of open source software could negatively affect our ability to sell our products and subject us to possible litigation.

Some of our products incorporate open source software, and we intend to continue to use open source software in the future. Some terms of certain open source licenses to which we are subject have not been interpreted by U.S. or foreign courts, and there is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to monetize our products. Additionally, we may from time to time face claims from third parties claiming ownership of, or demanding release of, the open source software or derivative works that we developed using such software, which could include our proprietary source code, or otherwise seeking to enforce the terms of the applicable open source software license. These claims could result in litigation and could require us to make our software source code freely available, purchase a costly license to continue offering the software or cease offering the implicated services unless and until we can re-engineer them to avoid infringement or violation. This re-engineering process could require significant additional research and development resources, and we may not be willing to entertain the cost associated with updating the software or be able to complete it successfully. In addition to risks related to license requirements, use of certain open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of software and, thus, may contain security vulnerabilities or infringing or broken code. Additionally, if we utilize open source licenses that require us to contribute to open source projects, this software code is publicly available; and our ability to protect our intellectual property rights with respect to such software source code may be limited or lost entirely. We may be unable to prevent our competitors or others from using such contributed software source code. Any of these risks could be difficult to eliminate or manage, and if not addressed, could have a negative effect on our business, operating results and financial condition.

We may in the future be sued by third parties for various claims including alleged infringement of proprietary intellectual property rights.

There is considerable patent and other intellectual property development activity in our market, and litigation, based on allegations of infringement or other violations of intellectual property, is frequent in software and internet-based industries. We may receive communications from third parties, including practicing entities and non-practicing entities, claiming that we have infringed their intellectual property rights.

In addition, we may be sued by third parties for breach of contract, defamation, negligence, unfair competition, or copyright or trademark infringement or claims based on other theories. We could also be subject to claims based upon the content that is accessible from our website through links to other websites or information on our website supplied by third parties or claims that our collection of information from third-party sites without a license violates certain federal or state laws or website terms of use. We could also be subject to claims that the collection or provision of certain information breached laws or regulations relating to privacy or data protection. As a result of claims against us regarding suspected infringement, our technologies may be subject to injunction, we may be required to pay damages, or we may have to seek a license to continue certain practices (which may not be available on reasonable terms, if at all), all of which may significantly increase our operating expenses or may require us to restrict our business activities and limit our ability to deliver our products and services and/or certain features, integrations, and capabilities of our platform. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense and/or cause us to alter our products or services, which could negatively affect our business. Further, many of our subscription agreements require us to indemnify our customers for third-party intellectual property infringement claims, so any alleged infringement by us resulting in claims against such customers would increase our liability. Our exposure to risks associated with various claims, including the use of intellectual property, may be increased as a result of acquisitions of other companies. For example, we may have a lower level of visibility into the development process with respect to intellectual property or the care taken to safeguard against infringement risks with respect to the acquired company or technology. In addition, third parties may make infringement and similar or related claims after we have acquired technology that had not been asserted prior to our acquisition.

We may be subject to liability if we breach our contracts, and our insurance may be inadequate to cover our losses.

We are subject to numerous obligations in our contracts with organizations using our products and services, as well as vendors and other companies with which we do business. We may breach these commitments, whether through a weakness in our procedures, systems, and internal controls, negligence, or through the willful act of an employee or contractor. Our insurance policies, including our errors and omissions insurance, may be inadequate to compensate us for the potentially significant losses that may result from claims arising from breaches of our contracts, as well as disruptions in our services, failures or disruptions to our infrastructure, catastrophic events and disasters, or otherwise.

In addition, our insurance may not cover all claims made against us, and defending a suit, regardless of its merit, could be costly and divert management’s attention. Further, such insurance may not be available to us in the future on economically reasonable terms, or at all.

Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our platform and could harm our business.

The future success of our business depends upon the continued use of the internet as a primary medium for commerce, communication, and business applications. Federal, state, or foreign governmental bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting the use of the internet as a commercial medium. The adoption of any laws or regulations that could reduce the growth, popularity, or use of the internet, including laws or practices limiting internet neutrality, could decrease the demand for, or the usage of, our products and services, increase our cost of doing business, and harm our results of operations. Changes in these laws or regulations could require us to modify our platform, or certain aspects of our platform, in order to comply with these changes. In addition, government agencies or private organizations have imposed and may impose additional taxes, fees, or other charges for accessing the internet or commerce conducted via the internet. These laws or charges could limit the growth of internet-related commerce or communications generally or result in reductions in the demand for internet-based products such as ours. In addition, the use of the internet as a business tool could be harmed due to delays in the development or adoption of new standards and protocols to handle increased demands of internet activity, security, reliability, cost, ease-of-use, accessibility, and quality of service. Further, our platform depends on the quality of our users’ access to the internet.

On June 11, 2018, the repeal of the Federal Communications Commission’s (the “FCC”), “net neutrality” rules took effect and returned to a “light-touch” regulatory framework. The prior rules were designed to ensure that all online content is treated the same by internet service providers and other companies that provide broadband services. Additionally, on September 30, 2018, California enacted the California Internet Consumer Protection and Net Neutrality Act of 2018, making California the fourth state to enact a state-level net neutrality law since the FCC repealed its nationwide regulations, mandating that all broadband services in California must be provided in accordance with state net neutrality requirements. The U.S. Department of Justice has sued to block the law going into effect, and California has agreed to delay enforcement until the resolution of the FCC’s repeal of the federal rules. A number of other states are considering legislation or executive actions that would regulate the conduct of broadband providers. We cannot predict whether the FCC order or state initiatives will be modified, overturned, or vacated by legal action of the court, federal legislation or the FCC. With the repeal of net neutrality rules in effect, we could incur greater operating expenses, which could harm our results of operations. As the internet continues to experience growth in the number of users, frequency of use, and amount of data transmitted, the internet infrastructure that we and our users rely on may be unable to support the demands placed upon it. The failure of the internet infrastructure that we or our users rely on, even for a short period of time, could undermine our operations and harm our results of operations.

Internet access is frequently provided by companies that have significant market power that could take actions that degrade, disrupt, or increase the cost of user access to our platform, which would negatively impact our business. The performance of the internet and its acceptance as a business tool has been harmed by “viruses,” “worms” and similar malicious programs and the internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If the use of the internet is adversely affected by these issues, demand for our platform could decline.

We could incur greater operating expenses and our user acquisition and retention could be negatively impacted if network operators:

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implement usage-based pricing;

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discount pricing for competitive products;

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otherwise materially change their pricing rates or schemes;

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charge us to deliver our traffic at certain levels or at all;

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throttle traffic based on its source or type;

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implement bandwidth caps or other usage restrictions; or

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otherwise try to monetize or control access to their networks.

In addition, national-level “fire walls” can disrupt existing usage of our applications as well as prevent expansion into certain geographies.

We are subject to sanctions, anti-corruption, anti-bribery, and similar laws, and non-compliance with such laws can subject us to criminal penalties or significant fines and harm our business and reputation.

We are subject to requirements under the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), anti-corruption, anti-bribery, and similar laws, such as the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, the U.K. Bribery Act 2010, and

other anti-corruption, anti-bribery, and anti-money laundering laws in countries in which we conduct activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly and prohibit companies and their employees and agents from promising, authorizing, making, offering, or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business, or otherwise obtaining favorable treatment. As we increase our international sales and business, our risks under these laws may increase. Noncompliance with these laws could subject us to investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, adverse media coverage, and other consequences. Any investigations, actions or sanctions could harm our business, results of operations, and financial condition.

In addition, we may use third parties to sell access to our platform and conduct business on our behalf abroad. We or such future third-party intermediaries, may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities, and we can be held liable for the corrupt or other illegal activities of such future third-party intermediaries, and our employees, representatives, contractors, partners, and agents, even if we do not explicitly authorize such activities. We cannot provide assurance that our internal controls and compliance systems will always protect us from liability for acts committed by employees, agents, or business partners of ours (or of businesses we acquire or partner with) that would violate U.S. and/or non-U.S. laws, including the laws governing payments to government officials, bribery, fraud, kickbacks, false claims, pricing, sales and marketing practices, conflicts of interest, competition, employment practices and workplace behavior, export and import compliance, economic and trade sanctions, money laundering, data privacy, and other related laws. Any such improper actions or allegations of such acts could subject us to significant sanctions, including civil or criminal fines and penalties, disgorgement of profits, injunctions, and debarment from government contracts, as well as related stockholder lawsuits and other remedial measures, all of which could adversely affect our reputation, business, financial condition, and results of operations. Software intended to prevent access to our products and service from certain geographies may not be effective in all cases.

Any violation of economic and trade sanction laws, export and import laws, the FCPA, or other applicable anti-corruption laws or anti-money laundering laws could also result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges or our license issued by OFAC, severe criminal or civil sanctions, and, in the case of the FCPA, suspension or debarment from U.S. government contracts, any of which could have a materially adverse effect on our reputation, business, results of operations, and prospects.

Changes in existing financial accounting standards or practices may harm our results of operations.

We regularly monitor our compliance with applicable financial reporting standards and review new pronouncements and interpretations that are relevant to us. Changes in existing accounting rules or practices, new accounting pronouncements, or varying interpretations of current accounting pronouncements could negatively impact our results of operations. Further, such changes could potentially affect our reporting of transactions completed before such changes are effective. GAAP is subject to interpretation by the Financial Accounting Standards Board, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and could affect the reporting of transactions completed before the announcement of a change.

Any difficulties in implementing these pronouncements could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.

Failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of SOX could impair our ability to produce timely and accurate financial statements or comply with applicable regulations and have a material adverse effect on our business.

As a public company, we will have significant requirements for enhanced financial reporting and internal controls. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company, and we are still in the process of generating a mature system of internal controls and integration across business systems. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements, and harm our operating results.

In addition to our results determined in accordance with GAAP, we believe certain non-GAAP measures may be useful in evaluating our operating performance. We present certain non-GAAP financial measures in this prospectus and intend to continue to present certain non-GAAP financial measures in future filings with the SEC and other public statements. Any failure to accurately report and present our non-GAAP financial measures could cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of the Company’s Class A Common Stock.

Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, which may result in a breach of the covenants under existing or future financing arrangements. There also could be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements also could suffer if we or our independent registered public accounting firm continue to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and lead to a decline in the market price of the Company’s Class A Common Stock.

We have a significant amount of goodwill and intangible assets on our balance sheet, and our results of operations may be adversely affected if we fail to realize the full value of our goodwill and intangible assets.

Our balance sheet reflects goodwill of $482.4 million, $752.8 million, and $752.7 million as of February 28, 2019, February 29, 2020, and November 30, 2020, respectively, and net intangible assets of $313.0 million, $467.6 million, and $426.7 million as of February 28, 2019, February 29, 2020, and November 30, 2020, respectively. In accordance with GAAP, goodwill and intangible assets with an indefinite life are not amortized but are subject to a periodic impairment evaluation. Goodwill and acquired intangible assets with an indefinite life are tested for impairment at least annually or when events and circumstances indicate that fair value of a reporting unit may be below their carrying value. Acquired intangible assets with definite lives are amortized on a straight-line basis over the estimated period over which we expect to realize economic value related to the intangible asset. In addition, we review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset might not be recoverable. If indicators of impairment are present, we evaluate the carrying value in relation to estimates of future undiscounted cash flows. Our ability to realize the value of the goodwill and intangible assets will depend on the future cash flows of the businesses we have acquired, which in turn depend in part on how well we have integrated these businesses into our own business. Judgments made by management relate to the expected useful lives of long-lived assets and our ability to realize undiscounted cash flows of the carrying amounts of such assets. The accuracy of these judgments may be adversely affected by several factors, including significant:

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underperformance relative to historical or projected future operating results;

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changes in the manner of our use of acquired assets or the strategy for our overall business;

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negative industry or economic trends; or

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decline in our market capitalization relative to net book value for a sustained period.

These types of events or indicators and the resulting impairment analysis could result in impairment charges in the future. If we are not able to realize the value of the goodwill and intangible assets, we may be required to incur material charges relating to the impairment of those assets. Such impairment charges could materially and adversely affect our business, results of operations, and financial condition.

Unanticipated changes in our effective tax rate and additional tax liabilities may impact our financial results.

We are subject to income taxes in the United States and various jurisdictions outside of the United States. Our income tax obligations are generally determined based on our business operations in these jurisdictions. Significant judgment is often required in the determination of our worldwide provision for income taxes. Our effective tax rate could be impacted by changes in the earnings and losses in countries with differing statutory tax rates, changes in non-deductible expenses, changes in excess tax benefits of stock-based compensation, changes in the valuation of deferred tax assets and liabilities and our ability to utilize them, the applicability of withholding taxes, effects from acquisitions, changes in accounting principles and tax laws in jurisdictions where we operate. Any changes, ambiguity, or uncertainty in taxing jurisdictions’ administrative interpretations, decisions, policies, and positions could also materially impact our income tax liabilities.

As our business continues to grow and if we become more profitable, we anticipate that our income tax obligations could significantly increase. If our existing tax credits and net operating loss carry-forwards become fully utilized, we may be unable to offset or otherwise mitigate our tax obligations to the same extent as in prior years. This could have a material impact to our future cash flows or operating results.

In addition, recent global tax developments applicable to multinational businesses, including certain approaches of addressing taxation of digital economy recently proposed or enacted by the Organization for Economic Co-operation and Development, the European Commission or certain major jurisdictions where we operate or might in the future operate, might have a material impact to our business and future cash flow from operating activities, or future financial results. We are also subject to tax examinations in multiple jurisdictions. While we regularly evaluate new information that may change our judgment resulting in recognition, derecognition, or changes in measurement of a tax position taken, there can be no assurance that the final determination of any examinations will not have an adverse effect on our operating results and financial position. In addition, our operations may change, which may impact our tax liabilities. As our brand becomes increasingly recognizable both domestically and internationally, our tax planning structure and corresponding profile may be subject to increased scrutiny and if we are perceived negatively, we may experience brand or reputational harm.

We may also be subject to additional tax liabilities and penalties due to changes in non-income based taxes resulting from changes in federal, state, or international tax laws, changes in taxing jurisdictions’ administrative interpretations, decisions, policies and positions, results of tax examinations, settlements or judicial decisions, changes in accounting principles, changes to the business operations, including acquisitions, as well as the evaluation of new information that results in a change to a tax position taken in a prior period. Any resulting increase in our tax obligation or cash taxes paid could adversely affect our cash flows and financial results.

Changes in tax laws or regulations in the various tax jurisdictions we are subject to that are applied adversely to us or our paying customers could increase the costs of our products and services and harm our business.

New income, sales, use, or other tax laws, statutes, rules, regulations, or ordinances could be enacted at any time. Those enactments could harm our domestic and international business operations and our business, results of operations, and financial condition. Further, existing tax laws, statutes, rules, regulations, or ordinances could be interpreted, changed, modified, or applied adversely to us. These events could require us or our paying customers to pay additional tax amounts on a prospective or retroactive basis, as well as require us or our paying customers to pay fines and/or penalties and interest for past amounts deemed to be due. If we raise our prices to offset the costs of these changes, existing and potential future paying customers may elect not to purchase our products and services in the future. Additionally, new, changed, modified, or newly interpreted or applied tax laws could increase our paying customers’ and our compliance, operating, and other costs, as well as the costs of our products and services. Further, these events could decrease the capital we have available to operate our business. Any or all of these events could harm our business, results of operations and financial condition.

On December 22, 2017, the legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”), was enacted, which contains significant changes to U.S. tax law, including, but not limited to, a reduction in the corporate tax rate and a transition to a modified territorial system of taxation. The impact of the Tax Act will likely be subject to ongoing technical guidance and accounting interpretation, which we will continue to monitor and assess. As we expand the scale of our international business activities, any changes in the U.S. or foreign taxation of such activities may increase our worldwide effective tax rate and harm our business, results of operations, and financial condition.

Additionally, the application of U.S. federal, state, local, and international tax laws to services provided electronically is unclear and continually evolving. Existing tax laws, statutes, rules, regulations, or ordinances could be interpreted or applied adversely to us, possibly with retroactive effect, which could require us or our paying customers to pay additional tax amounts, as well as require us or our paying customers to pay fines or penalties, as well as interest for past amounts. If we are unsuccessful in collecting such taxes due from our paying customers, we could be held liable for such costs, thereby adversely affecting our results of operations and harming our business.

As a multinational organization, we may be subject to taxation in several jurisdictions around the world with increasingly complex tax laws, the application of which can be uncertain. The amount of taxes we pay in these jurisdictions could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents, which could harm our liquidity and results of operations. In addition, the authorities in these jurisdictions could review our tax returns and impose additional tax, interest, and penalties, and the authorities could claim that various withholding requirements apply to us or assert that benefits of tax treaties are not available to us, any of which could harm us and our results of operations.

Our results of operations may be harmed if we are required to collect sales or other related taxes for subscriptions to our products and services in jurisdictions where we have not historically done so.

States and some local taxing jurisdictions have differing rules and regulations governing sales and use taxes, and these rules and regulations are subject to varying interpretations that may change over time. The application of federal, state, local, and international tax laws to services provided electronically is evolving. In particular, the applicability of sales taxes to our products and services in various jurisdictions is unclear. We collect and remit U.S. sales and value-added tax (“VAT”), in a number of jurisdictions. It is possible, however, that we could face sales tax or VAT audits and that our liability for these taxes could exceed our estimates as state tax authorities could still assert that we are obligated to collect additional tax amounts from our paying customers and remit those taxes to those authorities. We could also be subject to audits in states and international jurisdictions for which we have not accrued tax liabilities. A successful assertion that we should be collecting additional sales or other taxes on our services in jurisdictions where we have not historically done so and do not accrue for sales taxes could result in substantial tax liabilities for past sales, discourage organizations from subscribing to our products and services, or otherwise harm our business, results of operations, and financial condition.

Further, one or more state or foreign authorities could seek to impose additional sales, use, or other tax collection and record-keeping obligations on us or may determine that such taxes should have, but have not been, paid by us. Liability for past taxes may also include substantial interest and penalty charges. Any successful action by state, foreign, or other authorities to compel us to collect and remit sales tax, use tax, or other taxes, either retroactively, prospectively, or both, could harm our business, results of operations, and financial condition.

Our ability to use our net operating loss carryforwards may be subject to limitation.

Under Section 382 of the Internal Revenue Code of 1986, as amended, our ability to utilize net operating loss carryforwards or other tax attributes in any taxable year may be limited if we experience an “ownership change.” A Section 382 “ownership change” generally occurs if one or more stockholders or groups of stockholders who own at least 5% of our stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Similar rules may apply under state tax laws. It is possible that the Business Combination will result in an ownership change with respect to the corporate subsidiaries of E2open Holdings and the Blockers being acquired by us pursuant to the Blocker Mergers, which may limit our ability to utilize preexisting tax attributes of such corporate subsidiaries and Blockers. In addition, future issuances of our stock could cause an “ownership change.” It is possible that any such ownership change, or any future ownership change, could have a material effect on the use of our net operating loss carryforwards or other tax attributes, which could have a material adverse effect on our results of operations and profitability.

We will incur increased costs and obligations as a result of being a public company.

As a result of the Business Combination, we are required to comply with certain corporate governance and financial reporting practices and policies required of a publicly traded company; however, we do qualify for the exemptions and transition periods available to “emerging growth companies.” As a publicly traded company, we will incur significant legal, accounting and other expenses that we were not required to incur in the recent past. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes-Oxley Act, the Jobs Act, and the rules and regulations of the SEC and national securities exchanges have created uncertainty for public companies and increased the costs and the time that the Board and management must devote to complying with these rules and regulations. We expect these rules and regulations to increase our legal and financial compliance costs and lead to a diversion of management time and attention from revenue generating activities.

Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.

Our Sponsor and its affiliates, together with affiliates of Insight Partners, will beneficially own a significant equity interest in us and their interests may conflict with us or your interests.

Our Sponsor, Insight Partners and their respective affiliates collectively control approximately 46% of our voting equity. As a result, they have significant influence over our decisions to enter into any corporate transaction. In addition, affiliates of our Sponsor and Insight Partners are each in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Our Sponsor and Insight Partners, and their respective affiliates, may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. Our certificate of incorporation provides that certain parties may engage in competitive businesses and renounces any entitlement to certain corporate opportunities offered to the private placement investors or any of their managers, officers, directors, equity holders, members, principals, affiliates and subsidiaries (other than us and our subsidiaries) that are not expressly offered to them in their capacities as our directors or officers. The certificate of incorporation also provides that certain parties or any of their managers, officers, directors, equity holders, members, principals, affiliates and subsidiaries (other than us and our subsidiaries) do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries.

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The Company is a holding company and its only material asset is its interest in E2open Holdings, and it is accordingly dependent upon distributions made by its subsidiaries to pay taxes, make payments under the Tax Receivable Agreement and pay dividends.

The Company is a holding company with no material assets other than its ownership of the Common Units and Restricted Common Units and its managing member interest in E2open Holdings. As a result, the Company has no independent means of generating revenue or cash flow. The Company’s ability to pay taxes, make payments under the Tax Receivable Agreement and pay dividends depend on the financial results and cash flows of E2open and the distributions it receives from E2open. Deterioration in the financial condition, earnings or cash flow of E2open for any reason could limit or impair E2open’s ability to pay such distributions. Additionally, to the extent that the Company needs funds and E2open is restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or E2open is otherwise unable to provide such funds, it could materially adversely affect the Company’s liquidity and financial condition.

E2open Holdings is treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, taxable income will be allocated to holders of Common Units. Accordingly, the Company is required to pay income taxes on its allocable share of any net taxable income of E2open. Under the terms of the Third Amended and Restated Limited Liability Company Agreement, E2open Holdings is obligated to make tax distributions to holders of Common Units (including the Company) calculated at certain assumed tax rates. In addition to income taxes, the Company incurs expenses related to its operations, including payment obligations under the Tax Receivable Agreement, which could be significant, and some of which are reimbursable by E2open (excluding payment obligations under the Tax Receivable Agreement). See the section entitled “The Business Combination  —  Tax Receivable Agreement.” The Company intends to cause E2open Holdings to make ordinary distributions on a pro rata basis and tax distributions (which, in certain circumstances, may be made on a non-pro rata basis as described in more detail in the section entitled “The Business Combination  —  Tax Receivable Agreement”) to holders of Common Units in amounts sufficient to cover all applicable taxes, relevant operating expenses, payments under the Tax Receivable Agreement and dividends, if any, declared by the Company. However, as discussed below, E2open Holdings’ ability to make such distributions may be subject to various limitations and restrictions including, but not limited to, retention of amounts necessary to satisfy E2open’s obligations and restrictions on distributions that would violate any applicable restrictions contained in E2open’s debt agreements, or any applicable law, or that would have the effect of rendering E2open insolvent. To the extent that the Company is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid; provided, however, that nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments under the Tax Receivable Agreement, which could be substantial.

Additionally, although E2open generally is not subject to any entity-level U.S. federal income tax, it may be liable under recent federal tax legislation for adjustments to its tax return, absent an election to the contrary. In the event E2open’s calculations of taxable income are incorrect, E2open and/or its members, including the Company, in later years may be subject to material liabilities pursuant to this federal legislation and its related guidance.

The Company anticipates that the distributions receives from E2open may, in certain periods, exceed the Company’s actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The Board, in its sole discretion, may make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on the Class A Common Stock. The Company will have no obligation to distribute such cash (or other available cash other than any declared dividend) to its stockholders. See the section entitled “Dividend Policy.”

Dividends on the Company’s common stock, if any, will be paid at the discretion of the Board, which will consider, among other things, the Company’s available cash, available borrowings and other funds legally available therefor, taking into account the retention of any amounts necessary to satisfy the obligations of the Company that will not be reimbursed by E2open, including taxes and amounts payable under the Tax Receivable Agreement and any restrictions in then applicable bank financing agreements. Financing arrangements may include restrictive covenants that restrict the Company’s ability to pay dividends or make other distributions to its stockholders. In addition, E2open is generally prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of E2open (with certain exceptions) exceed the fair value of its assets. E2open’s subsidiaries are generally subject to similar legal limitations on their ability to make distributions to E2open. If E2open does not have sufficient funds to make distributions, the Company’s ability to declare and pay cash dividends may also be restricted or impaired.

Pursuant to the Tax Receivable Agreement, the Company is required to pay to the Blocker Sellers and/or the Flow-Through Sellers, as applicable, 85% of the tax savings that the Company realizes as a result of increases in tax basis in E2open’s assets resulting from the sale of E2open units for the consideration paid pursuant to the Business Combination Agreement and the future exchange of Common Units for shares of Class A Common Stock (or cash) pursuant to the Third Amended and Restated Limited Liability Company Agreement, and certain pre-existing tax attributes of the Blockers, as well as certain other and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement, and those payments may be substantial.

The Blocker Sellers and the Flow-Through Sellers sold E2open units for the consideration paid pursuant to the Business Combination Agreement and, in the case of the Flow-Through Sellers, may in the future exchange their Common Units for shares of Class A Common Stock of the Company (or cash) pursuant to the Third Amended and Restated Limited Liability Company Agreement, subject to certain conditions and transfer restrictions as set forth therein and in the Investor Rights Agreement. These sales, purchases, redemptions and exchanges are expected to result in increases in the Company’s allocable share of the tax basis of the tangible and intangible assets of E2open, which may increase (for income tax purposes) depreciation and amortization deductions to which the Company is entitled. In addition, as a result of the Blocker Mergers, the Company may inherit certain pre-existing tax attributes of the Blockers. These increases in tax basis and pre-existing tax attributes of the Blockers may reduce the amount of income or franchise tax that the Company would otherwise be required to pay in the future had the Business Combination and/or such sales and exchanges never occurred.

In connection with the Business Combination, the Company entered into the Tax Receivable Agreement, which generally provides for the payment by it of 85% of certain tax benefits, if any, that the Company realizes (or in certain cases is deemed to realize) as a result of these increases in tax basis and certain preexisting tax attributes of the Blockers and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. These payments are the obligation of the Company and not of E2open. The actual increase in the Company’s allocable share of E2open’s tax basis in its assets, the availability of pre-existing tax attributes of the Blockers, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of the Class A Common Stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of the recognition of the Company’s income. While many of the factors that will determine the amount of payments that the Company will make under the Tax Receivable Agreement are outside of its control, the Company expects that the payments it will make under the Tax Receivable Agreement will be substantial and could have a material adverse effect on the Company’s financial condition. Any payments made by the Company under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to the Company. To the extent that the Company is unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid; however, nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement, as further described below. Furthermore, the Company’s future obligation to make payments under the Tax Receivable Agreement could make it a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that may be deemed realized under the Tax Receivable Agreement. See the section entitled “The Business Combination  —  Tax Receivable Agreement.”

In certain cases, payments under the Tax Receivable Agreement may exceed the actual tax benefits the Company realizes or be accelerated.

Payments under the Tax Receivable Agreement are based on the tax reporting positions of the Company, and the IRS or another taxing authority may challenge all or any part of the tax basis increases, the amount or availability of pre-existing tax attributes of the Blockers, as well as other tax positions that the Company takes, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by the Company are disallowed as a result of such a challenge, the Sellers and the exchanging holders will not be required to reimburse the Company for any excess payments that may previously have been made under the Tax Receivable Agreement. Rather, excess payments made to such holders will be netted against any future cash payments otherwise required to be made by the Company, if any, after the determination of such excess. A challenge to any tax benefits claimed by the Company may not arise for a number of years following the time payments begin to be made in respect of such benefits or, even if challenged soon thereafter, such excess cash payment may be greater than the amount of future cash payments that the Company might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be sufficient future cash payments against which to net such excess. As a result, in certain circumstances the Company could make payments under the

Tax Receivable Agreement in excess of the Company’s actual income or franchise tax savings, which could materially impair the Company’s financial condition.

Moreover, the Tax Receivable Agreement provides that, in the event that (i) the Company exercises its early termination rights under the Tax Receivable Agreement, (ii) certain changes of control of the Company or E2open occur (as described in the Third Amended and Restated Limited Liability Company Agreement), (iii) the Company, in certain circumstances, fails to make a payment required to be made pursuant to the Tax Receivable Agreement by its final payment date, which non-payment continues until 30 days following receipt by the Company of written notice thereof or (iv) the Company materially breaches any of its material obligations under the Tax Receivable Agreement other than as described in the foregoing clause (iii), which breach continues without cure for 30 days following receipt by the Company of written notice thereof and written notice of acceleration is received by the Company thereafter (except that in the case that the Tax Receivable Agreement is rejected in a case commenced under bankruptcy laws, no written notice of acceleration is required), in the case of clauses (iii) and (iv) unless certain liquidity exceptions apply, the Company’s obligations under the Tax Receivable Agreement will accelerate and the Company will be required to make a lump-sum cash payment to the Sellers and/or other applicable parties to the Tax Receivable Agreement equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to the Company’s future taxable income. The lump-sum payment could be substantial and could exceed the actual tax benefits that the Company realizes subsequent to such payment because such payment would be calculated assuming, among other things, that the Company would have certain tax benefits available to it and that the Company would be able to use the potential tax benefits in future years.

There may be a material negative effect on the Company’s liquidity if the payments under the Tax Receivable Agreement exceed the actual income or franchise tax savings that the Company realizes.

Furthermore, the Company’s obligations to make payments under the Tax Receivable Agreement could also have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.

Risks Related to Our Indebtedness

Our substantial level of indebtedness and significant leverage may materially adversely affect our ability to raise additional capital to fund our operations and limit our ability to react to changes in the economy or our industry.

We have a substantial amount of indebtedness and are significantly leveraged. As of February 4, 2021, we had outstanding indebtedness in the principal amount of $525 million. In addition, we have an additional $75.0 million available for borrowing under E2open’s senior secured revolving credit facility. Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due in respect of our indebtedness. Our substantial indebtedness, combined with our other financial obligations and contractual commitments, may have a material adverse impact on us and our business. For example, it could:

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make it more difficult for us to satisfy obligations with respect our indebtedness and any repurchase obligations that may arise thereunder;

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require us to dedicate a substantial portion of cash flow from operations to payments on our indebtedness, thereby reducing funds available for working capital, capital expenditures, acquisitions, research and development and other purposes;

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increase our vulnerability to adverse economic, market and industry conditions and limit our flexibility in planning for, or reacting to, these conditions;

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expose us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;

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limit our flexibility to adjust to changing market conditions and our ability to withstand competitive pressures, and we may be more vulnerable to a downturn in general economic or industry conditions or be unable to carry out capital spending that is necessary or important to our growth strategy;

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limit our ability to borrow additional funds or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions, research and development and other corporate purposes; and

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limit our ability to compete with others who are not as highly-leveraged.

Despite our current leverage, we and our subsidiaries may still be able to incur substantially more indebtedness, including secured indebtedness. This could further exacerbate the risks that we and our subsidiaries face.

We and our subsidiaries may be able to incur significant additional indebtedness in the future. Although certain of our subsidiaries are subject to restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. These restrictions also will not prevent us or such subsidiaries from incurring obligations that do not constitute indebtedness. We may also seek to increase the borrowing availability under the senior secured credit facilities through incremental term loans or an increase to the revolving credit facility commitments under the senior secured credit facilities under certain circumstances.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

All of the borrowings under the senior secured credit facilities bear interest at variable rates. As a result, an increase in interest rates, whether due to an increase in market interest rates or an increase in our own cost of borrowing, would increase the cost of servicing our debt even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. The impact of such an increase would be more significant than it would be for some other companies because of our substantial debt. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

Our debt agreements contains restrictions that limit our flexibility in operating our business.

The senior secured credit facilities contain various covenants that limit E2open’s and its restricted subsidiaries’ ability to engage in specified types of transactions. These covenants limit E2open’s and its restricted subsidiaries’ ability to, among other things:

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incur additional indebtedness or issue certain preferred shares;

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pay certain dividends or make certain distributions on capital stock or repurchase or redeem capital stock;

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make certain loans, investments or other restricted payments, including certain payments with respect to subordinated indebtedness;

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transfer or sell certain assets;

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enter into certain sale and leaseback transactions;

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incur certain liens;

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guarantee indebtedness or incur other contingent obligations;

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consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; and

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engage in certain transactions with our affiliates.

In addition, under the senior secured credit facilities, in certain circumstances, E2open is required to satisfy specified financial ratios, including a first-lien secured debt leverage ratio. E2open’s ability to meet those financial ratios can be affected by events beyond our control, and E2open may not be able to meet those ratios and tests.

The restrictions and specified financial ratios could limit our ability to plan for or react to market or economic conditions or meet capital needs or otherwise restrict our activities or business plans and could adversely affect our ability to finance operations, acquisitions, investments or strategic alliances or other capital needs or to engage in other business activities that would be in our interest.

A breach of the covenants under our credit facilities could result in an event of default under the applicable indebtedness. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the senior secured credit facilities would permit the lenders under the senior secured credit facilities to terminate all commitments to extend further credit under those facilities. Furthermore, if we were unable to repay the amounts due and payable under the senior secured credit facilities, those lenders could proceed against the collateral granted to them to secure such indebtedness. A significant portion of our indebtedness could become immediately due and payable. We cannot be certain whether we would have, or would be able to obtain, sufficient funds to make these accelerated payments. If any such indebtedness is accelerated, our assets may not be sufficient to repay in full such indebtedness and our other indebtedness.

We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which in turn are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such cash flows and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our credit facilities restrict E2open’s and our restricted subsidiaries’ ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes in our performance under assorted financial metrics and other measures of financial strength, our business and financial risk, our industry or other factors determined by such rating agency, so warrant. There can be no assurances that our credit ratings or outlook will not be lowered in the future in response to adverse changes in these metrics and factors caused by our operating results or by actions that we take, that reduce our profitability, or that require us to incur additional indebtedness for items such as substantial acquisitions, significant increases in costs and capital spending in security and IT systems, significant costs related to settlements of litigation or regulatory requirements, or by returning excess cash to shareholders through dividends. Consequently, real or anticipated changes in our credit rating will generally affect the market value of our indebtedness. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure of our indebtedness. Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing and may reduce our profitability.

Risks Related to Ownership of Our Securities

The NYSE may not continue to list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our Class A Common Stock and Public Warrants are currently listed on the NYSE. There can be no assurance that we will be able to comply with the continued listing standards of NYSE. If the NYSE delists our Class A Common Stock from trading on its exchange for failure to meet the listing standards, our stockholders could face significant material adverse consequences including:

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limited availability of market quotations for our securities;

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reduced liquidity for our securities;

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a determination that our common stock is a “penny stock” which will require brokers trading in such securities to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

A significant portion of our Class A Common Stock is restricted from immediate resale, but may be sold into the market in the future. This could cause the market price of our Class A Common Stock to drop significantly, even if our business is doing well.

The market price of shares of our Class A Common Stock could decline as a result of substantial sales of our Class A Common Stock (particularly by our significant stockholders), a large number of shares of our Class A Common Stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares. Sales of a substantial number of shares of common stock in the public market could occur at any time. As of March 17, 2021, we had 187,051,142 shares of our Class A Common Stock outstanding and we are registering up to 215,045,300 shares of Class A Common Stock pursuant to the registration statement of which this prospectus is a part.

In connection with the Business Combination, we, the Sponsor, Insight Partners and certain other parties thereto entered into the Investor Rights Agreement, pursuant to which such stockholders are entitled to, among other things, certain registration rights, including demand, piggy-back and shelf registration rights, subject to cut-back provisions. Certain parties to the Investor Rights Agreement, including Insight Partners and the Sponsor, as well as other E2open Sellers (including our directors and officers that were E2open Sellers), have agreed not to sell, transfer, pledge or otherwise dispose of shares of our Class A Common Stock they hold during the Lock-Up Period. However, upon expiration of the Lock-Up Period, the sale of shares of our Class A Common Stock or the perception that such sales may occur, could cause the market price of our securities to drop significantly.

We may issue additional shares of our Class A Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.

We may issue additional shares of our Class A Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or under our Equity Incentive Plan, without stockholder approval, in a number of circumstances.

Our issuance of additional shares of our Class A Common Stock or other equity securities of equal or senior rank could have the following effects:

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your proportionate ownership interest in the Company will decrease;

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the relative voting strength of each previously outstanding share of common stock may be diminished; or

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the market price of your shares of Class A Common Stock may decline.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

The price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from the NYSE for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on the NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

The price of our securities may be volatile.

If the benefits of the Business Combination do not meet the expectations of investors, stockholders or securities analysts, the market price of our securities may decline. In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. The valuation ascribed to our business and our securities in the Business Combination may not be indicative of the price that will prevail in the trading market.

The trading price of our securities may fluctuate substantially and may be lower than its current price. If an active market for our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations. The trading price of our securities will depend on many factors, including those described in the “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our securities since you might be unable to sell your shares or warrants at or above the price you paid for them. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

The price of our securities may fluctuate due to a variety of factors, including:

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actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

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changes in the market’s expectations about our operating results;

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the public’s reaction to our press releases, other public announcements and filings with the SEC;

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speculation in the press or investment community;

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actual or anticipated developments in our business, competitors’ businesses or the competitive landscape generally;

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the operating results failing to meet the expectation of securities analysts or investors in a particular period;

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changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

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the failure of securities analysts to publish research about us, or shortfalls in our operating results compared to levels forecast by securities analysts;

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operating and stock price performance of other companies that investors deem comparable to ours;

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changes in laws and regulations affecting our business;

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commencement of, or involvement in, litigation involving us;

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changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

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the volume of our Class A Common Stock available for public sale (which will increase significantly at the time the registration statement of which this prospectus is a part is declared effective);

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any major change in our board of directors or management;

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sales of substantial amounts of our common stock by our directors, officers or significant stockholders or the perception that such sales could occur;

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mergers and strategic alliances in the industry in which we operate;

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market prices and conditions in the industry in which we operate;

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general economic and political conditions such as recessions, interest rates and “trade wars,” pandemics (such as COVID-19), natural disasters, potential or actual military conflicts or acts of terrorism;

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the general state of the securities markets; and

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other risk factors listed under “Risk Factors.”

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and the NYSE have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. Broad market and industry factors, including, most recently, the impact of the novel coronavirus, COVID-19, and any other global pandemics, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of our securities, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our securities shortly following the business combination. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our Class A Common Stock adversely, then the price and trading volume of our securities could decline.

The trading market for our Class A Common Stock and warrants will be influenced by the research and reports that industry or securities analysts may publish about us, our business and operations, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, the trading price and trading volume of our securities would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our trading price or trading volume of our securities to decline.

Our charter designates a state court within the State of Delaware, to the fullest extent permitted by law, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit the ability of our stockholders to obtain a favorable judicial forum for disputes with us or with our directors, officers or employees and may discourage stockholders from bringing such claims.

Under our charter, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum will be a state court within the State of Delaware for:

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any derivative action or proceeding brought on behalf of the Company;

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any action asserting a claim of breach of a fiduciary duty owed by, or any wrongdoing by, any director, officer or employee of ours to us or our stockholders;

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any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL or our charter or bylaws (as either may be amended, restated, modified, supplemented or waived from time to time);

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any action asserting a claim against us or any director or officer or other employee of ours governed by the internal affairs doctrine; or any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

For the avoidance of doubt, the foregoing provisions of our charter will not apply to any action or proceeding asserting a claim under the Securities Act or the Exchange Act. These provisions of our charter could limit the ability of our stockholders to obtain a favorable judicial forum for certain disputes with us or with our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our charter inapplicable to, or unenforceable in respect of, one or more of the types of actions or proceedings listed above, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

We may amend the terms of the warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 50% of the then outstanding Public Warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of Class A Common Stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of shares of Class A Common Stock purchasable upon exercise of a warrant.

Our warrants may have an adverse effect on the market price of our Class A Common Stock.

We issued warrants to purchase 13,800,000 of our Class A ordinary shares as part of the units offered in the IPO (of which 13,799,972 are currently outstanding) and, simultaneously with the closing of the IPO, we issued in a private placement an aggregate of 10,280,000, each exercisable to purchase one Class A ordinary share at $11.50 per share, each of which entitled the holder to purchase shares of Class A Common Stock upon the Domestication. We also issued 5,000,000 Forward Purchase Warrants pursuant to the Forward Purchase Agreement. Such Warrants, when exercised, will increase the number of issued and outstanding shares of Class A Common Stock and reduce the value of the Class A Common Stock.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A Common Stock held by non-affiliates exceeds $700 million as of any August 31 before that time, in which case we would no longer be an emerging growth company as of the following February 28. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Exhibit 99.3

[Excerpt from the registrant's Registration Statement on Form S-1 (No. 333-253969).

Terms not defined herein are defined as set forth in the Registration Statement.]

MANAGEMENT

Executive Officers and Directors

The following persons are the members of our Board and our executive officers as of the date of this prospectus:

Name	Age	Title
Michael A. Farlekas	55	President & Chief Executive Officer
Peter R. Hantman	53	Chief Operating Officer & Executive Vice President, Global Business Units
Jarett J. Janik	52	Chief Financial Officer
Pawan Joshi	50	Executive Vice President, Product Management & Strategy
Laura L. Fese	57	Executive Vice President & General Counsel
Chinh E. Chu	54	Director
Eva F. Huston	50	Director
Stephen C. Daffron	65	Director
Ryan M. Hinkle	39	Director
Timothy I. Maudlin	70	Director

Michael A. Farlekas, 55, serves as our President and Chief Executive Officer, having served in this role at E2open since May 2015, and has served on our Board since February 2021. Mr. Farlekas also previously served as a member of the Board of Managers of E2open Holdings from October 2015 to February 2021. Prior to joining E2open, Mr. Farlekas served as Vice President and General Manager of Roadnet Technologies (now known as Omnitracs) from 2012 through 2014. Prior to that, Mr. Farlekas spent 11 years at RedPrairie (now known as Blue Yonder Software) in various roles including Senior Vice President and General Manager, Industrial Business Unit and Vice President, Industrial Sales. Previously, Mr. Farlekas held leadership roles at GATX Terminal Corp. (now Kinder Morgan) and, before that, CSX Transportation. Mr. Farlekas holds an MBA with a concentration in International Business from Jacksonville University and a B.S. in mechanical engineering from Fairleigh Dickinson University.

Mr. Farlekas’s qualifications to serve on our board of directors include: the industry perspective and experience that he brings as our Chief Executive Officer, a position he has held since 2015, the thorough knowledge of the supply chain logistics market, and the deep understanding of E2open that he brings to the strategical imperatives of our board of directors, tactical execution to support such strategic imperatives and overall policy-making discussions.

Peter R. Hantman, 53, serves as our Chief Operating Officer and Executive Vice President, Global Business Units, having served in this role at E2open since March 2018. Previously, Mr. Hantman served as Chief Financial Officer of E2open from March 2016 to February 2018, as Senior Vice President, Global Customer Solutions of E2open from January 2014 to February 2016, and as Vice President, General Manager of E2open from January 2010 to December 2014. Prior to joining E2open, Mr. Hantman served as Senior Vice President of Global Service Delivery at IQNavigator from July 2009 to December 2010. Prior to that, Mr. Hantman served as Chief Executive Officer of Bankers Title and Chief Operating Officer of Alpine Access, Inc. and has held senior financial and operational management positions for Ryder Truck Rental, Budget Truck Group and Harima USA. Mr. Hantman holds an MBA with honors from Harvard Business School and a B.S. in corporate finance from the University of Colorado, Boulder.

Jarett J. Janik, 52, serves as our Chief Financial Officer, having served in this role at E2open since April 2018. Prior to joining E2open, Mr. Janik served as Interim Chief Operating Officer and Interim Chief Financial Officer of One Network from October 2017 through March 2018. Prior to that, Mr. Janik served as the Chief Financial Officer of Forterro from May 2014 through June 2016 before taking a sabbatical from July 2016 through September 2017. Previously, Mr. Janik served as Chief Financial Officer of Allegro and held various executive and senior finance positions for Infor, Certegy and Netzee, Inc. Mr. Janik holds an MBA with a concentration in Finance from the University of Denver and a B.S. in business administration and tourism management from the University of Denver.

Pawan Joshi, 50, serves as our Executive Vice President, Product Management & Strategy, having served in this role at E2open since October 2015. Previously, Mr. Joshi served as Vice President, Strategy of E2open from June 2014 through September 2015, as Vice President, Product Management of E2open from March 2010 through May 2014, and as Director, Product and Customer Solutions of E2open from February 2003 through July 2010. Prior to joining E2open, Mr. Joshi served as a Product Manager of i2 Technologies. Mr. Janik holds a Ph.D in Industrial Engineering and a M.S. in Manufacturing Systems Engineering from the

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University of Wisconsin-Madison and a B. Tech. in Manufacturing Science and Engineering from the Indian Institute of Technology, Delhi.

Laura L. Fese, 57, serves as our Executive Vice President and General Counsel, having served in this role at E2open since April 2017. Prior to joining E2open, Ms. Fese served as General Counsel of Iptor Supply Chain Systems from April 2013 to April 2017. Prior to that, Ms. Fese served as the Executive Vice President and Chief Legal Officer of RedPrairie (now known as Blue Yonder Software) from July 2008 to January 2013. Previously, Ms. Fese served as corporate counsel for Catalyst International and as an Assistant State’s Attorney for Cook County, Illinois. Ms. Fese holds a J.D. from the John Marshall Law School and a B.A. in political science from Illinois State University.

Chinh E. Chu, 54, has served on our Board since January 15, 2020 and served as our Chief Executive Officer prior to the Business Combination. Mr. Chu has over 25 years of investment and acquisition experience. In 2018, Mr. Chu founded Collier Creek (NYSE: CCH), a blank check company formed for substantially similar purposes as our company. Collier Creek sold 44,000,000 units in its initial public offering, generating aggregate proceeds of $440 million. In 2016, Mr. Chu co-founded CF Corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. CF Corporation sold 69,000,000 units in its initial public offering, generating gross proceeds of $690 million. On November 30, 2017, CF Corporation consummated the acquisition of Fidelity & Guaranty Life, a provider of annuities and life insurance products, for approximately $1.835 billion plus the assumption of $405 million of existing debt, and related transactions. In connection with the FGL business combination, the name of the company was changed from “CF Corporation” to “FGL Holdings” (NYSE: FG). Mr. Chu serves as Co-Executive Chairman of FGL Holdings. Mr. Chu is also the Founder and the Senior Managing Partner of CC Capital, a private investment firm which he founded in November 2015. As Senior Managing Director of CC Capital, Mr. Chu led the effort to take Dun & Bradstreet private in a $7.2 billion deal that closed in February 2019. Before founding CC Capital, Mr. Chu worked at Blackstone from 1990 to December 2015, where Mr. Chu led numerous investments across multiple sectors, including technology, financial services, chemicals, specialty pharma and healthcare products, and packaging. Mr. Chu was a Senior Managing Director at Blackstone from 2000 until his departure in December 2015, where he served, at various points, as a member of Blackstone’s Executive Committee, the Co-Chair of Blackstone’s Private Equity Executive Committee and as a member of Blackstone Capital Partners’ Investment Committee. Before joining Blackstone in 1990, Mr. Chu worked at Salomon Brothers in the Mergers & Acquisitions Department. In addition to Mr. Chu’s role as Co-Executive Chairman of FGL Holdings, he has served on the boards of directors of NCR Corporation (NYSE: NCR) and Stearns Mortgage since 2015 and Dun & Bradstreet since 2019. Mr. Chu previously served on the boards of directors of AVINTIV from 2011 to 2012, BankUnited Inc. from 2009 to 2014, Kronos Incorporated from 2014 to 2015, Biomet, Inc. from July 2007 to September 2007 and from 2013 to 2015, Freescale Semiconductor, Ltd. from 2011 to 2015 and HealthMarkets, Inc. from 2006 to 2016. Mr. Chu also previously served on the boards of directors of Alliant Insurance Services, Inc., AlliedBarton Security Services, Celanese Corporation, DJO Global, Inc., Graham Packaging, the London International Financial Futures and Options Exchange, Nalco Company, Nycomed, Stiefel Laboratories and SunGard Data Systems, Inc. Mr. Chu received a B.S. in Finance from the University of Buffalo.

Mr. Chu’s qualifications to serve on our Board include: his substantial experience in mergers and acquisitions, corporate finance and strategic business planning; his track record at CC Capital and Blackstone and in advising and managing multi-national companies; and his experience serving as a director for various public and private companies.

Eva F. Huston, 50, has served on our Board since April 2020. Ms. Huston is currently the Chief Strategy Officer of Duck Creek Technologies (NASDAQ: DCT), a leading SaaS software company serving the P&C insurance industry, where she spearheads development and execution of corporate strategy, since August 2020. Previously, Ms. Huston was the Senior Vice President and Chief Financial Officer at Verisk Analytics (NASDAQ: VRSK), a data analytics and risk assessment firm. Prior to joining Verisk Analytics in 2009, Ms. Huston was a Managing Director in telecom, media and technology investment banking at JP Morgan Chase & Co. (“JP Morgan”) (NYSE: JPM), where she was responsible for the marketing and information services practice. Ms. Huston’s client base included companies providing data and analytics to a variety of industry verticals, such as consumer and media, financial services, insurance and automotive. At JP Morgan, Ms. Huston advised clients on equity and debt financing transactions, as well as significant sector acquisitions.

Ms. Huston’s qualifications to serve on our Board include: her substantial experience in financial, technology and business services sectors, investment banking, mergers and acquisitions, corporate finance and strategic business planning; and her track record at Verisk Analytics and JP Morgan and in advising and managing multi-national companies.

Dr. Stephen C. Daffron, 65, has served on our Board since February 2021. Dr. Daffron is currently the President of Dun & Bradstreet Holdings, Inc. (NYSE: DNB). Dr. Daffron is a Co-Founder and Industry Partner of Motive Partners, a private equity firm focused on technology-enabled companies that power the financial services industry founded in January 2016. Prior to joining Motive Partners, Dr. Daffron served as President and Chief Executive Officer of Interactive Data Holdings Corporation from September 2013 until its acquisition by Intercontinental Exchange, Inc. in January 2016. Prior to that, Dr. Daffron served as Global Head of Operations and Technology for Morgan Stanley & Co. LLC. Prior to that role, Dr. Daffron spent more than two decades on Wall Street holding

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senior leadership positions at Renaissance Technologies Corp., Citigroup Inc. and Goldman, Sachs & Co. Prior to his career in finance, Dr. Daffron served as an Associate Professor at the United States Military Academy at West Point, and in various command and staff positions in the U.S. Army around the world.

The Company believes Dr. Daffron’s significant executive leadership experience, including of publicly traded companies, and expertise with data and analytics as President of Dun & Bradstreet and former CEO of Interactive Data Corporation qualify him to serve as a Director of the Company.

Ryan M. Hinkle, 39, has served on our Board since February 2021. Mr. Hinkle previously served as a member of the Board of Managers of E2open Holdings from March 2015 to February 2021. Mr. Hinkle is a Managing Director of Insight Partners, a venture capital and private equity firm where he has worked since 2003. Mr. Hinkle currently serves on the board of Pluralsight, Inc., an online technology skills platform, as well as numerous private companies. Mr. Hinkle holds a Bachelor of Science in Engineering degree in electrical engineering from the University of Pennsylvania and a Bachelor of Science degree in finance from the University of Pennsylvania.

Mr. Hinkle’s qualifications to serve on our board of directors include: his experience in the private equity and venture capital industry analyzing and investing in technology companies, his extensive knowledge of the E2open business gained while serving on the E2open board of managers since March 2015, his perspective as a representative of E2open’s largest equity holder since 2015 and, following the Business Combination, one of our largest stockholders, and his experience serving as a director for various private and public technology companies.

Timothy I. Maudlin, 70, has served on our Board since February 2021. From January 1989 to December 2007, Mr. Maudlin served as the Managing General partner of Medical Innovation Partners, a venture capital firm. Mr. Maudlin also served as a Principal and the Chief Financial Officer of Venturi Group, LLC, an incubator and venture capital firm, from 1999 to October 2001. Mr. Maudlin currently serves on the boards of Pluralsight, Inc., an online technology skills platform, and Alteryx, Inc., an analytic process automation platform, as well as several private companies. Mr. Maudlin previously served on the boards of ExactTarget, Inc. from May 2008 to July 2013, MediaMind Technologies, Inc. from August 2008 to June 2011, Sucampo Pharmaceuticals, Inc. from

September 2006 to February 2013 and Web.com Group, Inc. from February 2002 to October 2018. Mr. Maudlin holds a Masters in Management degree with a concentration in Accounting, Finance, and Management from the Kellogg School of Management at Northwestern University and a Bachelor of Arts degree in economics from St. Olaf College, and is trained as a Certified Public Accountant (inactive).

Mr. Maudlin’s qualifications to serve on our board of directors include: his extensive financial and accounting experience, the insights he has gained from his experience in the venture capital industry, and his extensive experience serving as a director for numerous public and private technology companies.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Board Structure

Our Board currently comprises six members. Effective as of the Closing, the following people were appointed as directors of the Company:

Class I directors: Eva F. Huston and Stephen C. Daffron;

Class II directors: Ryan M. Hinkle and Timothy I. Maudlin; and

Class III directors: Chinh E. Chu and Michael A. Farlekas.

Our directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2022, 2023 and 2024, respectively. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board.

Pursuant to the Investor Rights Agreement, the Insight Member has the right to nominate the IVP Directors to the Board and CC Capital, on behalf of the Sponsor, has the right to nominate the Sponsor Directors to the Board, in each case, for so long as such entity and their respective affiliates beneficially own certain specified percentages of the economic interests in the Company and E2open Holdings. The Chief Executive Officer of the Company is designated as the final member of the Board.

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Director Independence

Under the rules of NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the rules of NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of NYSE.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of NYSE, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of NYSE, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Board has undertaken a review of the independence of each director and considered whether each director of the Company has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Company determined that Chinh E. Chu, Eva F. Huston, Stephen C. Daffron, Ryan M. Hinkle and Timothy I. Maudlin are “independent directors” as defined under the listing requirements and rules of NYSE and the applicable rules of the Exchange Act.

Board Leadership Structure

The Company believes that the structure of the Board and its committees will provide strong overall management of the Company.

Committees of the Board

The Board will have an audit committee, compensation committee, and nominating and corporate governance committee. The composition and responsibilities of each of the committees of the Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by the Board.

Role of the Board in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including the risks described above under the heading “Risk Factors.” Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management of the Company. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

A copy of the Corporate Governance Guidelines is available on our investor relations website.

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Committees of the Board of Directors

Audit Committee

Timothy I. Maudlin and Eva F. Huston serve as members of our Audit Committee. Under the NYSE listing standards and applicable SEC rules, all the directors on the Audit Committee must be independent; our Board has determined that each of Timothy I. Maudlin and Eva F. Huston are independent under the NYSE listing standards and applicable SEC rules. Timothy I. Maudlin serves as the Chairman of the Audit Committee. Each member of the Audit Committee is financially literate and our Board has determined that Timothy I. Maudlin and Eva F. Huston each qualify as an “audit committee financial expert” as defined in applicable SEC rules. The Company’s Audit Committee is responsible for, among other things:

•
selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

•
helping to ensure the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, the Company’s interim and year-end financial statements;

•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
reviewing and overseeing the Company’s policies on risk assessment and risk management, including enterprise risk management;

•
reviewing the adequacy and effectiveness of internal control policies and procedures and the Company’s disclosure controls and procedures; and

•
approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Board has adopted a written charter for the Audit Committee, which is available on the Company’s investor relations website at investors.e2open.com.

Compensation Committee

Chinh E. Chu, Ryan M. Hinkle and Eva F. Huston serve as members of our Compensation Committee. Under the NYSE listing standards, we are required to have a Compensation Committee composed entirely of independent directors; our Board has determined that each of Chinh E. Chu, Ryan M. Hinkle and Eva F. Huston are independent. Chinh E. Chu serves as Chairman of the Compensation Committee. The Company’s Compensation Committee is responsible for, among other things:

•
reviewing, approving and determining the compensation of the Company’s officers and key employees;

•
reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on the Board or any committee thereof;

•
administering the Company’s equity compensation plans;

•
reviewing, approving and making recommendations to the Board regarding incentive compensation and equity compensation plans; and

•
establishing and reviewing general policies relating to compensation and benefits of the Company’s employees.

The Board has adopted a written charter for the Compensation Committee, which is available on the Company’s investor relations website at investors.e2open.com.

Nominating and Corporate Governance Committee

Stephen C. Daffron, Ryan M. Hinkle and Timothy I. Maudlin serve as members of our Nominating and Corporate Governance Committee. Under the NYSE listing standards, we are required to have a nominating and corporate governance committee composed

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entirely of independent directors; our Board has determined that each of Stephen C. Daffron, Ryan M. Hinkle and Timothy I. Maudlin are independent. Stephen C. Daffron serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things:

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identifying, evaluating and selecting, or making recommendations to the Board regarding, nominees for election to the Board and its committees;

•
evaluating the performance of the Board and of individual directors;

•
considering, and making recommendations to the Board regarding the composition of the Board and its committees;

•
reviewing developments in corporate governance practices;

•
evaluating the adequacy of the corporate governance practices and reporting;

•
reviewing related person transactions; and

•
developing, and making recommendations to the Board regarding, corporate governance guidelines and matters.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on the Company’s investor relations website at investors.e2open.com.

Corporate Governance Guidelines and Code of Business Conduct

The Board adopted Corporate Governance Guidelines which address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable. In addition, the Board adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are posted on Company’s investor relations website at investors.e2open.com.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, as a member of the Board or compensation committee of any entity that has one or more officers serving on our Board. See the section titled “Certain Relationships and Related Party Transactions” for information about related party transactions involving members of our compensation committee or their affiliates.

Compensation of Directors

For information on director compensation, see the section titled “Executive Compensation — Director Compensation.”

EXECUTIVE COMPENSATION

The following sets forth information about the compensation paid to or accrued by our principal executive officer and our two other most highly compensated persons serving as executive officers as of February 28, 2021 for services rendered for the fiscal year ended February 29, 2020 (“fiscal 2020”) and fiscal year ended February 28, 2021 (“fiscal 2021”). As an emerging growth company, E2open has opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers. These three officers are referred to herein as E2open’s “named executive officers.”

The compensation reported in the summary compensation table below is not indicative of how E2open will compensate its named executive officers in the future. The Board and Compensation Committee of E2open recently reviewed, evaluated, and modified its compensation framework as a publicly traded company.

E2open’s compensation program following the closing, which occurred on February 4, 2021, will vary from its historical practices, as described below under “— Key Compensation Actions for Fiscal Year 2022.”

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Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($) (1)	Options Awards ($) (2)	Non Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Michael A. Farlekas	2021	421,714	7,239,303	—	8,400	7,669,417
President & Chief Executive Officer	2020	398,713	—	380,000	8,250	786,963
Jarett J. Janik	2021	300,000	1,326,949	—	8,400	1,635,349
Chief Financial Officer	2020	290,000	825,000	240,000	5,632	1,360,632
Peter R. Hantman	2021	350,000	1,995,018	—	8,400	2,353,418
Chief Operating Officer & EVP, Global Business Units	2020	332,000	—	325,000	8,250	665,250

(1)
Effective September 1, 2019, each of Messrs. Farlekas’, Janik’s and Hantman’s base salary was increased from $334,000, $280,000, and $314,000, respectively, to $380,000, $300,000, and $350,000, respectively. In fiscal 2020, Mr. Farlekas’ base salary included an incremental payment of $41,713 to account for his increased expenses for frequent travel on behalf of the company. E2open pays Mr. Farlekas this additional amount in regular installments in accordance with E2open’s regular payroll practices and does not require that it be used towards any specific expense, or that Mr. Farlekas provide any documentation as to how the proceeds are used. In fiscal 2021, this amount was $41,714.

(2)
The amounts reported in this column for fiscal year ended February 28, 2021 represent the equity-based compensation expense computed in accordance with FASB ASC 718 as a result of the accelerated vesting and modification to the Class B Units granted to each of our named executive officers prior to the occurrence of the Business Combination. For accounting purposes, the Class B Units were modified because the vesting of certain awards that would not have otherwise vested was accelerated upon closing of the Business Combination. The amounts reflect the equity-based compensation expense for these grants and do not represent the actual economic value that may be realized by each named executive officer. There can be no assurance that these amounts will ever be realized. In connection with the Business Combination, the Class B Units were exchanged in part for cash and in part for equity consideration comprised of common units of E2open Holdings, together with a corresponding number of shares of Class V Common Stock of the Company, Series 1 RCUs of E2open Holdings and Series 2 RCUs of E2open Holdings based on the equity consideration valuation at the closing of the Business Combination. Of the amounts reported in this column in respect of each named executive officer’s unvested awards that were accelerated, for each of Messrs. Farlekas, Janik and Hantman, $3,493,365, $641,457 and $963,115 was delivered in cash, respectively, and the remainder was delivered in equity.

(3)
The amounts reported as earned in this column represent the bonuses earned by each named executive officer pursuant to the Executive Bonus Plan. For fiscal 2020, these amounts were paid in May 2020. The amounts required to be reported with respect to fiscal 2021 are not calculable at this time. We anticipate such bonus amounts to be determined on or about by April 15, 2021. For additional information, please see “— Executive Bonus Plan” below.

(4)
The amounts listed in the “All Other Compensation” column represent matching contributions paid on behalf of each named executive officer under our 401(k) plan.

Narrative to Summary Compensation Table

Executive Employment Agreements

Certain of the compensation paid to E2open’s named executive officers reflected in the summary compensation table was provided pursuant to employment agreements, which are summarized below. Except as described below under “— Severance Benefits,” each of the named executive officers is employed on an at-will basis. The agreements that covered employment in fiscal 2021 were superseded by new employment letter agreements discussed in more detail below under “— Key Compensation Actions for Fiscal Year 2022.”

Each of Messrs. Farlekas, Janik, and Hantman were a party to an employment agreement memorializing the terms of the executive’s employment with E2open. Effective September 1, 2019, each of Messrs. Farlekas’, Janik’s and Hantman’s base salary was set at $380,000, $300,000, and $350,000, respectively. Mr. Farlekas also received an annual payment, totaling $41,714 in fiscal 2021, to account for his expenses for frequent travel on behalf of the company. E2open pays Mr. Farlekas this additional payment in regular installments in accordance with E2open’s regular payroll practices and does not require that it be used towards any specific expense, or that Mr. Farlekas provide any documentation as to how the proceeds are used. In addition, each of Messrs. Farlekas, Janik and Hantman were eligible to earn a target annual bonus of $380,000, $240,000, and $325,000, respectively, subject to the executive’s continued employment through the applicable payment date. Each executive was also a party to E2open’s standard Proprietary Information Agreement, which subjected him to an indefinite confidentiality provision, an inventions assignment provision, and a

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12-month post-termination non-solicit of E2open’s employees and, for Messrs. Farlekas and Janik, customers. Mr. Farlekas was also subject to a nine-month post-termination non-compete.

Executive Bonus Plan

Bonuses payable to E2open’s named executive officers in respect of service during fiscal 2020 were paid in May 2020 and determined based on the achievement of the following performance criteria: company recurring revenue, gross margin percentage, EBITDA and individual performance objectives, each, as established by the Board of Managers of E2open Holdings and given a weighting of 45%, 10%, 25% and 20%, respectively. For fiscal 2020, based on the actual level of achievement of our operating and personal performance objectives, the bonus for each executive was funded at 100%, resulting in a payout to each of Messrs. Farlekas, Janik and Hantman of $380,000, $240,000, and $325,000, respectively.

Bonuses payable to E2open’s named executive officers in respect of service during fiscal 2021 are expected to be paid in May 2021 and will be determined based on the achievement of the following performance criteria: total company revenue which includes both subscription and professional services revenue, net annual recurring Revenue, gross margin percentage, EBITDA and individual performance objectives, each, as established by the Board of Managers of E2open Holdings and given a weighting of 25%, 40%, 25% and 10%, respectively. Actual payout of such bonus is not calculable at this time and will be included on a Form 8-K within four business days of its final determination upon the completion of E2open’s review of E2open’s financial performance for fiscal year 2021.

Class B Units

Prior to the Business Combination, E2open Holdings had a unit-based compensation program that authorized, at the discretion of the Board of Managers of E2open or a committee thereof, the issuance of non-vested restricted Class B Units. In connection with the Business Combination, all Class B Units were exchanged in part for cash and in part for equity consideration comprised of common units of E2open Holdings, together with a corresponding number of shares of Class V Common Stock of E2open Parent, Series 1 RCUs of E2open Holdings and Series 2 RCUs of E2open Holdings based on the equity consideration valuation at the closing of the Business Combination. All time and performance based vesting conditions in respect of the Class B Units were deemed to have been satisfied as of the closing of the Business Combination.

Health and Welfare Plans

E2open’s named executive officers are eligible to participate in its employee benefit plans, including its medical, dental, vision, life, disability, health and dependent care flexible spending accounts, health savings account and accidental death and dismemberment benefit plans, in each case on the same basis as all of its other employees.

Retirement Plan

E2open sponsors a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code, for the benefit of its employees, including the named executive officers. No minimum benefit is provided under the plan. An employee is 100% vested in his or her pre-tax deferrals when contributed. E2open will match 50% of the first 6% of compensation contributed to the 401(k) plan during each calendar year. E2open’s matching contribution is made in February of the year following the year to which the match relates, and each participant is immediately vested in the matching contribution. Participants must be employed with E2open on December 31st of the applicable plan year to receive the matching contribution.

Severance Benefits

Other than as set forth below, E2open did not offer or have in place for its named executive officers any severance or similar compensation programs providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change in control as of February 28, 2021.

Michael A. Farlekas. Pursuant to Mr. Farlekas’ employment agreement, if Mr. Farlekas’ employment was terminated by E2open (other than for cause (as defined in his employment agreement), or as a result of his death or permanent disability), subject to Mr. Farlekas’ execution and non-revocation of a general release of claims in favor of E2open and its affiliates, Mr. Farlekas was entitled to (i) continued payment of his base salary for nine months and (ii) an additional monthly amount equal to $1,900 for healthcare expenses for six months following the date of such termination, provided that the healthcare stipend will cease earlier if Mr. Farlekas becomes eligible to receive healthcare coverage from a subsequent employer.

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Jarett J. Janik. Pursuant to Mr. Janik’s employment agreement, if Mr. Janik’s employment was terminated by E2open (other than for cause (as defined in his employment agreement) or because of his death or permanent disability), subject to Mr. Janik’s execution and non-revocation of a general release of claims in favor of E2open and its affiliates, Mr. Janik was entitled to continued payment of his base salary for six months following such date of termination.

Peter R. Hantman. Pursuant to Mr. Hantman’s employment agreement, if Mr. Hantman’s employment is terminated by E2open (other than for cause (as defined in his employment agreement) or as a result of his death or permanent disability), subject to Mr. Hantman’s execution and non-revocation of a general release of claims in favor of E2open and its affiliates, Mr. Hantman was entitled to the sum of (a) 50% of his then-current base salary and (b) 50% of his target annual bonus for the fiscal year in which the termination occurs, paid in equal installments over six months following such date of termination.

In connection with the Business Combination, these severance benefits were terminated and replaced by the E2open Parent Holdings, Inc. Executive Severance Plan — see “— Key Compensation Actions for Fiscal Year 2022.”

Outstanding Equity Awards at Fiscal Year-End

The named executive officers did not have any outstanding equity awards as of February 28, 2021.

Director Compensation

The following table provides information concerning the compensation of each member of the Board of Directors of E2open Parent Holdings, Inc. for fiscal 2021.

	All other Compensation ($) (1)	Total ($)
Timothy I. Maudlin	$75,000	$75,000

(1)
Represents the grant date fair value of 6,830 shares of common stock granted to Mr. Maudlin on February 4, 2021, which were awarded pursuant to a Consulting Agreement. See “— Narrative to Director Compensation Table” below.

Narrative to Director Compensation Table

Maudlin Consulting Agreement

On September 17, 2020, Timothy I. Maudlin entered into a Consulting Agreement with E2open, LLC and its parent E2open Holdings, LLC (formerly known as Eagle Parent Holdings, LLC) whereby Mr. Maudlin would provide consulting services on behalf of E2open Holdings, LLC in connection with its negotiation with the various CC Neuberger entities regarding the transaction that ultimately culminated in the Business Combination. In consideration for the consulting services and upon the successful completion of the Business Combination, Mr. Maudlin was entitled to a grant of fully vested common stock in the ultimate parent with a grant date fair value of $75,000. Such grant was made on February 4, 2021 based on a closing stock price of $10.98 resulting in the issuance of 6,830 shares of fully vested Class A Common Stock.

Key Compensation Actions for Fiscal Year 2022

As part of its review of E2open’s compensation framework as a publicly traded company following the Business Combination, the Compensation Committee met on February 24, 2021 to review the compensation of the named executive officers and directors of the Company for fiscal year 2022 which commences March 1, 2021. The below material compensation decisions were recommended to the Board of Directors and ultimately approved for fiscal year 2022.

Employment Terms and Letter Agreements

The Board of Directors approved the entry into employment letter agreements with the named executive officers that set forth the terms of continued employment with the Company. The form of letter agreement is the same for each executive and provides for the provision of base salary, an annual cash incentive opportunity and a long-term equity opportunity. The agreement also provides for participation in the various health, insurance, retirement, paid time off and other benefits provided to other officers of the Company in accordance with the Company’s benefit plans, programs and policies in effect from time to time. Except as provided for in the Executive Severance Plan that each executive is eligible to participate in, the named executive officers are employed on an at-will basis.

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Michael A. Farlekas, President and Chief Executive Officer

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Base salary — $500,000

•
Executive Annual Incentive Plan — Target bonus set at $750,000

•
2021 Omnibus Incentive Plan — Initial equity grant with an aggregate grant date fair value equal to $4,500,000, with 33% awarded in the form of stock options subject to performance and service based vesting criteria and the remaining grant awarded in the form of restricted stock units, 50% of which will be subject to performance and service based vesting criteria and 50% of which will be subject solely to service based vesting criteria. All grants will be subject to the terms and conditions of the Incentive Plan and the forms of award agreement previously filed. Mr. Farlekas will be eligible for long-term incentive grants each fiscal year beginning with fiscal year 2023, with the target value of such grants expected to be not less than $4,500,000.

Jarett J. Janik, Chief Financial Officer

•
Base salary — $350,000

•
Executive Annual Incentive Plan — Target bonus set at $400,000

•
2021 Omnibus Incentive Plan — Initial equity grant with an aggregate grant date fair value equal to $2,000,000, with 33% awarded in the form of stock options subject to performance and service based vesting criteria and the remaining grant awarded in the form of restricted stock units, 50% of which will be subject to performance and service based vesting criteria and 50% of which will be subject solely to service based vesting criteria. All grants will be subject to the terms and conditions of the Incentive Plan and the forms of award agreement previously filed. Mr. Janik will be eligible for long-term incentive grants each fiscal year beginning with fiscal year 2023, with the target value of such grants expected to be not less than $2,000,000.

Peter R. Hantman, Chief Operating Officer

•
Base salary — $375,000

•
Executive Annual Incentive Plan — Target bonus set at $500,000

•
2021 Omnibus Incentive Plan — Initial equity grant with an aggregate grant date fair value equal to $2,000,000, with 33% awarded in the form of stock options subject to performance and service based vesting criteria and the remaining grant awarded in the form of restricted stock units, 50% of which will be subject to performance and service based vesting criteria and 50% of which will be subject solely to service based vesting criteria. All grants will be subject to the terms and conditions of the Incentive Plan and the forms of award agreement previously filed. Mr. Hantman will be eligible for long-term incentive grants each fiscal year beginning with fiscal year 2023, with the target value of such grants expected to be not less than $2,000,000.

Executive Annual Incentive Program

The Board approved the adoption of an Executive Annual Incentive Program, which provides for a cash bonus to our executive team, including our named executive officers, upon achievement of specific performance milestones. The objective of the Executive Annual Incentive Program is to reward achievement of annual financial performance goals, and to establish appropriate company performance expectations to ensure executives are accountable for the Company’s continued growth and financial performance.

Performance measures and goals for determining named executive officers’ fiscal year 2022 annual incentive awards are based on the Company’s achievement of financial performance goals, including organic revenue growth, net bookings, and adjusted EBITDA. For each performance measure, 100% of the bonus opportunity will be paid with respect to such metric if target performance is achieved. Payout begins at 25% of target for both net bookings and adjusted EBITDA while payout begins at 50% of target for organic revenue growth. All payouts max out at 200% of target. No bonus will be allocated to a performance measure if minimum threshold results are not achieved.

The Executive Annual Incentive Program will be administered by the Compensation Committee.

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Equity Incentive Plan

At the extraordinary general meeting held on February 2, 2021, CCNB1 shareholders considered and approved the Incentive Plan and reserved 15,000,000 shares of Class A Common Stock for issuance. The Incentive Plan was approved by the Board of Directors of the Company, and became effective, on February 4, 2021. The purposes of the Incentive Plan are to enable E2open to attract and retain the types of employees and independent directors who will contribute to long-range success, provide incentives to align the interests of employees and independent directors with those of stockholders, and promote the success of the business. These incentives are provided through the grant of stock options, restricted stock, restricted stock units, performance share awards, cash awards and other equity-based awards. For a full description of the Incentive Plan, see the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 3: The Equity Incentive Plan Proposal” filed on January 12, 2021.

Executive Severance Plan

On February 4, 2021, the Company adopted an Executive Severance Plan for the benefit of the Company’s Chief Executive Officer and each of his direct reports. Pursuant to the severance plan, upon a qualifying termination of employment (which includes a termination of employment by the Company without “cause” or following a resignation for “good reason” (each, as defined in the plan)), subject to the execution of a release of claims against the Company and its affiliates, the participant would be eligible to receive severance equal to (i) a lump sum payment equal to one-times the participant’s base salary and target bonus opportunity, (ii) a pro-rata bonus for the year in which the termination occurs, determined based on actual performance following the end of the applicable performance period and paid at such time as all other bonus participants, and (iii) reimbursement for a portion of the participant’s COBRA continuation coverage premiums for a period of up to 18 months. If the qualifying termination occurs following a change in control of the Company, the severance payments will be equal to (i) a lump sum payment equal to two-times the participant’s base salary and target bonus opportunity, (ii) a pro-rata bonus for the year in which the termination occurs, determined based on actual performance following the end of the applicable performance period and paid at such time as all other bonus participants, and (iii) reimbursement for a portion of the participant’s COBRA continuation coverage premiums for a period of up to 18 months. Payment of the severance benefits is generally subject to the participant’s agreement to be subject to a covenant not to compete with the Company or solicit its employees and customers for a period of 12 months following a termination of employment.

Director Compensation

The Company adopted a new board of directors’ compensation program which is designed to provide competitive compensation necessary to attract and retain quality non-employee directors and to encourage ownership of Class A Common Stock to further align their interests with those of our stockholders. The new program, effective March 1, 2021, offers the following compensation for non-employee directors:

•
An annual cash retainer of $75,000;

•
An annual cash retainer of $100,000 for the chair of the board of directors, $20,000 for the chair of the audit committee, $15,000 for the chair of the compensation committee and $10,000 for the chair of the nominating & governance committee; and

•
An equity retainer with a value of $175,000, payable in the form of restricted stock units that vest on the one-year anniversary of the date of grant. For fiscal year 2022, the grant was fixed as of March 1st at a stock price of $9.77, resulting in 17,912 restricted stock units. The actual grant will occur as soon as the Company’s Form S-8 is filed in April, with the one-year vesting requirement commencing at such time

All cash retainers will be payable quarterly in arrears.

Certain Relationships and Related Party Transactions

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, including employment, termination of employment and change in control arrangements, which are described where required under “Executive Compensation”. We believe the terms of the transactions described below were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

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CCNB1 Related Party Transactions

Related Party Loans

On January 16, 2020, the Sponsor agreed to loan CCNB1 up to $300,000 to be used for the payment of costs related to the IPO pursuant to a promissory note (the “Note”). The Note is non-interest bearing, unsecured and due upon the closing of the IPO. CCNB1 borrowed approximately $125,000 under the Note. On May 29, 2020, CCNB1 repaid the Note to the Sponsor in full.

In addition, in order to finance transaction costs in connection with a Business Combination, CCNB1 had certain arrangements with the Sponsor, its affiliates and certain of its officers and directors pursuant to which such affiliates may have, but were not obligated to, loan CCNB1 funds for working capital and similar operational purposes (“Working Capital Loans”). Upon completion of the Business Combination, CCNB1 would have been required to repay the Working Capital Loans out of the proceeds of the Trust Account released to it. CCNB1 did not have any borrowings under the Working Capital Loans and no such amounts were repaid to the Sponsor or any other affiliate of CCNB1.

Forward Purchase Agreement and Forward Purchase Agreement Side Letter

In connection with the IPO, CCNB1 entered into the Forward Purchase Agreement with NBOKS, a member of the Sponsor, which provided for the purchase of up to the amount of the Forward Purchase Securities, for the Maximum Forward Purchase Amount, in a private placement to close concurrently with the closing of the initial business combination (which was the Business Combination). In connection with the Business Combination Agreement, NBOKS and CCNB1 entered into the FPA Side Letter, whereby NBOKS confirmed the allocation to CCNB1 of the Maximum Forward Purchase Amount and that it would subscribe for the Forward Purchase Securities in connection with the Business Combination. The Forward Purchase Securities were issued in connection with the Closing. The proceeds from the sale of Forward Purchase Securities formed part of the consideration payable under the Business Combination Agreement.

Backstop Agreement

Concurrently with the execution of the Business Combination Agreement, CCNB1 entered into the Backstop Agreement with NBOKS, pursuant to which NBOKS agreed to, subject to the availability of capital it has committed to all special purpose acquisition companies sponsored by CC Capital and NBOKS on a first come first serve basis, allocate up to an aggregate of $300,000,000 to subscribe for shares of Class A Common Stock at $10.00 per share in connection with the Business Combination, which subscription amount would not exceed the number of shares of CCNB1 subject to redemption. Under the Backstop Agreement, CCNB1 and NBOKS made customary representations and warranties for transactions of this type regarding themselves, which terminated upon the Closing of the Business Combination. No portion of the Backstop was funded in connection with the Closing of the Business Combination.

Subscription Agreements

Concurrently with the execution of the Business Combination Agreement, CCNB1 entered into a Subscription Agreement with CC Capital, an entity in which Chinh E. Chu, Director of CCNB1 has a controlling interest, pursuant to which CC Capital received 2,450,000 shares of Class A Common Stock at the Closing. In addition, concurrently with the execution of the Business Combination Agreement, CCNB1 entered into Subscription Agreements with NBOKS and NBOKS CoInvest Fund I LP, entities that Charles Kantor, Director of CCNB1 is the portfolio manager of, pursuant to which NBOKS and NBOKS Co-Invest Fund I, LP collectively received 2,400,000 shares of Class A Common Stock at the Closing.

In connection with the Business Combination, we entered into the Third Amended and Restated Limited Liability Company Agreement, the Tax Receivable Agreement, the Investor Rights Agreement and the Sponsor Side Letter Agreement, each of which is described in more detail under “The Business Combination — Related Agreements.”

E2open Related Party Transactions

Put Premium

On July 2, 2019, in connection with the Amber Road acquisition, E2open Holdings paid $5.3 million and $3.0 million to funds affiliated with Insight Partners and another private equity investor in E2open Holdings, respectively. These amounts were paid as a premium in exchange for a right granted by each investor to E2open Holdings to put and sell to such investor equity securities of E2open Holdings with a value equal to the aggregate amount paid by such investor pursuant to a commitment to provide equity financing to E2open, LLC for the Amber Road acquisition. This put right was not exercised by E2open Holdings.

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SVB Credit Facility

On July 2, 2019, E2open Holdings incurred $36.6 million in term loans guaranteed by funds affiliated with Insight Partners pursuant to a joinder to such funds’ credit facility with Silicon Valley Bank. This indebtedness was repaid in full upon the consummation of the Business Combination.

Maudlin Consulting Agreement

On September 17, 2020, E2open entered into a consulting agreement with Timothy I. Maudlin (the “Maudlin Consulting Agreement”), pursuant to which, upon the successful completion of the Business Combination, Mr. Maudlin was entitled to an equity grant by the Company with a grant date fair value of $75,000, which is described in more detail in “Executive Compensation — Director Compensation.” If the Business Combination was not consummated, E2open would have, in lieu of the equity grant, made a one-time cash payment of $40,000 to Mr. Maudlin. Pursuant to the Maudlin Consulting Agreement, Mr. Maudlin was also given an opportunity to make an equity investment of $1,500,000 in E2open Holdings, which investment was consummated in exchange for Class A Units of E2open on October 10, 2020. Such grant was made on February 4, 2021 based on a closing stock price of $10.98 resulting in the issuance of 6,830 shares of fully vested Class A Common Stock. For additional information, see “Executive Compensation—Director Compensation.”

Stock Option Grants to Directors and Executive Officers; Transaction Bonuses

We have granted stock awards to certain of our directors and expect to grant stock options or stock awards to certain of our named executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers, see the section titled “Executive Compensation.”

Limitation of Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. For more information regarding the limitations of liability and indemnification see the section titled “Description of Securities.”

Related-Party Transaction Policy

We have adopted a formal written policy that applies to our executive officers, directors, nominees for directors, holders of more than five percent of any class of our voting securities and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons. Such persons will not be permitted to enter into a related-party transaction with us without the prior consent of our audit committee, subject to exceptions for certain pre-approved related party transactions. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of March 17, 2021 by:

•
each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

•
each of our named executive officers and directors; and

•
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

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The beneficial ownership of shares of the Company’s common stock is based on the following: (i) an aggregate of 187,051,142 shares of Class A Common Stock issued and outstanding and (ii) 35,636,680 shares of Class V Common Stock issued and outstanding; provided that, the information below excludes (a) the shares of Class A Common Stock reserved for future awards under the EIP, (b) 13,799,972 shares of Class A Common Stock subject to outstanding Public Warrants of the Company, (c) non-voting shares of Series B-1 Common Stock and Series B-2 Common Stock issued upon completion of the Business Combination and (d) the 4,363,320 shares of Class V Common Stock held by the Company in treasury.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of voting stock beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 9600 Great Hills Trail #300E, Austin, Texas 78759.

	Beneficial Ownership Table
	Class A Stock		Class V Stock		% of Total
Name and Address of Beneficial Owner (1)	Number of Shares	%	Number of Shares	%	Voting Power
CC Neuberger Principal I Sponsor LLC (1)	23,046,286	12.3%	—	—	10.3%
NBOKS (2)	37,923,143	20.3%	—	—	17.0%
INSIGHT Partners (3)	18,114,619	9.7%	26,566,466	74.5%	20.1%
Elliott Investment Management L.P. (4)	25,171,131	13.5%	—	—	11.3%
Luxor Capital Partners, LP (5)	11,300,000	6.0%	—	—	5.1%
The WindAcre Partnership Master Fund LP (6)	16,250,000	8.7%	—	—	7.3%
Michael A. Farlekas	—	—	1,223,957	3.4%	*
Peter R. Hantman	—	—	472,994	1.3%	*
Jarett J. Janik	—	—	178,318	*	*
Chinh E. Chu (7)	12,473,143	6.7%	—	—	5.6%
Stephen C. Daffron	—	—	—	—	—
Eva F. Huston	41,857	*	—	—	*
Ryan M. Hinkle	—	—	—	—	—
Timothy I. Maudlin	6,830	*	54,134	*	*
All directors and named executive officers as a group (eight individuals)	2,533,714	1.4%	2,029,403	5.7%	2.0%

* Less than 1%.

(1)
Consists of 12,766,286 shares of Class A Common Stock and 10,280,000 Warrants exercisable for shares of Class A Common Stock. The Sponsor has a board of two managers, CC NB Sponsor I Holdings LLC (“CC”), which is controlled by Chinh E. Chu, and NBOKS, for which Neuberger Berman Investment Advisers LLC, an indirect subsidiary of Neuberger Berman Group LLC, serves as investment adviser, and, in such capacity, exercises voting or investment power over the shares held directly by NBOKS for which Charles Kantor is a portfolio manager. The securities owned by the Sponsor are beneficially owned, in equal parts, by NBOKS and by CC; each of CC and NBOKS disclaim beneficial ownership of the securities owned by the Sponsor except to the extent of their respective pecuniary interest therein. The business address of the Sponsor is 200 Park Avenue, 58th Floor, New York, New York 10166.

(2)
Consists of 870,000 shares of Class A Common Stock owned by NBOKS Co-Invest Fund I LP (“NBOKS Co-Invest”), and (i) 530,000 Shares of Class A Common Stock and 5,000,000 Warrants exercisable for shares of Class A Common Stock owned of record by NBOKS and (ii) 6,383,143 shares of Class A Common Stock 5,140,000 Warrants exercisable for shares of Class A Common Stock owned on record by the Sponsor over which NBOKS is a co-control person. Neuberger Berman Investment Advisers LLC, an indirect subsidiary of Neuberger Berman Group LLC, serves as investment adviser to each of NBOKS and NBOKS Co-Invest and, in such capacity, exercises voting or investment power over the shares held directly and controlled by NBOKS, for which Charles Kantor is a portfolio manager, and NBOKS Co-Invest. Does not include any securities indirectly owned by this individual as a result of his or her interest in the sponsor or its affiliates.

(3)
Consists of 7,524,415 shares of Class A Common Stock owned by Insight Venture Partners (Cayman) IX, L.P., 1,604,446 shares of Class A Common Stock owned by Insight Venture (Delaware) IX, L.P., 4,681,293 shares of Class A Common Stock owned by Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P., 4,304,465 shares of Class A Common Stock owned by Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. and 26,566,466 shares of Class V Common Stock owned by Insight E2open Aggregator, LLC (collectively, the “Insight Shareholders”). Insight E2open Aggregator, LLC is managed by Insight Venture Partners IX, L.P. The general partner of each of Insight Venture Partners IX, L.P., Insight Venture Partners (Cayman) IX, L.P. and Insight Venture Partners (Delaware) IX, L.P. is Insight Venture Associates IX, L.P., and the general partner of Insight Venture Associates IX, L.P. is Insight Venture Associates IX, Ltd. The general partner of each of Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P. and Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. is Insight Venture Associates Growth-Buyout Coinvestment, L.P., and the general partner of Insight

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Venture Associates Growth-Buyout Coinvestment, L.P. is Insight Venture Associates Growth-Buyout Coinvestment, Ltd. The sole shareholder of each of Insight Venture Associates IX, Ltd. and Insight Venture Associates Growth-Buyout Coinvestment, Ltd. is Insight Holdings Group, LLC (“Insight Holdings”). Each of Jeffrey Horing, Deven Parekh, Peter Sobiloff, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Insight Holdings and may be deemed to hold voting and dispositive power over the shares held of record by the Insight Shareholders. Each of the members of the board of managers of Insight Holdings disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interest therein, and the foregoing is not an admission that any of Insight Venture Partners IX, L.P., Insight Venture Associates IX, L.P., Insight Venture Associates IX, Ltd., Insight Venture Associates Growth-Buyout Coinvestment, L.P., Insight Venture Associates Growth-Buyout Coinvestment, Ltd. or Insight Holdings is the beneficial owner of any shares held by the Insight Shareholders. The principal business address of each of the Insight Shareholders is 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.

(4)
Consists of: (i) 7,551,339 shares of Class A Common Stock to be beneficially held by Helios Associates, LLC (“Helios”) and (ii) 17,619,793 shares of Class A Common Stock to be beneficially held by Sesame Investments, LP (“Sesame”). Helios is a wholly-owned subsidiary of Elliott Associates, L.P. (“Elliott”) and Sesame is a wholly-owned subsidiary of Elliott International, L.P. (“Elliott International”). Elliott Advisors GP LLC, which is controlled by Paul E. Singer (“Singer”), Elliott Capital Advisors, L.P., which is controlled by Singer, and Elliott Special GP LLC, which is controlled by Singer, are the general partners of Elliott. Hambledon, Inc., which is also controlled by Singer, is the sole general partner of Elliott International. Elliott Investment Management L.P. (“EIM”) is the investment manager of Elliott and Elliott International. EIM, as the investment manager of Elliott and Elliott International may be deemed to beneficially own the shares of Class A Common Stock beneficially held by Helios and Sesame. EIM expressly disclaims equitable ownership of and pecuniary interest in any shares of Class A Common Stock. The principal business address of each of Helios, Sesame, Elliott, Elliott International and EIM is c/o Elliott Investment Management L.P., Phillips Point, East Tower, 777 South Flagler Drive, Suite 1000, West Palm Beach, Florida 33401.

(5)
Consists of 2,596,000 shares of Class A Common Stock owned by Luxor Capital Partners, LP (the “Onshore Fund”), 1,792,000 shares of Class A Common Stock owned by Luxor Capital Partners Offshore Master Fund, LP (the “Offshore Master Fund”), 5,553,000 shares of Class A Common Stock owned by Lugard Road Capital Master Fund, LP (the “Lugard Master Fund”) and 1,359,000 shares of Class A Common Stock owned by Luxor Wavefront, LP (the “Wavefront Fund”). The principal business address of each of the Onshore Fund and the Wavefront Fund is 1114 Avenue of the Americas, 28th Floor, New York, New York 10036. The principal business address of each of the Offshore Master Fund and the Lugard Master Fund is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1- 1104, Cayman Islands.

(6)
Consists of shares of Class A Common Stock purchased by The WindAcre Partnership Master Fund LP, an exempted limited partnership established in the Cayman Islands (“Master Fund”) in the PIPE Investment. The WindAcre Partnership LLC, a Delaware limited liability company, (“WindAcre”) serves as the investment manager of the Master Fund. Snehal Rajnikant Amin is the principal beneficial owner of The WindAcre Partnership LLC and the only beneficial owner holding more than 5% (“Mr. Amin”). Mr. Amin is the managing member of WindAcre and therefore might be deemed to have beneficial ownership of the shares of Class A Common Stock to be purchased by the Master Fund. The principal business address of each this shareholder is Elian Fiduciary Services (Cayman) LTD, 190 Elgin Avenue, George Town, Grand Cayman KY1-9007, Cayman Islands.

(7)
Consists of (i) 6,383,143 shares of Class A Common Stock and 5,140,000 Warrants to purchase Class A Common Stock owned of record by the Sponsor and (ii) 950,000 shares of Class A Common Stock owned by CC, for which Mr. Chu is deemed to have beneficial ownership.

(8)
Mr. Hinkle is a Managing Director of Insight Partners, an affiliate of the Insight Shareholders described in footnote 3. Mr. Hinkle does not hold voting or dispositive power over the shares held of record by the Insight Shareholders. See footnote 3 for more information regarding the Insight Shareholders.

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